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TABLE OF CONTENTS 2

As filed with the Securities and Exchange Commission on July 3, 2014

Registration No. 333-195953

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. RARE EARTHS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7310 (Primary Standard Industrial Classification Code Number)	87-0638338 (I.R.S. Employer Identification No.)

5600 Tennyson Parkway, Suite 240,
Plano, Texas, 75024
(972)-294-7116
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kevin Cassidy
Chief Executive Officer
U.S. Rare Earths, Inc.
5600 Tennyson Parkway, Suite 240,
Plano, Texas, 75024
(972)-294-7116
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey J. Fessler, Esq. Gary M. Emmanuel, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 (212) 930-9700	Robert H. Cohen, Esq. Eric Orsic, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173-1922 (212) 547-5400

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement is declared effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or the solicitation of an offer to buy these securities in any state in which such offer, solicitation or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 3, 2014

            Shares
Common Stock

This is a firm commitment public offering of            shares of our common stock.

Our common stock is quoted on the OTCQB under the symbol "UREE". We have applied for listing of our common stock on NYSE MKT under the symbol "            ". No assurance can be given that our application will be approved. On July 2, 2014, the last reported sale price for our common stock was $1.75 per share.

Investing in our securities involves a high degree of risk. See the section entitled "Risk Factors" beginning on page 11 in this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$
(1)
The underwriters will receive compensation in addition to the underwriting discount and commissions. See "Underwriting" beginning on page 112 for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to            additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver our shares to purchasers in the offering on or about                        , 2014.

Aegis Capital Corp

Light Rare Earth Elements	57 La	58 Ce	59 Pr	60 Nd	61 Pm	62 Sm	63 Eu		
Heavy Rare Earth Elements	64 Gd	65 Tb	66 Dy	67 Ho	68 Er	69 Tm	70 Yb	71 Lu	39 Y

U.S. Rare Earths
MINING THE FUTURE

        Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our common stock means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy the shares of common stock in any circumstances under which the offer or solicitation is unlawful.

        Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors." These and other factors could cause our future performance to differ materially from our assumptions and estimates. See "Special Note Regarding Forward-Looking Statements."

        U.S. Rare Earths is our trademark that is used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

GLOSSARY OF SELECTED MINING TERMS

        For convenience, this glossary includes selected mining terms used in this prospectus that may be technical in nature:

        "AEC" means the United States Atomic Energy Commission.

        "Adit" means an opening driven horizontally into the side of a mountain or hill for providing access to a mineral deposit.

        "Assay" means a measure of the valuable mineral content.

        "Azimuth" means the angle of horizontal deviation, measured clockwise, of a bearing from a standard direction, as from north or south.

        "BLM" means the United States Bureau of Land Management and any successor entity having authority with respect to our claims.

        "Claims" means over 1,270 unpatented mining claims on approximately 22,000 acres of land in Colorado, Idaho and Montana held by us.

        "Core" means the long cylindrical piece of a rock, approximately one inch in diameter, brought to the surface by diamond drilling.

        "Deposit" means an informal term for an accumulation of mineral ores.

        "Development stage" means the U.S. Securities and Exchange Commission's descriptive category applicable to public mining companies which are engaged in the preparation of established commercially minable deposits and ore reserves but which are not in the production stage.

        "Diamond drilling" means a drilling method in which the cutting is done by abrasion using diamonds embedded in a matrix rather than by percussion. The drill cuts a core of rock, which is recovered in long cylindrical sections.

        "Exploration stage" means the U.S. Securities and Exchange Commission's descriptive category applicable to public mining companies which are engaged in the search for mineral deposits and ore reserves and which are neither in the development or production stage.

        "Feasibility Study" means an engineering study designed to define the technical, economic, and legal viability of a mining project with a high degree of reliability.

        "General Mining Law" means the General Mining Law of 1872, as amended.

        "Grade" means the metal content of ore, usually expressed in troy ounces per ton (2,000 pounds) or in grams per ton or metric tonnes that contain 2,204.6 pounds or 1,000 kilograms.

        "Lanthanide elements" mean the 15 chemical (metallic) elements known as rare earth elements.

        "Lode" means a mineral deposit in a solid rock.

        "Mineral reserve" means that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves are customarily stated in terms of "Ore" when dealing with metalliferous mineral.

        "Ore" means naturally occurring material from which a mineral or minerals of economic value can be extracted profitably or to satisfy social or political objectives. The term is generally but not always used to refer to metalliferous material, and is often modified by the names of the valuable constituent; e.g., iron ore.

        "Ore body" means continuous, well-defined mass of material of sufficient ore content to make extraction economically feasible.

        "Probable reserves" means reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

        "Production stage" means the U.S. Securities and Exchange Commission's descriptive category applicable to public mining companies which are engaged in the exploitation of mineral deposits and ore reserves.

        "Project" means an identified group of claims consolidated for exploration activities, the value of which has not been determined by exploration.

        "Prospect" means a geological area which is believed to have the potential for rare earth production.

        "Proven reserves" means reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

        "Rare Earth Elements" or "REEs" include 16 chemical (metallic) elements consisting of the 15 "lanthanide elements" (cerium, lanthanum, neodymium, praseodymium, promethium, samarium, europium, gadolinium, terbium, dysprosium, holmium, erbium, thulium, ytterbium and lutetium) and yttrium.

        "Reserve" means that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

        "Trend" means a general term for the direction or bearing of the outcrop of a geological feature of any dimension, such as a layer, vein, ore body, or fold.

        "Unpatented mining claim" means a parcel of property located on federal lands pursuant to the General Mining Law and the requirements of the state in which the unpatented claim is located, the paramount title of which remains with the federal government. The holder of a valid, unpatented lode-mining claim is granted certain rights including the right to explore and mine such claim.

        "Vein" means a mineralized zone having a more or less regular development in length, width, and depth, which clearly separates it from neighboring rock.

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the "Risk Factors" section of this prospectus and our financial statements and the related notes appearing at the end of this prospectus, before making an investment decision.

        As used in this prospectus, unless the context otherwise requires, references to "we," "us," "our," "our company" and "USRE" refer to U.S. Rare Earths, Inc. and its consolidated subsidiaries.

 Overview

        We are a rare earth elements exploration company seeking to identify and ultimately mine commercially-viable sources of domestic rare earth elements.

        Currently, our operations are exploratory in nature. We hold over 1,270 unpatented lode mining claims that cover approximately 22,000 acres of land in Idaho, Montana and Colorado. In Idaho and Montana, our claims are located in the Lemhi Pass mineral trend in Lemhi County, Idaho, and Beaverhead and Ravalli Counties, Montana. These claims are grouped into projects that include the Last Chance and Sheep Creek Projects in Montana and the North Fork, Lemhi Pass and Diamond Creek Projects in Idaho. In Colorado, the claims include the Powderhorn Project in Gunnison County, and Wet Mountain Project in Fremont County. We are not producing rare earth elements from any of our claims and further exploration will be required in order to evaluate and identify the commercial viability of producing rare earth elements from any of our claims. As a result, we have no probable or proved reserves of rare earth elements.

Our Market Opportunity

        Global demand for rare earth elements, or REEs, has experienced an upward trend. This is projected to continue to grow as a result of the developing rare earth elements supply chain as more high-tech and green industry applications come to market. During this time, China has been the primary producer and refiner of rare earth elements. With China's dominance of the production and refinement of REEs, the rest of the world is currently dependent on Chinese exports to meet its own growing needs specifically related to heavy rare earth elements and critical rare earth elements.

        According to the Industrial Mineral Company of Australia Pty Ltd., or IMCOA and the Office of Research & Development at Curtin University, or Curtin University, global demand for rare earth oxides, or REOs, in 2013 was estimated to be between 120,000 and 130,000 metric tons growing to between 140,000 and 150,000 metric tons in 2015. At the same time, IMCOA and Curtin University estimate that Chinese rare earth oxide production in 2013 was 100,000 metric tons growing to 110,000 metric tons in 2015 with an estimated domestic Chinese demand of approximately 80,000 metric tons in 2013 growing to 90,000 metric tons in 2015. Therefore, with global demand growing at a faster pace than Chinese excess supply, we believe greater rare earth supply sources outside of China will be needed to make up the shortfall to meet global demand.

        While production from new operations such as Mountain Pass in California and Mt. Weld in Western Australia may be able to make up some of the shortfall between demand and supply, according to the Congressional Research Service Report entitled Rare Earth Elements: The Global Supply Chain by Marc Humphries dated December 16, 2013, or CRS Report, several forecasts show that there may be shortfalls of some rare earth elements.

        As we hold unpatented lode mining claims to nearly all of the historically known rare earth element mineralization occurrences in the Lemhi Pass District of East-Central Idaho and South-Western Montana, we believe we can play an important role in addressing this increasing supply/demand disparity.

 Our Strategy

        Our goal is to become the leading rare earth elements supplier in the United States. We intend to achieve our goal by implementing the following strategies:

  •
  expansion of our exploration activities at our Idaho, Montana and Colorado properties with a view to completing a feasibility study and developing a production plan;

  •
  focus on heavy rare earth elements that command higher sales prices on a per kilogram basis;

  •
  create a rare earth separation facility in the continental United States;

  •
  assemble a world-class management team; and

  •
  review opportunities and acquire additional rare earth mining claims with meaningful exploration potential.

Our Mining Claims

        We hold more than 1,270 unpatented lode mining claims that cover approximately 22,000 acres of land in Colorado, Idaho, and Montana. These claims have been filed pursuant to the General Mining Law of 1872, as amended, or General Mining Law, on lands where both the surface and mineral interest are owned by the United States government.

Montana and Idaho

        We have more than 630 claims in Beaverhead and Ravalli Counties, Montana, and in Lemhi County, Idaho, that cover more than 9,600 acres of land. These claims are grouped into projects that include the Last Chance and Sheep Creek Projects in Montana and the North Fork, Lemhi Pass and Diamond Creek Projects in Idaho. All of these claims are located on properties that are part of the Lemhi Pass mineral trend. This trend extends for approximately 60 miles through Montana and Idaho and contains known anomalous rare earth mineralization.

Colorado

        Our mining claims in Colorado are located in Fremont, Gunnison, and Saguache Counties, and include over 600 unpatented claims that cover more than 12,000 acres of land, which we have identified as the Powderhorn and Wet Mountain Projects. The Powderhorn Project is in an area surrounding, but excluding, Iron Hill. Iron Hill is recognized as the largest exposed carbonatite mass in the United States. Carbonatite is a rock type known to be highly associated with rare earth element deposits worldwide. Given its proximity to Iron Hill, we believe our mining claims in the Powderhorn Project may contain rare earth element mineralized trends or veins.

Risk That We Face

        Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the "Risk Factors" section of this prospectus beginning on page 10. These risks include, but are not limited to, the following:

  •
  We have incurred operating losses since our inception and anticipate that we will continue to incur substantial operating losses for the foreseeable future.

  •
  Our history of net losses has raised substantial doubt regarding our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

  •
  The mining industry is capital intensive, and we will require substantial additional financing to achieve our goals. A failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our exploration activities.

  •
  The restatement of our financial statements may result in litigation or government enforcement actions. Any such action would likely harm our business, prospects, financial condition and results of operations.

  •
  Our management has concluded that we have material weaknesses in our internal controls over financial reporting and that our disclosure controls and procedures are not effective.

  •
  We recently settled litigation regarding the composition of our board of directors. Litigation or the actions of regulatory authorities may harm our business or otherwise distract our management.

  •
  We may become subject to tax assessments, penalties and interest for historically processing compensation as independent contractors rather than as payroll.

  •
  All of our projects are in the exploration stage. There is no assurance that we can establish the existence of any mineral reserve on any of our projects in commercially exploitable quantities. As a result, we do not know if our claims contain rare earth elements that can be mined at a profit and, consequently, we face a high risk of business failure.

  •
  We are a junior exploration company with no operating mining activities, and we may never have any mining activities in the future.

  •
  Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

  •
  Conditions in the rare earth industry have been, and may continue to be, extremely volatile, which could have a material impact on our company.

  •
  Our business is subject to extensive environmental regulations that may make exploring, mining or related activities prohibitively expensive, and which may change at any time.

  •
  The government licenses and permits which we need to explore on our property may take too long to acquire or cost too much to enable us to proceed with exploration.

Our Corporate Information

        We were incorporated in the State of Delaware on July 27, 1999 and changed our domicile to the State of Nevada in December 2007. Our principal executive offices are located at 5600 Tennyson Parkway, Suite 240, Plano, Texas 75024. The telephone number is 972-294-7116. Our principal website address is located at www.usrareearths.com. The information contained on, or that can be accessed through, our website is not incorporated into and is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

 The Offering

Common stock offered by us	shares
Common stock to be outstanding after this offering	shares
Over-allotment option	The underwriters have an option for a period of 45 days to purchase up to additional shares of our common stock to cover over-allotments.
Use of proceeds

We expect to receive net proceeds from this offering of approximately $        million after deducting the underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, including working capital, as well as for reimbursement of certain costs in the amount of $295,000 in connection with certain contingent agreements reached in a Settlement Agreement described in the section entitled "Transactions with Related Persons". See "Use of Proceeds". We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments, or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time. Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in short-term investment-grade, interest-bearing securities.

Risk factors	You should read the "Risk Factors" section starting on page 10 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
OTCQB Symbol	UREE
Proposed listing on NYSE MKT	We have applied for listing of our common stock on the NYSE MKT under the symbol " ". No assurance can be given that our application will be approved.

        The number of shares of our common stock outstanding after this offering is based on            shares of our common stock outstanding as of                  , 2014, and excludes:

  •
              shares of our common stock issuable upon the exercise of stock options outstanding as of                  , 2014 at a weighted-average exercise price of $            per share;

  •
              shares of our common stock issuable upon the exercise of warrants outstanding as of                  , 2014 at a weighted-average exercise price of $            per share;

  •
              additional shares of our common stock available for future issuance as of                  , 2014 under our 2013 Stock Incentive Plan;

  •
              shares of our common stock issuable upon exercise of the underwriters' option to purchase additional shares of our common stock to cover over-allotments; and

  •
              shares of common stock issuable upon exercise of a warrant to be issued to the representative in connection with this offering, at an exercise price per share equal to 125% of the public offering price.

        Unless otherwise indicated, all information in this prospectus assumes:

  •
  no exercise of the outstanding options or warrants described above;

  •
  no exercise by the underwriters of their option to purchase additional shares of our common stock to cover over-allotments, if any; and

  •
  no exercise of the representative's warrant.

 Summary Financial Information

        The following tables set forth a summary of our historical financial data as of, and for the period ended on, the dates indicated. We have derived the statements of operations data for the years ended December 31, 2013 and 2012 from our audited financial statements included in this prospectus. We have derived the statements of operations data for the three months ended March 31, 2014 and 2013 and balance sheet data as of March 31, 2014 from our unaudited financial statements appearing elsewhere in this prospectus. The unaudited financial statements have been prepared on a basis consistent with our audited financial statements included in this prospectus and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to fairly state our financial position as of March 31, 2014 and results of operations for the three months ended March 31, 2014 and 2013. Historical results for any prior period are not necessarily indicative of results to be expected in any future period. You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus and the "Capitalization," "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in this prospectus.

Statements of Operations data:

	Three Months Ended				Years Ended,
	March 31, 2014		March 31, 2013		December 31, 2013		December 31, 2012
	(Unaudited)
Operating Expenses	$		$		$		$
Selling, general and administrative expenses		2,043,605		825,265		3,428,718		6,012,089
Exploration expense		120,701		49,739		1,330,162		422,904
Impairment expense		—		—		326,000		—

Total operating expenses		2,164,306		875,004		5,084,880		6,434,993

(Loss) from operations		(2,164,306)		(875,004)		(5,084,880)		(6,434,993)

Other income (expense)
Interest income		—		—		—		46
Interest expense		(690)		(12,226)		(19,190)		(138,806)
Loss on debt settlement		—		—		(1,282,650)		—
Loss on derivative liability option		—		—		(429,000)		—
Loss on legal settlement		(313,000)		—		(10,923,600)		—
Other income (expense)		—		—		(40,000)		—

Total other income (expense)		(313,690)		(12,226)		(12,694,440)		(138,760)

(Loss) before income taxes		(2,477,996)		(887,230)		(17,779,320)		(6,573,753)
Income tax expense		—		—		—		—

(Loss) from continuing operations		(2,477,996)		(887,230)		(17,779,320)		(6,573,753)

Income (Loss) from discontinued operations		1,230		88,591		(57,942)		(186,788)

Net loss		(2,476,766)		(798,639)		$(17,837,262)		$(6,760,541)

Per share data:
Net loss per share before discontinued operations Attributable to UREE common shareholders		$(0.08)		$(0.03)		$(0.61)		$(0.28)

Discontinued operations attributable to UREE common shareholders		$0.00		$0.00		$(0.00)		$(0.01)

Net loss per share attributable to UREE common shareholders		$(0.08)		$(0.03)		$(0.61)		$(0.29)

Weighted average number of shares outstanding—basic and diluted		30,956,755		27,652,132		29,154,812		23,441,689

Balance Sheet Data:

	As of March 31, 2014	As Adjusted March 31, 2014(1)
	(Unaudited)	(Unaudited)
Summary Balance Sheet Information:	$	$
Current assets	277,845
Assets from discontinued operations	—
Total assets	408,771
Current liabilities	3,329,178
Liabilities from discontinued operations	—
Total liabilities	3,329,178
Total stockholders' deficit	(2,920,407)

(1)
As adjusted amounts give effect to the issuance and sale of            shares of common stock by us in this offering at an assumed public offering price of $            per share and the application of the net proceeds of the offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as set forth under "Use of Proceeds." See "Use of Proceeds" and "Capitalization."

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our common stock. If any of the following risks actually occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Financial Position and Capital Requirements

         We have incurred operating losses since our inception and anticipate that we will continue to incur substantial operating losses for the foreseeable future.

        We are an exploration stage company. To date, we have primarily focused on obtaining mining claims that are believed to contain rare earth elements and exploring for such elements. We have financed our operations exclusively through private placements of common stock and convertible debt and have incurred losses in each year since inception. We have historically incurred substantial net losses, including net losses of $17,837,262 and $6,760,541 in 2013 and 2012, respectively. From our inception in 1999 through December 31, 2013, we had an accumulated deficit in excess of $66.6 million. We do not know whether or when we will become profitable. To date, we have not commenced mining operations or generated any revenues from mining and, accordingly, we do not have a revenue stream to support our cost structure. Our losses have resulted principally from costs incurred in exploration activities, impairment and acquisition charges, legal settlements, and the issuance of company stock for consulting and employment services. Total cash losses of $3,157,163 and $58,219 in 2013 and 2012, respectively, were largely reflective of exploration activities, legal fees and consulting expenses.

        We anticipate that our operating losses will substantially increase over the next several years as we execute our plan to expand our exploration and mining activities. Because of the numerous risks and uncertainties associated with exploration and mining of rare earth elements, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our inability to achieve and then maintain profitability would negatively affect our business, financial condition, results of operations and cash flows.

         Our history of net losses has raised substantial doubt regarding our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

        Our history of net losses has raised substantial doubt about our ability to continue as a going concern, and as a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of and for the year ended December 31, 2013 with respect to this uncertainty. We have no current source of revenue to sustain our exploration activities, and we do not expect to generate revenue until, and unless, we commence mining operations, which we do not expect to occur for several years. Accordingly, our ability to continue as a going concern will require us to seek alternative financing to fund our operations. This going concern opinion could materially limit our ability to raise additional funds through the issuance of new debt or equity securities or otherwise. Future reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern.

         The restatement of our financial statements may result in litigation or government enforcement actions. Any such action would likely harm our business, prospects, financial condition and results of operations.

        In connection with the preliminary preparation of our audited financial statements for the fiscal year ended December 31, 2013, management determined that previously issued unaudited financial statements issued for the quarterly periods ended June 30, 2013 and September 30, 2013 contained errors which were non-cash in nature. Consequently, we restated our unaudited financial statements for the quarterly periods ended June 30, 2013 and September 30, 2013 and filed with the SEC restated financial statements on March 28, 2014. A description of the items restated can be found in each of the Forms 10-Q/A filed for the three months ended June 30, 2013 and September 30, 2013. The restatement of our financial statements may expose us to risks associated with litigation, regulatory proceedings and government enforcement actions. In addition, securities class action litigation has often been brought against companies which have been unable to provide current public information or which have restated previously filed financial statements. Any of these actions could result in substantial costs, divert management's attention and resources, and harm our business, prospects, results of operation and financial condition.

         Our management has concluded that we have material weaknesses in our internal controls over financial reporting and that our disclosure controls and procedures are not effective.

        A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company's annual or interim financial statements will not be prevented or detected on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the company's financial reporting. During the audit of our financial statements for the year ended December 31, 2013, our management identified material weaknesses in our internal control over financial reporting related to the lack of coordination of duties between our executive officers and the need for stronger financial reporting oversight. Specifically, our material weaknesses include the fact that during fiscal years 2013 and 2012, our accounting function was comprised only of our part-time chief financial officer, we did not have an audit committee and our executive management was changed. This lack of sufficient personnel and management change has resulted in our failure to establish the desired internal control over financial reporting and accounting. In addition, our Chief Executive Officer and Chief Financial Officers determined as of December 31, 2013, that our disclosure controls and procedures were not effective due to the material weaknesses in our internal controls over financial reporting. If these weaknesses continue, investors could lose confidence in the accuracy and completeness of our financial reports and other disclosures.

        In an effort to remediate the identified material weaknesses and other deficiencies and enhance our internal controls, we have initiated the following series of measures: (1) we made a series of hires to bolster our accounting functions including the hiring of a treasurer in June 2013 to coordinate the segregation of duties and implement the command and control structure consistent with control objectives, the hiring of a controller in November 2013 with technical public accounting expertise and the hiring of a dedicated full-time CFO in April 2014 to oversee the accounting function, (2) in September 2013, we established an audit committee comprised of three independent directors, all of whom were newly elected to the board during 2013, with responsibility for overseeing, among other things, our internal controls, and (3) during the quarter ended December 31, 2013, we migrated our accounting functions to a new computer system. We intend to continue bolstering our accounting function and internal controls over financial reporting as financial resources permit. However, given limitations in financial and manpower resources, we may not have the resources to fully address the weaknesses identified above. No assurance can be made at this point that the implementation of such controls and procedures will be completed in a timely manner or that they will be adequate once implemented.

         The mining industry is capital intensive, and we will require substantial additional financing to achieve our goals. A failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our exploration activities.

        Our current operating funds are less than necessary to complete all intended exploration of our prospects. As of December 31, 2013, we had cash of $2.2 million and a working capital deficit of $2.0 million. We have spent approximately $3.8 million on exploring our mining claims since acquiring them. We believe that we will continue to expend substantial resources for the foreseeable future in the exploration of our mining claims. These expenditures will include costs associated with exploration, permitting, landholding, and general and administrative costs. Because the outcome of our exploration activities is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the exploration of our properties. In addition, other unanticipated costs may arise. As a result of these and other factors currently unknown to us, we will need to seek additional funds, through public or private equity or debt financings or other sources, such as strategic partnerships and alliances and licensing arrangements. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate our exploration activities or other activities that may be necessary to commercialize our rare earth mineral deposits.

         Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our mining claims.

        We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances, and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of existing stockholders will be diluted, and the terms may include liquidation or other preferences that adversely affect stockholder rights. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our mining claims, or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds through equity or debt financing when needed, we may be required to delay, limit, reduce or terminate our exploration activities or grant rights to commercialize our rare earth element deposits that we would otherwise prefer to commercialize ourselves.

Risks Related to Our Business

         We recently settled litigation regarding the composition of our board of directors. Litigation or the actions of regulatory authorities may harm our business or otherwise distract our management.

        In March 2013, we entered into a Settlement Agreement settling a series of claims and counter-claims raised in September 2012 regarding the composition of our board of directors. Please see "Transactions with Related Persons—Stockholder Litigation Settlement" for a detailed explanation of this litigation. Even though the litigation has terminated, the litigation caused us to incur significant expenditures and was a distraction to our management. In addition, subsequent to the termination of the litigation, certain of our former directors have made claims involving, among other things, up to 1,250,000 shares of our common stock that were previously authorized for issuance by our board of directors but not issued. We are currently negotiating a settlement with respect to these claims; however, there is no assurance that these claims will be settled without recourse to litigation or upon terms favorable to us. Any substantial, complex or extended litigation could cause us to incur major expenditures and would distract our management. Lawsuits or actions could from time to time be filed against us and/or or our executive officers and directors. For example, lawsuits by directors, employees, former employees, stockholders, partners, customers, or others, or actions taken by regulatory authorities, could be very costly and substantially disrupt our business. Such lawsuits and actions are not uncommon, and we may not be able to resolve such disputes or actions on terms favorable to us. In addition, there may not be sufficient capital resources available to defend such actions effectively, or at all.

         We may become subject to tax assessments, penalties and interest for historically processing compensation as independent contractors rather than as payroll.

        During the years ended December 31, 2011 and 2012, we did not report stock based compensation on Form 1099 or W-2, which amounted to $7,632,456 and $526,200 respectively. During the year ended December 31, 2013, we processed compensation to our chief executive officer as an independent contractor under Form 1099 instead of processing it as payroll under Form W 2. We recorded $250,000 as accounts payable as of December 31, 2013 for FICA costs for the years ended December 31, 2011-2013 and have not accrued any potential interest or penalties related to any taxes due to the IRS. If we become subject to tax assessment, penalties and interest by federal and state tax authorities in the future, our results of operations, financial performance and cash flows could be materially adversely affected.

         All of our mining claims are in the exploration stage. There is no assurance that we can establish the existence of any mineral reserve on any of our mining claims in commercially exploitable quantities. As a result, we do not know if our claims contain rare earth elements that can be mined at a profit and face a high risk of business failure.

        We started exploring our mining claims in the summer of 2011 and have not yet established that such claims contain any proved or probable reserves of rare earth elements or whether commercially viable quantities of rare earth elements exist. The lack of identified reserves of rare earth elements on our mining claims could prohibit us from development of, a sale of, or joint venture arrangement with respect to, our mining claims. If we are unable to develop, sell or enter into a joint venture arrangement with respect to our mining claims, we will not be able to realize any profit from our mining claims which would materially adversely affect our financial position and results of operations.

        If rare earth elements are identified in commercially viable quantities on our mining claims, there is still the risk that identified deposits cannot be mined at a profit. This depends on many factors, including: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; operating costs and capital expenditures required to start mining a deposit; the availability and cost of financing; the price of the rare earth elements (which is highly volatile); and government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection. Accordingly, we have no way to evaluate the likelihood that our business will be successful. There is no history upon which to base any assumption as to the likelihood that we will prove successful in locating and mining commercially viable quantities of rare earth elements from our mining claims. Therefore, we cannot provide any assurance that we will generate any operating revenues or ever achieve profitable operations. Exploring for rare earth elements is an inherently speculative activity. There can be no assurance that our existing or future mining claims will be successfully placed into production, produce rare earth elements in commercial quantities or otherwise generate operating earnings. If we are unsuccessful in addressing these risks, our business will most likely fail.

         We are a junior exploration company with no operating mining activities, and we may never have any mining activities in the future.

        Our primary business is exploring for rare earth elements. Should we identify commercially viable quantities of rare earth elements, we will need to commence mining operations which are capital intensive. Accordingly, we will need to seek additional capital through debt or equity financing to conduct mining operations or venture with another entity to mine our prospects or operate mining facilities on our behalf, or sell or lease our mining claims to third parties. Mine development projects typically require a number of years and significant expenditures during the development phase before production is possible. Such projects could experience unexpected problems and delays during development, construction and the start-up of mining operations. Mining operations in the United States are subject to many different federal, state and local laws and regulations, including stringent environmental, health and safety laws. If and when we assume operational responsibility for mining on our properties, it is possible that we will be unable to comply with current or future laws and regulations, which can change at any time. It is possible that changes to these laws will be adverse to any potential mining operations. Moreover, compliance with such laws may cause substantial delays and require capital outlays in excess of those anticipated, adversely affecting any potential mining operations. Our future mining operations, if any, may also be subject to liability for pollution or other environmental damage. It is possible that we will choose to not be insured against this risk because of high insurance costs or other reasons.

         Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

        Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of REEs may not result in the discovery of REE deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mining, we may decide to abandon our claim and acquire new claims for new exploration. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations.

         The legal title to our mining claims may be challenged. We are not insured against any such challenges, impairments or defects to our mining claims.

        Our mining claims are primarily unpatented lode mining claims located on federal lands owned by the United States government and maintained in accordance with the federal General Mining Law. Unpatented lode mining claims are unique property interests and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations with which the owner of an unpatented mining claim must comply in order to locate and maintain a valid claim. If we discover real earth elements mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries of our claims. In such a case, we would not have the right to extract those elements and the associated minerals. The uncertainty resulting from not having title opinions for all of our mining claims or having detailed claim surveys with respect to all of our mining claims leaves us exposed to potential title defects. Defending challenges to our mining claims would be costly, and may divert funds that could otherwise be used for exploration activities and other business purposes.

        In addition, unpatented lode mining claims are always subject to possible challenges by third parties or contests by the federal government, which, if successful, may prevent us from exploiting any discovery of commercially extractable rare earths. Challenges to our title may increase our costs of operation or limit our ability to explore on certain portions of our property. We are not insured against challenges, impairments or defects to our property title.

         The success of our business will depend, in part, on the establishment of new uses and markets for rare-earth elements.

        The success of our business will depend, in part, on the establishment of new markets for certain rare-earth elements that may be in low demand. The success of our business depends on creating new markets and successfully commercializing rare-earth elements in existing and emerging markets. Any unexpected costs or delays in the exploration and development of our mining claims could have a material adverse effect on our financial condition or results of operations.

         We have limited insurance coverage and may incur losses in excess of any claims which we are obligated to pay.

        We have limited director and officer insurance and commercial insurance policies. Any significant claims against us from operations, stockholder litigation or other disputes in excess of our insurance coverage would have a material adverse effect on our business, financial condition and results of operations.

         Our officers and directors have had limited personal visits to our projects.

        In November 2011, Kevin Cassidy, our Chief Executive Officer and director made a three-day site visit together with certain other former officers and directors to the Diamond Creek Project. In addition, in July 2013, Mr. Cassidy and Mr. Lattimore, our Chairman and significant shareholder, made a three-day site visit to the Last Chance, North Fork and Lemhi Pass Projects. Accordingly, not all of our projects have been the subject of a site visit by our officers and directors, only a small number of our officers and directors have made site visits and due to the number of our claims, even if a particular project was visited in the past, it was not possible to cover every single claim within the project. Accordingly, there is a risk that we have not properly evaluated the potential benefit of our claims and our ability to properly assess all factors which may impact our exploration plans.

         If we are unable to hire qualified personnel, our business and financial condition may suffer.

        Although we do not know that any key employee has plans to retire or leave our company, our success and achievement of our growth plans depend on our ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. In this regard, we have limited resources and as such we may not able to provide an employee with the same amount of compensation that he or she would likely receive at a larger company and, as a result, we may face difficulty in finding qualified employees. The inability to attract, retain and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our ability to conduct our business and as such can impair our operations.

         We may encounter difficulties in managing our growth and expanding our operations successfully.

        As we seek to advance our exploration activities, we will need to expand our internal capabilities or contract with third parties to provide these capabilities for us. As our operations expand, we expect that we will need to manage additional relationships with various strategic partners and other third parties. Future growth will impose significant added responsibilities on members of management. Our future financial performance and our ability to commercialize our rare earth elements claims and to compete effectively will depend, in part, on our ability to manage any future growth effectively. To that end, we must be able to manage our exploration and commercialization efforts effectively and hire, train and integrate additional management, administrative and technical personnel. The hiring, training and integration of new employees may be more difficult, costly and/or time-consuming for us because we have less resources than a larger organization. We may not be able to accomplish these tasks, and our failure to accomplish any of them could prevent us from successfully growing.

Risks Related to Our Industry

         We may be adversely affected by fluctuations in demand for, and prices of, rare earth products.

        Because our primary source of revenue is the sale of rare earth minerals and products, changes in demand for, and the market price of, rare earth minerals and products could significantly affect our profitability. The value and price of our stock and our financial results may be adversely affected by declines in the prices of rare earth minerals and products. Rare earth minerals and product prices fluctuate and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the relative value of the U.S. dollar against foreign currencies on the world market, global and regional supply and demand for rare earth minerals and products, and the political and economic conditions of countries that produce rare earth minerals and products. According to the Congressional Research Report on Rare Earth Elements dated December 16, 2013, prices of rare earth elements rose rapidly in 2010 and 2011 but declined in the first half of 2012 and declined further by the second quarter in 2013.

        In contrast, extended periods of high commodity prices may create economic dislocations that may be destabilizing to rare earth minerals supply and demand and ultimately to the broader markets. Periods of high rare earth mineral market prices generally are beneficial to our financial performance. However, strong rare earth mineral prices, as well as real or perceived disruptions in the supply of rare earth minerals, also create economic pressure to identify or create alternate technologies that ultimately could depress future long-term demand for rare earth minerals and products, and at the same time may incentivize development of otherwise marginal mining properties. We believe this occurred recently, when rising prices in 2011 and the first half of 2012 prompted such industrial substitution. For example, automobile manufacturers have recently announced plans to develop motors for electric and hybrid cars that do not require rare earth metals due to concerns about the available supply of rare earths. If the automobile industry or other industries reduce their reliance on rare earth products, the resulting change in demand could have a material adverse effect on our business.

         Conditions in the rare earth industry have been, and may continue to be, extremely volatile, which could have a material impact on our company.

        Conditions in the rare earth elements industry have been extremely volatile, and prices, as well as supply and demand, have been significantly impacted by a number of factors, principally changes in economic conditions and demand for rare earth materials and changes, or perceived changes, in Chinese quotas for export of rare earth elements. If conditions in our industry remain volatile, our stock price may continue to exhibit volatility as well. In particular, if prices or demand for rare earths were to decline, our stock price would likely decline and our ability to find purchasers for our products at prices acceptable to us could be impaired.

        The potential for profitability of our operations, the value of our mining claims and our ability to raise funding to conduct continued exploration and development, if warranted, are directly related to the market price of rare earth elements. Any future decision to put a mine into production and to commit the funds necessary for that purpose must be made long before the first revenue from production would be received. A decrease in the price of rare earth elements may prevent our mining claims from being economically mined or result in the write-off of assets whose value is impaired as a result of lower rare earth element prices. The volatility of mineral prices represents a substantial risk, which no amount of planning or technical expertise can fully eliminate. In the event that rare earth element prices decline or remain low for prolonged periods of time, we might be unable to develop our properties, which may adversely affect our results of operations, financial performance and cash flows.

         Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

        The search for economically viable amounts of rare earth elements and other minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. Certain risks remains regarding any undisclosed or unknown liabilities associated with the assets may remain with respect to the assets acquired by us in connection with the merger transactions with Seaglass Holding Corp. and U.S. Rare Earths, Inc., a Delaware corporation. The payment of any claims with respect to such assets may have a material adverse effect on our financial position.

         Weather and location challenges may restrict and delay our work on our properties.

        Snow or rain or other inclement weather could restrict and delay work on the properties to a significant degree. Our properties are located in relatively remote locations, which create additional transportation and energy costs and challenges.

         Market forces or unforeseen developments may prevent us from obtaining the supplies and equipment necessary to explore for rare earth elements.

        Mineral exploration, in general, is a very competitive business. Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of our planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for our exploration program. Fuel prices are extremely volatile as well. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in our activities may adversely affect our exploration activities and financial condition.

         As we face intense competition in the rare-earth elements industry, we will have to compete with our competitors for financing and for qualified managerial and technical employees.

        We compete with other exploration and mining companies for the exploration and commercialization of a limited number of exploration rights. Our competitors may have greater financial resources, as well as other strategic advantages to maintain, improve and possibly expand their facilities. Additionally, the Chinese producers have historically been able to produce at relatively low costs due to domestic economic factors. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration and development programs may be slowed down or suspended.

Risks Related to Regulation

         Our business is subject to extensive environmental regulations that may make exploring, mining or related activities prohibitively expensive, and which may change at any time.

        All of our operations are subject to extensive environmental regulations that can substantially delay exploration and make exploration expensive or prohibit it altogether. We may be subject to potential liabilities associated with the pollution of the environment and the disposal of waste products that may occur as the result of exploring and other related activities on our properties. We may have to pay to remedy environmental pollution, which may reduce the amount of money that we have available to use for exploration or other activities, and adversely affect our financial position. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or to enter into interim compliance measures pending the completion of the required remedy. If a decision is made to mine on properties on which we have mining claims and we retain any operational responsibility for doing so, our potential exposure for remediation may be significant, and this may have a material adverse effect upon our business and financial position. We have not purchased insurance for potential environmental risks (including potential liability for pollution or other hazards associated with the disposal of waste products from our exploration activities) and such insurance may not be available to us on reasonable terms or at a reasonable price.

        All of our exploration activities may be subject to regulation under one or more local, state and federal environmental impact analyses and public review processes. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have significant impact on some portion of our business, which may require our business to be economically re-evaluated from time to time. These risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capability. Inasmuch as posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, increases in bonding requirements could prevent operations even if we are in full compliance with all substantive environmental laws. We may be required to post a substantial bond under various laws relating to mining and the environment and may in the future be required to post a larger bond to pursue additional activities. For example, we must provide BLM additional financial assurance (reclamation bonds) to guarantee reclamation of any new surface disturbance required for drill roads, drill sites, or mine expansion. We have a total of approximately $25,000 deposited with government agencies to insure work against reclamation of our 2013 and 2014 exploration activities.

         The government licenses and permits which we need to explore our mining claims may take too long to acquire or cost too much to enable us to proceed with exploration. In the event that we conclude that rare earth element deposits located on our claims can be profitably mined, or discover other commercially exploitable deposits, we may face substantial delays and costs associated with securing the additional government licenses and permits that could preclude our ability to develop the mine.

        Exploration activities usually require the granting of permits from various governmental agencies. We currently hold approved plans of operation and permits needed for certain exploration and related reclamation activities. These include a Montana State exploration license, an approved plan of operations to conduct drilling for the North Fork Project, an approved plan of operations for continued reclamation for the Last Chance Project, and an approved notice of intent for continued reclamation for the Powderhorn Project. Collectively, these permits allow us to continue drilling on the North Fork Project in accordance with the plan of operations through the end of 2014, conduct reclamation on the Last Chance Project through November 2016 and Powderhorn Project through August 2016, conduct non-mechanized exploration on the Last Chance and Sheep Creek Projects through May 2015 and non-mechanized exploration on the North Fork, Lemhi Pass and Diamond Creek Projects which are not time-limited. We have submitted for approval a new plan of operations to expand exploration on the Last Chance Project for 2014. As we prioritize exploration goals and obtain funding, we intend to submit further plans of operation to initiate drilling programs on our properties. To the extent that we do not presently hold an approved plan or operation or permit for future exploration, we intend to obtain such approvals on an as-needed basis.

        Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken. Prehistoric or Native American graves, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence. As with all permitting processes, there is substantial uncertainty about when and if the permits will be issued. There is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits. The needed permits may not be granted, could be challenged by third parties that could result in protracted litigation that could cause substantial delays, or may be granted in an unacceptable timeframe or cost too much. Additionally, proposed mineral exploration and mining projects can become controversial and be opposed by nearby landowners and communities, which can substantially delay and interfere with the permitting process. Delays in or inability to obtain necessary permits would result in unanticipated costs, which may result in serious adverse effects upon our business.

         Land reclamation requirements with respect to the properties on which our mining claims are located may be burdensome and expensive.

        We are currently subject to land reclamation requirements with respect to our exploration activities and will be subject to far more extensive and burdensome reclamation requirements if we are successful with proceeding with our planned mining activities. Typically, mine reclamation plans require permanent controls of potentially deleterious effluents, treatment of ground and surface water to drinking water standards and reestablishment of pre-disturbance land forms and vegetation. It is conceivable that reclamation requirements imposed in mine permits could be sufficiently burdensome to preclude profitable operation.

         Future changes in existing laws or the creation of new laws could significantly add to the cost of conducting our business or prevent us from doing so altogether.

        Members of the U.S. Congress have in the past introduced bills which would supplant or alter the provisions of the Mining Law of 1872. If enacted, such legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on our claims. Such bills have proposed, among other things, to either eliminate or greatly limit the right to a mineral patent and to impose a federal royalty on production from unpatented mining claims. Passage of such a bill could have a dramatic negative effect on our ability to operate or could prevent it altogether.

        Similarly, there have been several efforts in the federal legislature to introduce and pass enhanced regulation focused upon climate changes and other environmentally focused issues. While we are unable to predict the course of future environmental regulation, it seems certain to become more stringent and this will affect our ability to operate profitably.

Risks Related to Our Common Stock and this Offering

         Our executive officers and directors maintain significant influence over matters submitted to stockholders for approval.

        As of March 31, 2014, our executive officers and directors, in the aggregate, beneficially own shares representing approximately 44% of our common stock. Beneficial ownership includes shares over which an individual or entity has investment or voting power and includes shares that could be issued upon the exercise of options and warrants within 60 days after the date of determination. As a result, if these persons were to choose to act together, they would be able to significantly influence all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, could significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of us on terms that other stockholders may desire.

         There is currently a very limited trading market for our common stock, and we cannot ensure that one will ever develop or be sustained.

        Our shares of common stock are very thinly traded. Only a small percentage of our common stock is available to be traded and is held by a small number of holders. As a result, the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our common stock either now or in the future. The market liquidity of our common stock will be dependent on the perception of our operating business, among other things. We may, in the future, take certain steps, including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business, and any steps that we might take to bring us to the awareness of investors may require that we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or that the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

         We may be unable to list our common stock on the NYSE MKT or on any other securities exchange.

        Trading in our common stock continues to be conducted on the OTCQB in the over-the-counter market, and our common stock currently does not meet all of the requirements for initial listing on a registered stock exchange. Although we have applied to list our common stock on the NYSE MKT, we cannot assure you that we will be able to meet the initial listing standards, including the minimum bid price per share and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on either of those markets or any other trading venue. Until such time as we qualify for listing on the NYSE MKT or another trading venue, our common stock will continue to be quoted on the OTCQB.

         The price of our common stock is volatile, which may cause investment losses for our stockholders.

        The market for our common stock is highly volatile, having ranged from a low of $1.62 to a high of $4.35 on the OTCQB during the 12-month period ended June 30, 2014. The trading price of our common stock on the OTCQB is subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, and general economic and market conditions. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to our market or relating to us could result in an immediate and adverse effect on the market price of our common stock. The highly volatile nature of our common stock price may cause investment losses for our stockholders. In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us, such litigation could result in substantial costs while diverting management's attention and resources.

         Shares eligible for future sale may adversely affect the market.

        From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Any substantial sales of our common stock pursuant to Rule 144 may have a material adverse effect on the market price of our common stock.

         If our common stock remains subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        Unless our securities are listed on a national securities exchange, or we have net tangible assets of $5,000,000 or more and our common stock has a market price per share of $5.00 or more, transactions in our common stock will be subject to the SEC's "penny stock" rules. If our common stock remains subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, or the Exchange Act, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

        Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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  make a special written suitability determination for the purchaser;

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  receive the purchaser's written agreement to the transaction prior to sale;

  •
  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

  •
  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

        As a result, if our common stock becomes or remains subject to the penny stock rules, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

         Financial Industry Regulatory Authority, Inc., or FINRA, sales practice requirements may limit a shareholder's ability to buy and sell our common stock.

        In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

         Our common stock could be further diluted as the result of the issuance of additional shares of common stock, convertible securities, warrants or options.

        In the past, we have issued common stock, convertible securities (such as convertible debentures) and warrants in order to raise money. We have also issued stock and warrants as compensation for services and incentive compensation for our employees and directors. We have shares of our common stock reserved for issuance upon the exercise of certain of these securities and may increase the shares reserved for these purposes in the future. Our issuance of additional shares of our common stock, convertible securities, options and warrants could affect the rights of our stockholders, could reduce the market price of our common stock or could result in adjustments to exercise prices of outstanding warrants (resulting in these securities becoming exercisable for, as the case may be, a greater number of shares of our common stock), or could obligate us to issue additional shares of common stock to certain of our stockholders.

         Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

        Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

         We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

        Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

         You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

        You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to [        ] shares of common stock in this offering at an assumed public offering price of $[        ] per share which is based on the closing price of our common stock on [                    ], 2014, and after deducting the underwriter's discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $[        ] per share of common stock.

         We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

        We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes statements that are, or may be deemed, "forward-looking statements." In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned exploration activities, our results of operations, financial condition, liquidity, prospects, growth and strategies, the length of time that we will be able to continue to fund our operating expenses and capital expenditures, our expected financing needs and sources of financing, the industry in which we operate and the trends that may affect the industry or us.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and rare earth element market developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods.

        Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus. You should also read carefully the factors described in the "Risk Factors" section of this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or for any other reason.

        This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third party research, surveys and studies are reliable, we have not independently verified such data.

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $             million, based on the assumed offering price of $            per share, the closing price of our common stock on the OTCQB on                  , 2014, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that our net proceeds will be approximately $             million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering for general corporate purposes, including working capital as well as $[295,000] as reimbursement of certain costs incurred in connection with certain contingent agreements reached in the Settlement Agreement described in the section entitled "Transactions with Related Persons".

        We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products, and technologies. Although we have no specific agreements, commitments, or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

        Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in short-term investment-grade, interest-bearing securities.

PRICE RANGE OF OUR COMMON STOCK

        Our common stock is currently quoted on the OTCQB under the symbol "UREE." We have applied for listing of our common stock on NYSE MKT under the symbol "          ". No assurance can be given that our application will be approved. The following table sets forth the range of the high and low sale prices of the common stock for the periods indicated. The quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions. Consequently, the information provided below may not be indicative of our common stock price under different conditions.

	High	Low
Year Ending December 31, 2014
Second Quarter	$2.65	$1.62
First Quarter	$3.00	$2.21
Year Ended December 31, 2013
Fourth Quarter	$3.20	$1.75
Third Quarter	$4.35	$1.76
Second Quarter	$2.26	$1.50
First Quarter	$3.00	$1.15
Year Ended December 31, 2012
Fourth Quarter	$3.74	$0.54
Third Quarter	$2.70	$0.11
Second Quarter	$3.50	$1.15
First Quarter	$5.00	$2.50

        As of July 2, 2014, the closing price of the company's common stock was $1.75 per share. As of July 2, 2014, there were 32,540,934 shares of common stock outstanding held by approximately 115 stockholders of record. This number does not include beneficial owners whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

 DIVIDEND POLICY

        We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the board of directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2014:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to this offering and the receipt of the net proceeds by us from this offering, after deducting the underwriters' discount and estimated offering fees and expenses payable by us. The pro-forma column assumes no exercise by the underwriters of their over-allotment option.

        You should read this table together with the sections entitled "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

	As of March 31, 2014
	Actual	Pro Forma
	(unaudited)
Cash and cash equivalents	$115,825

Long-term liabilities	—
Common stock, $0.00001 par value, 100,000,000 shares authorized and 30,847,918 shares issued and outstanding, actual; 100,000,000 shares authorized and 31,038,988 shares issued and outstanding, pro forma	310
Additional paid-in capital	66,190,781
Accumulated deficit	(69,111,498)

Total stockholders' equity	(2,920,407)

Total capitalization	(2,920,407)

 DILUTION

        If you invest in our securities, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after giving effect to this offering.

        Our pro forma net tangible book value as of March 31, 2014 was $        or $        per share of common stock, based upon        shares outstanding. After giving effect to the sale of the shares in this offering at the assumed public offering price of $        per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at March 31, 2014 would have been approximately $        , or $        per share. This represents an immediate increase in pro forma net tangible book value of approximately $        per share to our existing stockholders, and an immediate dilution of $        per share to investors purchasing securities in the offering.

        Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

        The following table illustrates the per share dilution to investors purchasing shares in the offering:

Assumed public offering price per share		$
Pro forma net tangible book value per share as of December 31, 2013	$
Increase in net tangible book value per share attributable to this offering	$
Pro forma as adjusted net tangible book value per share after this offering		$
Amount of dilution in net tangible book value per share to new investors in this offering		$

        The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value will increase to $        per share, representing an immediate increase to existing stockholders of $        per share and an immediate dilution of $        per share to new investors. If any shares are issued upon exercise of outstanding options, warrants, or convertible debentures, new investors will experience further dilution.

SELECTED FINANCIAL DATA

        The following tables set forth a summary of our historical financial data as of, and for the period ended on, the dates indicated. We have derived the statements of operations data for the years ended December 31, 2013 and 2012 from our audited financial statements included in this prospectus. We have derived the statements of operations data for the three months ended March 31, 2014 and 2013 and balance sheet data as of March 31, 2014 from our unaudited financial statements appearing elsewhere in this prospectus. The unaudited financial statements have been prepared on a basis consistent with our audited financial statements included in this prospectus and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to fairly state our financial position as of March 31, 2014 and results of operations for the three months ended March 31, 2014 and 2013. Historical results for any prior period are not necessarily indicative of results to be expected in any future period. You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus and the "Capitalization," "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in this prospectus.

Statements of Operations data:

					Years Ended,
	Three Months Ended
					December 31, 2013		December 31, 2012
	March 31, 2014		March 31, 2013
	(Unaudited)
Operating Expenses	$		$		$		$
Selling, general and administrative expenses		2,043,605		825,265		3,428,718		6,012,089
Exploration expense		120,701		49,739		1,330,162		422,904
Impairment expense		—		—		326,000		—

Total operating expenses		2,164,306		875,004		5,084,880		6,434,993

(Loss) from operations		(2,164,306)		(875,004)		(5,084,880)		(6,434,993)

Other income (expense)
Interest income						—		46
Interest expense		(690)		(12,226)		(19,190)		(138,806)
Loss on debt settlement		—		—		(1,282,650)		—
Loss on derivative liability option		—		—		(429,000)		—
Loss on legal settlement		(313,000)		—		(10,923,600)		—
Other income (expense)		—		—		(40,000)		—

Total other income (expense)		(313,690)		(12,226)		(12,694,440)		(138,760)

(Loss) before income taxes		(2,477,996)		(887,230)		(17,779,320)		(6,573,753)
Income tax expense		—		—		—		—

(Loss) from continuing operations		(2,477,996)		(887,230)		(17,779,320)		(6,573,753)

Income (loss) from discontinued operations		1,230		88,591		(57,942)		(186,788)

Net loss		$(2,476,766)		$(798,639)		$(17,837,262)		$(6,760,541)

Per share data:
Net loss per share before discontinued operations Attributable to UREE common shareholders		$(0.08)		$(0.03)		$(0.61)		$(0.28)

Discontinued operations attributable to UREE common shareholders		$0.00		$0.00		$(0.00)		$(0.01)

Net loss per share attributable to UREE common shareholders		$(0.08)		$(0.03)		$(0.61)		$(0.29)

Weighted average number of shares outstanding—basic and diluted		30,956,755		27,652,132		29,154,812		23,441,689

Balance Sheet Data:

	As of March 31, 2014	As Adjusted March 31, 2014(1)
	(Unaudited)	(Unaudited)
Summary Balance Sheet Information:	$	$
Current assets	277,845
Assets from discontinued operations	—
Total assets	408,771
Current liabilities	3,329,178
Liabilities from discontinued operations	—
Total liabilities	3,329,178
Total stockholders' deficit	(2,920,407)

(1)
As adjusted amounts give effect to the issuance and sale of                shares of common stock by us in this offering at an assumed public offering price of $            per share and the application of the net proceeds of the offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as set forth under "Use of Proceeds." See "Use of Proceeds" and "Capitalization."

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing at the end of this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should read the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

        We are a rare earth elements exploration company seeking to identify and ultimately mine commercially-viable sources of domestic rare earth elements.

        Currently, our operations are exploratory in nature. We hold over 1,270 unpatented lode mining claims that cover approximately 22,000 acres of land in Idaho, Montana and Colorado. In Idaho and Montana, our claims are located in the Lemhi Pass mineral trend in Lemhi County, Idaho, and Beaverhead and Ravalli Counties, Montana. These claims are grouped into projects that include the Last Chance and Sheep Creek Projects in Montana and the North Fork, Lemhi Pass and Diamond Creek Projects in Idaho. In Colorado, the claims include the Powderhorn Project in Gunnison County, and Wet Mountain Project in Fremont County. We are not producing rare earth elements from any of our claims and further exploration will be required in order to evaluate and identify the commercial viability of producing rare earth elements from any of our claims. As a result, we have no probable or proved reserves of rare earth elements.

        We currently do not have any producing properties and further exploration will be required before a final evaluation as to the economic and practical feasibility of any of our mining claims is determined. As a result, we are considered an exploration stage company under SEC criteria because it has not demonstrated the existence of proven or probable reserves at our properties. Accordingly, as required under SEC guidelines and U.S. GAAP for companies in the exploration stage, all of our investment in mining properties to date has been expensed as incurred and therefore does not appear as assets on our balance sheet. We expect exploration expenditures will continue during 2014 and subsequent years provided that sufficient working capital is available from financing sources. We expect to remain an exploration stage company for the foreseeable future. We will not exit the exploration stage until such time as we demonstrate the existence of proven or probable reserves that meet SEC guidelines. In addition, unless rare earth elements mineralized material is classified as proven or probable reserves, all expenditures for exploration and development will continue to be expensed as incurred.

        Our principal source of liquidity for the next several years will be the continued raising of capital through the issuance of equity or debt securities. We plan to raise funds for each step of our projects and as each step is successfully completed, raise the capital for the next phase. We believe this approach will reduce the cost of capital as compared to trying to raise all the capital for our anticipated funding needs at once. However, since our ability to raise additional capital will be affected by many factors, most of which are not within our control (see "Risk Factors"), no assurance can be given that we will in fact be able to raise the additional capital as is needed.

Discontinuation of Media Business Operations

        On January 11, 2014, we entered into a binding letter of intent to sell the common stock of Media Depot, Inc., our now former media business subsidiary, and certain of our related media assets to Michael D. Parnell, our former chief executive officer and director. On May 12, 2014, we completed the sale of the media business to an affiliate of Mr. Parnell effective January 1, 2014. As a result, the media business has been treated for accounting purposes as "discontinued operations". We do not believe there is any effect on income taxes from the classification of the media business as a discontinued operation as a result of ongoing operating losses, the uncertainty of future profitability and limitations on the utilization of net operating loss carry-forwards.

Results of Operations

Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013

        The following table presents certain consolidated statement of operations information and presentation of that data as a percentage of change from year-to-year for the periods shown.

	Three Months Ended March 31,
	2014	2013	$ Variance	% Variance
Revenues	$—	$—	$—	0%
Cost of revenues	—	—	—	0%

Gross margin	—	—	—	0%

Operating expenses:
Selling, general and administrative expenses	2,043,605	825,265	1,218,340	-148%
Exploration expense	120,701	49,739	70,962	-143%

Total operating expenses	2,164,306	875,004	1,289,302	-147%

(Loss) from operations	(2,164,306)	(875,004)	(1,289,302)	-147%

Other income (expense):
Interest expense	(690)	(12,226)	11,536	94%
Loss on legal settlement	(313,000)	—	(313,000)	-100%

Total other (expense)	(313,690)	(12,226)	(301,464)	-2466%

(Loss) before income taxes	(2,477,996)	(887,230)	(1,590,766)	-179%
Income tax expense	—	—	—	0%

(Loss) from continuing operations	(2,477,996)	(887,230)	(1,590,766)	-179%
Income from discontinued operations	1,230	88,591	(87,361)	-99%

Net loss	$(2,476,766)	$(798,639)	$(1,678,127)	-210%

Operating Expenses

Selling, general and administrative expenses

        Selling, general and administrative expenses for the three months ended March 31, 2014 and 2013 consisted primarily of expenses related to employees and independent contractors, equity awards, rent, audit, overhead, amortization and depreciation, professional and consulting fees, sales and marketing costs, investor relations, legal, and other general and administrative costs. Selling, general and administrative expenses for the three months ended March 31, 2014 increased $1,218,340 to $2,043,605 as compared to $825,265 for the three months ended March 31, 2013. The increase is related to (i) increased stock-based compensation expense of $912,500; (ii) increased consulting expense of $337,012; and (iii) other increases in selling, general and administrative expenses of $187,403, which amount was reduced by lower legal costs in the period of $218,575.

Exploration expenses

        Expenses for the three months ended March 31, 2014 consisted of payments to our independent geologist, geoanalysis, claim permit expenses and staking of claims in the Diamond Creek Project in Idaho and the Last Chance Project in Montana. For the three months ended March 31, 2013, expenses consisted primarily of payments to our independent geologist. Exploration expenses for the three months ended March 31, 2014 increased $70,962 to $120,701 as compared to $49,739 for the three months ended March 31, 2013. The increase is primarily attributable to increased expenses associated with our staking the references claims in 2014.

Other Expenses

        Interest expense for the three months ended March 31, 2014 is related to the financing of our directors and officers insurance. Interest expense for the three months ended March 31 2013 consisted primarily of interest on note payable-related party and convertible debentures-related party. Interest expense for the three months ended March 31, 2014 decreased $11,536 to $690 as compared to $12,226 for the three months ended March 31, 2013. The decrease is primarily attributable to the conversion of the note payable-related party and convertible debentures-related party into equity during 2013.

        In addition, during the three months ended March 31, 2014, we incurred other expense of $311,770 in non-cash items related to loss on legal settlement of $313,000, offset by gain on disposition of the media subsidiaries of $1,230.

        On March 8, 2013, we entered into an Option Purchase Agreement with Lattimore Properties, Inc., or Lattimore Properties, pursuant to which we granted Lattimore Properties a three-year option to purchase up to 3,000,000 shares of our common stock for a purchase price of $75,000. The effectiveness of the option was conditioned on settlement of litigation pending in the District Court of Clark County, Nevada and the U.S. District Court for Utah. On June 5, 2013, the District Court of Clark County, Nevada approved the Settlement Agreement and General Release by and among the Company, on the one hand, and H. Deworth Williams, Edward F. Cowle, Geoff Williams, and Blue Cap Development Corp., on the other hand. We valued the option at $1.73 per share using Black Scholes methodology and expensed $5,103,600, net of the $75,000 paid by Lattimore Properties as loss on legal settlement.

Net Loss

        As a result of the increase in general and administrative expenses, exploration expenses and the loss on legal settlement, the net loss for the three months ended March 31, 2014, was $2,476,766 as compared to a net loss of $798,639 for the three months ended March 31, 2013.

Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

        The following table presents certain consolidated statement of operations information and presentation of that data as a percentage of change from year-to-year for the periods shown.

	Years Ended December 31,
	2013	2012	$ Variance	% Variance
Revenue	$—	$—	$—	0%
Cost of revenues	—	—	—	0%

Gross margin	—	—	—	0%

Operating expenses-
Selling, general and administrative expenses	3,428,718	6,012,089	(2,583,371)	43%
Exploration expense	1,330,162	422,904	907,258	-215%
Impairment expense	326,000	—	326,000	-100%

Total operating expenses	5,084,880	6,434,993	(1,350,113)	21%

(Loss) from operations	(5,084,880)	(6,434,993)	1,350,113	21%

Other income (expense):
Interest income	—	46	(46)	-100%
Interest expense	(19,190)	(138,806)	119,616	86%
Loss on debt settlement	(1,282,650)	—	(1,282,650)	-100%
Loss on derivative liability option	(429,000)	—	(429,000)	-100%
Loss on legal settlement	(10,923,600)	—	(10,923,600)	-100%
Other expense	(40,000)	—	(40,000)	-100%

Total other (expense)	(12,694,440)	(138,760)	(12,555,680)	-9048%

(Loss) before income taxes and discontinued operations	(17,779,320)	(6,573,753)	(11,205,567)	-170%
Income tax expense	—	—	—	0%

(Loss) before discontinued operations	(17,779,320)	(6,573,753)	(11,205,567)	-170%
(Loss) from discontinued operations	(57,942)	(186,788)	128,846	69%

Net (loss)	$(17,837,262)	$(6,760,541)	$(11,076,721)	-164%

Operating Expenses

Selling, general and administrative expenses

        Selling, general and administrative expenses for the years ended December 31, 2013 and 2012 consisted primarily of employee and independent contractor expenses, warrant expenses, expenses related to share issuances, rent, audit, overhead, amortization and depreciation, professional and consulting fees, sales and marketing costs, investor relations, legal, and other general and administrative costs.

        Selling, general and administrative expenses for the year ended December 31, 2013 decreased $2,583,371 to $3,428,718 as compared to $6,012,089 for the year ended December 31, 2012. The decrease related to (i) reduced legal costs of $406,581; (ii) reduced compensation of $429,358; and (iii) reduced stock-based compensation expense of $2,280,127, offset by increases in other selling, general and administrative expenses of $532,895.

Exploration expenses

        Expenses for the year ended December 31, 2013 consisted of property claim expenses and diamond core drilling and channel sampling program operations on the Diamond Creek and North Fork Projects in Idaho and the Last Chance Project in the Lemhi Pass mineral trend in Montana.

        For the year ended December 31, 2012, expenses consisted primarily of compliant core drilling and vein channel sampling at the Diamond Creek Project in Idaho. Exploration expenses for the year ended December 31, 2013 increased $907,258 to $1,330,162 as compared to $422,904 for the year ended December 31, 2012. The increase is primarily attributable to increased expenses associated with our exploratory drilling operations in 2013.

Impairment expenses

        During the year ended December 31, 2013, we recorded an impairment expense of $326,000 related to the Colorado mining claims acquired in the 2010 merger with Seaglass Holdings, Inc.

Other Expenses

        Interest expense for the years ended December 31, 2013 and 2012 consisted primarily of interest on note payable-related party and convertible debentures-related party.

        Interest expense for the year ended December 31, 2013 decreased $119,616 to $19,190 as compared to $138,806 for the year ended December 31, 2012. The decrease is primarily attributable to the conversion of the note payable-related party and convertible debentures-related party into equity during 2013.

        In addition, during the year ended December 31, 2013, we incurred other expense of $12,635,250 in non-cash items related to (i) loss on legal settlement of $10,923,600 as discussed below; (ii) loss on debt settlement of $1,282,650 related to the conversion of the related-party liabilities into equity, as discussed above, at below market prices; and (iii) loss on derivative liability of $429,000.

        On March 8, 2013, we entered into an Option Purchase Agreement with Lattimore Properties, Inc., or Lattimore Properties, pursuant to which we granted Lattimore Properties a three-year option to purchase up to 3,000,000 shares of our common stock for a purchase price of $75,000. The effectiveness of the option was conditioned on settlement of litigation pending in the District Court of Clark County, Nevada and the U.S. District Court for Utah. On June 5, 2013, the District Court of Clark County, Nevada approved the Settlement Agreement by and among UREE, on the one hand, and H. Deworth Williams, Edward F. Cowle, Geoff Williams, and Blue Cap Development Corp., on the other hand. We valued the option at $1.73 per share using Black Scholes methodology and expensed $5,103,600, net of the $75,000 paid by Lattimore Properties, as loss on legal settlement.

        As a part of the Settlement Agreement, we agreed to issue 3,000,000 shares of our common stock to Logic International Consulting Group, LLC, or Logic, as compensation for its consulting services to us in connection with the settlement of the stockholder litigation. On October 7, 2013, we issued the 3,000,000 shares of our common stock to Logic at a valuation of $2.85 per share, or $5,820,000, as loss on legal settlement.

Loss from Discontinued Operations

        As discussed above in "—Discontinuation of Media Business Operations", the media business has been treated for accounting purposes as "discontinued operations." Loss from discontinued operations for the year ended December 31, 2013 decreased $128,846 to $57,942 as compared to $186,788 for the year ended December 31, 2012. We do not believe there is any effect on income taxes from the classification of the media business as a discontinued operation as a result of ongoing operating losses, the uncertainty of future profitability and limitations on the utilization of net operating loss carry-forwards.

Net Loss

        As a result of the foregoing, net loss for the year ended December 31, 2013, was $17,837,262 as compared to a net loss of $6,761,541 for the year ended December 31, 2012.

Liquidity and Capital Resources

        Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

        At March 31, 2014, we had cash of $115,825 and a working capital deficit of $3,051,333. At December 31, 2013, we had cash of $2,216,102 and a working capital deficit of $2,033,090. This decrease in cash was due primarily to share repurchase payments. During the year ended December 31, 2013, we raised approximately $6,280,000 through the sale of our common stock, options and the issuance of notes. We expect the discontinuation of the media business to provide an immaterial improvement to our cash flow since our operating expenses exceeded revenues for each of the last two fiscal years.

        The opinion of our independent registered public accounting firm on our audited financial statements as of and for the year ended December 31, 2013 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon raising capital from financing transactions.

  Operating Activities.

        Net cash used in operating activities for the three months ended March 31, 2014, was $1,045,778. This amount was primarily related to a net loss of $2,476,766 offset by $1,361,748 in non-cash expenses related to: (i) stock based compensation and shares issued for services of $1,042,000; (ii) a loss on legal settlement of $313,000; and (iii) other non-cash expenses of $6,748. Net cash used in operating activities for the three months ended March 31, 2013 was $204,966. This amount was primarily related to a net loss of $798,639, offset by an increase in accounts payable and accrued expenses of $671,940 and non-cash expenses totaling $4,366.

        Net cash used in operating activities for the year ended December 31, 2013, was $3,132,973. This amount was primarily related to a net loss of $17,837,262, offset by $14,680,099 in non-cash expenses related to (i) loss on legal settlement of $10,923,600; (ii) loss on debt settlement of $1,282,650; (iii) stock based compensation of $1,698,128; (iv) impairment expense of $326,000; (v) loss on derivative of $429,000; and (vi) other non-cash expenses of $20,721. Net cash used in operating activities for the year ended December 31, 2012 was $923,410. This amount was primarily related to a net loss of $6,760,541 and a reduction in accounts payable and accrued expenses of $1,358,500, offset by $6,818,760 of non-cash expenses related to stock based compensation of $6,655,520 and other non-cash expenses totaling $163,240.

  Investing Activities.

        Net cash used in investing activities for the three months ended March 31, 2014 and March 31, 2013 were $0 and $0, respectively.

        Net cash used in investing activities for the year ended December 31, 2013 was $45,863. This related to the purchase of fixed assets. Net cash used by investing activities for the year ended December 31, 2012 was $0.

  Financing Activities.

        Net cash used in financing activities for the three months ended March 31, 2014 was $1,054,499. This amount was primarily related to cash paid for common stock repurchases of $1,344,999 and the payment of deferred financing costs of $22,000 offset by the proceeds from our sale of common stock of $312,500. Net cash provided by financing activities for the three months ended March 31, 2013 was $150,000. This amount was related to proceeds from a related party note payable.

        Net cash provided by financing activities for the year ended December 31, 2013 was $5,227,999. This amount was related to (i) the sale of our common stock for $5,905,000, (ii) the proceeds from a note payable to a related party of $250,000, and (iii) proceeds from the sale of options of $125,000, which sum was offset by the repurchase of common stock for $1,052,001. Net cash provided by financing activities for the year ended December 31, 2012 was $568,796. This amount was primarily related to proceeds from the sale of common stock and warrants of $550,000 and the proceeds from convertible debentures and note payable to a related party of $900,000, offset by the repayment of notes payable to a related party of $881,204.

        Our business plan calls for significant expenses in connection with the exploration of our prospects. To date, we have principally financed our operations through the sale of shares of our common stock and the issuance of debt. We do not currently have sufficient funds to conduct continued exploration on our claims and require additional financing in order to determine whether the claims contain economic rare earth elements mineralization. We will need additional financing if the costs of the exploration of the claims are greater than anticipated. We will also require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. Our recent efforts to generate additional liquidity, including through sales of our common stock and the issuance of secured convertible debentures, are described in more detail in the financial statement notes. Obtaining additional financing would be subject to a number of factors, including the market prices for rare-earth elements, investor acceptance of our properties and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

        Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However we cannot assure you that additional financing will be available when needed on favorable terms, or at all. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our plans and possibly cease our operations.

        If commercially viable rare earth element reserves are proven, additional capital will be needed to actually develop and mine those reserves. Even if such reserves are found, we will not be able to develop our mining operations should we be unable to obtain the necessary financing.

        Our contractual cash obligations as of March 31, 2014 are summarized in the table below:

Contractual Cash Obligations	Total	Less Than 1 Year	1 - 3 Years	3 - 5 Years	Greater Than 5 Years
Operating leases	$127,978	$59,165	$68,813	$—	$—
Capital lease obligations	—	—	—	—	—
Note payable	—	—	—	—	—
Mining expenditures(1)	4,415,000	4,415,000	—	—	—
Payments under Stock Repurchase Option Agreements(2)	924,000	924,000	—	—	—

	$5,466,978	$5,398,165	$68,813	$—	$—

(1)
We have budgeted the following expenditures for the fiscal year ended December 31, 2014, depending on additional financing, for general and administrative expenses and exploration and development to implement the business plan as described above

Expenditures	$
Exploration costs	$4,215,000
Property payments	100,000
Future property acquisitions	100,000

Total mining	4,415,000
General and administrative	800,000

Total	$5,215,000

(2)
We entered into repurchase option agreements with existing stockholders under which we (i) acquired 100,000 shares of our common stock at $1.00 per share during September 2013, (ii) acquired 952,001 shares of our common stock at $1.00 per share during October 2013, and (iii) acquired 2,268,999 shares of our common stock at $1.00 per share during December 2013 with payments to be made in 2014. Certificates representing the 2,268,999 shares of common stock have been delivered to us and cancelled. As of May 9, 2014, we had made payments of $1,344,999 to the holders of such shares of common stock. The balance of $924,000 is recorded as "other current liabilities" and is currently due and payable.

Off-Balance Sheet Arrangements

        We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies and Estimates

        The application of GAAP involves the exercise of varying degrees of judgment. On an ongoing basis, we evaluate our estimates and judgments based on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We believe that of our significant accounting policies (see summary of significant accounting policies more fully described in Note 2 to the financial statements set forth in this report), the following policies involve a higher degree of judgment and/or complexity:

Cash and Cash Equivalents

        We classify highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. We maintain cash balances at various financial institutions. Balances at U.S. banks are insured by the Federal Deposit Insurance Corporation up to $250,000. We have not experienced any losses in such accounts and believe we are exposed to any significant risk for cash on deposit. As of March 31, 2014, we had $0 deposited in uninsured cash accounts.

Property and Equipment

        Equipment consists of machinery, furniture and fixtures and software, which are stated at cost less accumulated depreciation and amortization. Depreciation is computed by the straight-line method over the estimated useful lives or lease period of the relevant asset, generally 5-7 years.

Mineral Properties

        Costs of acquiring mineral properties are capitalized by project area upon purchase of the associated claims. Costs to maintain the mineral rights and leases are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves.

Long-Lived Assets

        We review our long-lived assets for impairment annually or when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to us are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values, an impairment loss is recognized in operating results.

Mineral Exploration and Development Costs

        All exploration expenditures are expensed as incurred. Significant property acquisition payments for active exploration properties are capitalized. If no minable ore body is discovered, previously capitalized costs are expensed in the period the property is abandoned.

        Should a property be abandoned, its capitalized costs are charged to operations. We charge to operations the allocable portion of capitalized costs attributable to properties sold. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

Value Measurements and Financial Instruments

        ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy, which requires classification based on observable and unobservable inputs when measuring fair value. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity's own assumptions (unobservable inputs).

Recently Issued Accounting Pronouncements

        A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to its consolidated financial statements.

        In February 2013, the Financial Accounting Standards Board, or the FASB, issued Accounting Standards Update, or the ASU, 2013-04, Liabilities (Topic 405), which provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. ASU 2013-04 is effective for fiscal years beginning after December 15, 2013, which is effective for the Company's first quarter of fiscal year 2015. We do not believe the adoption of ASU 2013-04 will have a material effect on our consolidated financial statements.

        In February 2013, the FASB issued ASU 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. ASU 2013-02 requires disclosure of the amounts reclassified out of each component of accumulated other comprehensive income and into net earnings during the reporting period and is effective for reporting periods beginning after December 15, 2012. We do not believe the adoption of ASU 2013-02 in the first quarter of fiscal year 2014 will have a material impact on the measurement of net earnings or other comprehensive income.

Quantitative and Qualitative Disclosure about Market Risk

        We have no investments in any market risk sensitive instruments either held for trading purposes or entered into for other than trading purposes.

 BUSINESS AND PROPERTIES

General Information

        We are a rare earth elements exploration company seeking to identify and ultimately mine commercially-viable sources of domestic rare earth elements.

        Currently, our operations are exploratory in nature. We hold over 1,270 unpatented lode mining claims that cover approximately 22,000 acres of land in Idaho, Montana and Colorado. In Idaho and Montana, our claims are located in the Lemhi Pass mineral trend in Lemhi County, Idaho, and Beaverhead and Ravalli Counties, Montana. These claims are grouped into projects that include the Last Chance and Sheep Creek Projects in Montana and the North Fork, Lemhi Pass and Diamond Creek Projects in Idaho. In Colorado, the claims include the Powderhorn Project in Gunnison County, and Wet Mountain Project in Fremont County. We are not producing rare earth elements from any of our claims and further exploration will be required in order to evaluate and identify the commercial viability of producing rare earth elements from any of our claims. As a result, we have no probable or proved reserves of rare earth elements.

        We historically had two business segments: (i) co-op advertising services which encompassed radio, television, cable, print or outdoor advertising, print ads and production of electronic commercials conducted through Media Depot, Inc., a wholly-owned subsidiary of the Company, or Media Depot, and a subsidiary of Media Depot, Media Max, Inc., as well as certain other assets held by us; and (ii) a rare earth elements exploration and claims business acquired through mergers with several companies. Our management has determined to exit the advertising business, and to focus solely on the creation of a completely independent American-based rare earth exploration company with claims located in the continental United States.

        Our principal executive offices are located at 5600 Tennyson Parkway, Suite 240, Plano, Texas 75024. The telephone number is 972-294-7116. Our principal website address is www.usrareearths.com. The information contained on, or that can be accessed through, our website is not incorporated into and is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Company History and Structure

        We were incorporated in the State of Delaware on July 27, 1999 and changed our domicile to the State of Nevada in December 2007. We were originally organized for general investment purposes under the name "Calypso Financial Services, Inc." We entered the advertising business through the merger of Calypso Acquisitions, Inc., a wholly-owned subsidiary of ours, with and into Media Depot, Inc., a Nevada corporation, on December 31, 2007. Following the acquisition, we changed our name to Calypso Media Services Group, Inc. and re-domiciled as a Nevada corporation.

        In December 2010, Calypso Media Services Group entered the mining exploration business through the merger of its wholly-owned subsidiary, Calypso Merger, Inc., into Seaglass Holding Corp., which held rights to more than 600 unpatented lode mining claims covering more than 12,000 acres of land located in Fremont, Gunnison and Saguache Counties of Colorado. Based on geological studies published by various government agencies, as well as our own exploration efforts to date on our claims, we believe these mineral claims are on, near, or adjacent to anomalous features believed to contain rare earth elements. Pursuant to the terms of the merger agreement, the stockholders of Seaglass exchanged 100% of the outstanding common stock of Seaglass for 5,900,000 unregistered shares of our common stock valued at $.50 per share or $2,950,000. An independent evaluation was performed by a licensed professional engineer to estimate the fair market value of the claims on the date of acquisition. Based on this report, we assigned a fair value to the claims of $326,000 and recorded an impairment expense of $2,624,000 for the year ended

December 31, 2010. At the time of the Seaglass merger, Calypso Media Services Group changed its name to Colorado Rare Earths, Inc.

        Colorado Rare Earths further expanded its exploration business in August 2011 when U.S. Rare Earths, Inc., a Delaware corporation, or Old USRE, was merged into Seaglass. With this merger, Colorado Rare Earths acquired rights to 583 unpatented lode mineral claims located in Lemhi County, Idaho, and 56 unpatented lode mining claims located in Beaverhead and Ravalli Counties, Montana. The mineral claims cover over 9,600 acres of land. Based on geological studies published by various government agencies, as well as our own exploration efforts to date on our claims, we believe these mineral claims are on, near, or adjacent to anomalous features believed to contain rare earth elements. Pursuant to the terms of the merger agreement, Old USRE stockholders exchanged 100% of their outstanding common stock for 5,000,000 unregistered shares of our common stock valued at $2.85 per share. As part of the acquisition price, we also assumed several notes payable in the aggregate amount of $1,450,000. At the closing, we paid $500,000 related to the booked notes payable. We did not obtain a valuation of the mineral properties at the time of the merger. As a result, we assigned a fair value to the claims of $0 and recorded an impairment expense of $15,678,000 for the year ended December 31, 2011. Following the merger, we changed our name to "U.S. Rare Earths, Inc."

        We have maintained most of the claims acquired through the above-described mergers and have acquired new claims. Today, we hold over 1,270 unpatented lode mining claims for rare earth elements covering approximately 22,000 acres of land in Idaho, Montana, and Colorado. Exploration on these projects is discussed under "Properties—Mining Claims" below.

Current Operations

        Our current operations are exploratory in nature. We are considered an exploration stage company under SEC criteria because we have not demonstrated the existence of proven or probable reserves at our claims and have not conducted any actual mining operations. Accordingly, as required under SEC guidelines and U.S. GAAP for companies in the exploration stage, all of our investments in mineral properties to date have been expensed as incurred and therefore do not appear as assets on our balance sheet. We expect exploration expenditures will continue during 2014 and subsequent years. We expect to remain an exploration stage company for the foreseeable future. We will be deemed an exploration stage company until such time as we demonstrate the existence of proven or probable mineral reserves that meet SEC guidelines. Likewise, unless mineralized material is classified as proven or probable reserves, substantially all expenditures for mine exploration and construction will continue to be expensed as incurred.

        Our principal source of liquidity for the next several years will be capital raises through the sale and issuance of equity and debt securities. However, since our ability to raise additional capital will be affected by many factors, most of which are not within our control, there can be no assurance that we will be able to raise the additional capital, as and when needed, to fund our ongoing operations. Please see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information regarding the challenges we face in raising capital and with respect to our current liquidity.

Our Market Opportunity

        Global demand for REEs has experienced an upward trend. This is projected to continue to grow as a result of the developing rare earth elements supply chain as more high-tech and green industry applications come to market. During this time, China has been the primary producer and refiner of rare earth elements. With China's dominance of the production and refinement of REEs, the rest of the world is currently dependent on Chinese exports to meet its own growing needs specifically related to heavy rare earth elements and critical rare earth elements.

        According to IMCOA and Curtin University, global demand for rare earth oxides in 2013 was estimated to be between 120,000 and 130,000 metric tons growing to between 140,000 and 150,000 metric tons in 2015. At the same time, IMCOA and Curtin University estimate that Chinese rare earth oxide production in 2013 was 100,000 metric tons growing to 110,000 metric tons in 2015 with an estimated domestic Chinese demand of approximately 80,000 metric tons in 2013 growing to 90,000 metric tons in 2015. Therefore, with global demand growing at a faster pace than Chinese excess supply, we believe greater rare earth supply sources outside of China will be needed to make up the shortfall to meet global demand.

        While production from new operations such as Mountain Pass in California and Mt. Weld in Western Australia may be able to make up some of the shortfall between demand and supply, according to the CRS Report, several forecasts show that there may be shortfalls of some rare earth elements.

        As we hold unpatented lode mining claims to nearly all of the historically known rare earth element mineralization occurrences in the Lemhi Pass District of East-Central Idaho and South-Western Montana, we believe we can play an important role in addressing this increasing supply/demand disparity.

Rare Earth Elements Market Overview

        The discussion concerning the rare earths industry included in this prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third party research, surveys and studies are reliable, we have not independently verified such information.

What are Rare Earth Elements?

        The rare earth elements are a group of 16 chemical (metallic) elements consisting of the 15 lanthanide elements along with yttrium. They share many similar properties, and all tend to occur together in geological deposits, although in varying concentrations. Rare earth elements are relatively common; however, they are referred to as "rare" because they are not often found in commercially exploitable concentrations. The principal mineral sources for rare earth elements are bastnasite, monazite, ion-absorption clays and loparite. Despite their relative abundance, rare earth elements are more difficult to mine and extract than equivalent sources of transition metals, making rare earth elements relatively expensive.

        Rare earth elements generally fall into one of two categories—the light rare earth elements, which include lanthanum, cerium, praseodymium, neodymium, promethium, samarium and europium, and the heavy rare earth elements, which include gadolinium, terbium, dysprosium, holmium, erbium, thulium, ytterbium, lutetium and yttrium. Rare earth element mineral deposits are usually rich in light rare earth elements. Heavy rare earth element deposits have a lower concentration of light rare earth elements with a significantly higher percentage of heavy rare earth elements. While light rare earth elements tend to be more abundant, one light rare earth element—neodymium—and four heavy rare earth elements—europium, terbium, dysprosium and yttrium—are in sufficiently short supply that they are referred to as "critical rare earth elements".

        The oxides produced from processing rare earth elements are commonly referred to as rare earth oxides.

Rare Earth Element Uses

        Rare earth elements are necessary components in many high technology and green energy related products in both civilian and national security applications. Currently, the dominant end uses for rare earth elements in the United States are for automobile catalysts and petroleum refining catalysts, use as phosphors in color television and flat panel displays (cell phones, portable DVDs, and laptops), permanent magnets and rechargeable batteries for hybrid and electric vehicles, and numerous medical devices. There are important defense applications such as jet fighter engines, missile guidance systems, anti-missile defense systems, and satellite and communication systems. Permanent magnets containing neodymium, gadolinium, dysprosium, and terbium are used in numerous electrical and electronic components and new-generation generators for wind turbines. The following table derived from the CRS Report identifies the major end use for the following rare earth elements:

Rare Earth Elements	Major End Use
Cerium	Auto catalyst, petroleum refining and metal alloys
Dysprosium	Permanent magnets and hybrid engines
Erbium	Phosphors
Europium	Red color for television and computer screens
Gadolinium	Magnets
Holmium	Medical lasers, glass coloring, and defense infrared counter measure systems and range finding.
Lanthanum	Hybrid engines and metal alloys
Lutetium	Catalyst in petroleum refining
Neodymium	Auto catalyst, petroleum refining, hard drives in laptops, headphones and hybrid engines
Praseodymium	Magnets
Samarium	Magnets
Terbium	Phosphors and permanent magnets
Thulium	Medical x-ray units
Ytterbium	Lasers and steel alloys
Yttrium	Red color, fluorescent lamps, ceramics and metal alloy agent

Rare Earth Element Demand

        IMCOA and Curtin University estimated worldwide demand for rare earth oxides in 2010 to be approximately 123,000 metric tons. IMCOA estimates demand for rare earth oxides will grow to approximately 145,000 metric tons in 2016 and between 200,000 to 240,000 metric tons in 2020.

        The CRS Report, estimated rare earth demand by application for 2010 and 2015 based on data provided by IMCOA in 2011 as follows:

Rare Earth Demand by Application—U.S. and World, 2010

Rare Earth Demand by Application—U.S. and World, 2015

Rare Earth Element Production and Reserves

        Historically, the United States was the leading producer of rare earths from 1965 to the mid-1980s. During this period, the United States provided the majority of rare earth minerals to the rest of the world from the Mountain Pass mine in California. However, by 1986, China surpassed the United States to be the world's top producer and major supplier of rare earths. As illustrated by the following table from the CRS Report showing production and reserves of rare earth elements by country in 2011, China has dwarfed all other producers, supplying some 95% of the world's rare earth elements. During 2012, Molycorp's Mountain Pass mine in California came back into production and, according to Molycorp's 2013 annual report, the Mountain Pass mine produced approximately 2,000 metric tons of rare earth oxides in the third and fourth quarters of 2013 with a design capacity of 19,050 metric tons per year. In addition, Lynas Corporation's Mt. Weld mine in Australia has come on line, but, according to the CRS Report, has yet to reach its projected production capacity of 11,000 metric tons per year. Given the timeline for current exploration projects to come into production, if at all, we believe that China will continue to dominate the market for rare earth elements for the foreseeable future.

Rare Earth Element Prices

        According to the CRS Report, prices of rare earth oxides rose rapidly in 2010 and 2011, while rare earth oxide prices declined in the first half of 2012 through the second quarter in 2013. The CRS Report attributes the price increases to restrictions on Chinese rare earth exports and lack of capacity elsewhere in the world and attributes the price declines to softer demand (e.g., some substitution, high stocks, and a slow economic recovery). We believe that China's dominance of the global rare earth elements market gives it the ability to exercise substantial control over the current pricing of rare earth elements. We also believe that, until a domestic, readily available, transparent, and free market source of rare earths production becomes available, China will maintain substantial control over market prices for the foreseeable future.

        The following table shows prices for selected rare earth elements from 2008 to mid-year 2013.

Source:    CRS Report as provided by IMCOA, 2011, 2013 and METI, 2011.

        We believe that the anticipated shortages of rare earth elements worldwide, coupled with the desirability from the standpoint of national security for developing sources of rare earth elements within the United States, creates an opportunity to develop a successful rare earth elements mining and processing business. We are at the early stages of exploration on our Montana, Idaho, and Colorado prospects and have neither proven nor probable reserves; nor have we completed preliminary feasibility studies for any of these prospects. However, based on geological studies published by various government agencies as well as our own exploration efforts to date on our claims, we believe that these opportunities are worth pursuing.

Properties

        We do not own real property and have no plans to acquire any real estate. Our mining claims and other real property interests specifically related to mining are discussed below.

Summary of Our Mining Claims

        Currently, our operations are exploratory in nature. We hold over 1,270 unpatented lode mining claims covering approximately 22,000 acres of land in Idaho, Montana and Colorado. In Idaho and Montana, our claims are located in the Lemhi Pass mineral trend in Lemhi County, Idaho, and Beaverhead and Ravalli Counties, Montana. These claims are grouped into projects that include the Last Chance and Sheep Creek Projects in Montana and North Fork, Lemhi Pass and the Diamond Creek Projects in Idaho. In Colorado, the claims include the Powderhorn Project in Gunnison County, and the Wet Mountain Project in Fremont County. These claims have been filed with the Bureau of Land Management, or BLM, pursuant to the General Mining Law on federal lands where both the surface and mineral interests are owned by the United States government.

        All of our mining claims are wholly owned without any royalties or shared interest. As part of the Settlement Agreement described in the section entitled "Transactions with Related Persons", we granted a ten-year right of first refusal—consistent with the terms and conditions proposed by a bona fide third-party commercial bidder determined by the parties—with respect to a contract for the disposition of thorium in connection with any future mining of rare earths on our Lemhi Pass properties.

        Our number of mining claims by state, project and covered acres are summarized in the table below.

U.S. Rare Earths Inc.'s Mining Claim Summary.

Claims			Count	Covered Acres
State	Project	Prospect
Montana			56	937
	Last Chance		44	693
	Sheep Creek		12	244
Idaho			583	8,677
	North Fork		456	6,475
		Silver King	10	203
		Cardinal	59	461
		Jackpot	28	333
		Radiant	59	62
		Bus	27	558
		Non-Prospect NF	273	4,858
	Lemhi Pass		98	1,650
	Diamond Creek		28	552
Colorado			611	12,173
	Powderhorn
		Satellite	175	3,483
		Rudolph Hill	302	5,962
	Wet Mountains		134	2,728

Total			1,273	21,786

        Our claims and our activities to date with respect to our claims are discussed below.

Montana and Idaho

  Summary

        We have more than 630 unpatented lode mining claims in Beaverhead and Ravalli Counties, Montana, and in Lemhi County, Idaho, that cover more than 9,600 acres of land. All of these claims are located on properties that are part of a mineralized trend that we refer to as the Lemhi Pass mineral trend as illustrated in the map in Figure 1 below. This trend extends for approximately 60 miles through Montana and Idaho and contains known anomalous rare earth mineralization, based on certain reports described below. For purposes of exploration and assessment, we have broken our claims in the Lemhi Pass mineral trend into five exploration projects, two in Montana (Last Chance and Sheep Creek) and three in Idaho (North Fork, Lemhi Pass and Diamond Creek). The relative positions of these projects within the Lemhi Pass mineral trend may be seen on the map in Figure 1 below.

Figure 1

  History of Exploration in the Lemhi Pass Mineral Trend

        The Lemhi Pass mineral trend has had two general periods of historical exploration and prospecting, the first of which started in 1883 and was principally for copper. The second period began in 1950 following the discovery of thorium in the area and extended through the 1980's. This exploration was conducted by various entities, sometimes with federal government funding, and was focused upon the potential use of thorium. This exploration included core-hole drilling and surface sampling, as well as some surface excavation to expose a mineral vein in many areas, including several longitudinal cuts that expose the Last Chance vein with a known length of 4,350 feet. In addition, some underground exploration was undertaken on the Last Chance vein. Several mine tunnels were excavated extending some 1,300 feet, in addition to a vertical shaft of 80 feet.

        While much of the analysis of our 2013 exploration is not yet published, the U.S. Geological Survey, or USGS, and Idaho Bureau of Mines and Geology issued a number of reports evaluating the Lemhi Pass rare earth-thorium mineralization trend. This work indicates the presence of monazite and xenotime—mineral sources for rare earth elements. Associated minerals include principally thorite, specular hematite, magnetite, feldspars, quartz, barite, rutile, and, particularly, goethite along mineralized fracture/shear zones.

        From 1965 through 1968, the U.S. Atomic Energy Commission, or AEC, evaluated the Lemhi Pass mineral trend and issued several reports detailing grab-sample assay chemistry, geology, mineralogy, and sample locations encompassing the entire trend. In the course of its geological investigations, the AEC collected 200 samples from over 50 properties in the Lemhi Pass area. Metallurgical investigations at the time by the U.S. Bureau of Mines cited by the AEC indicated that recovery of REEs, with an acid cure, could be between 50-70% of the rare earth elements present in the deposit.

        Expanding on original exploration works by others, the USGS completed a survey of the area encompassing Lemhi Pass in 1979. They reported that thorium mineralization occurs in 219 known veins in the Lemhi Pass area (there is a high correlation in deposits of rare earth minerals where thorium is found), the largest vein being located on our Last Chance Project, which is up to 40 feet thick, with a stated known length of 4,350 feet. The area veins typically have strikes (orientation of length) from N 40° W to N 80° E, with a dip that varies between 40° and 70° SE, and follow irregular fractures in the host rock.

        These published works, together with some privately held available data concerning this early exploration, were of great use to us and our predecessors in locating our claims in the Lemhi Pass mineral trend.

  Environmental Concerns Related to Historical Workings

        The rare earth mineralization found on all of our projects has some associated thorium. Historical investigations used the radioactive nature of thorium minerals to locate occurrence of thorium, which also led to the discovery of the associated rare earth minerals. These radioactive minerals are generally in concentrations of less than 0.05% and are considered Naturally Occurring Radioactive Material (NORM) and, to date, none of our approved and permitted or submitted Plans of Operation or Notices of Intent require us to remediate any historical workings.

        In a majority of cases, these historical investigations used bulldozers to excavate the surface material to better expose the surface expression of these minerals. Because of this, all of our projects have some historical surface disturbance. In some cases, surface disturbances have been covered back up by the BLM. In other cases, such as the Last Chance Project and claims holding the Last Chance main vein and generally our projects in Montana, no covering of these workings has occurred; however, the adits that exist in the Last Chance Project have been closed-in by backfilling at the opening. All of our exploration work is restricted to less than five acres of disturbance and requires permitting according to our submitted Plans of Operation or Notices of Intent to the applicable regulatory authority. To date none of our approved and permitted or submitted Plans of Operation or Notices of Intent require us to remediate our historical workings.

The Montana Projects

Last Chance

  Location

        The Last Chance Project is located approximately 25 miles SSE of Salmon, Idaho on Forest Service Land in the Beaverhead National Forest District in Lemhi County, Idaho and Beaverhead County, Montana. This project is accessed by traveling south on Idaho Highway 28 to Tendoy, Idaho. Then east (left) on the Lewis & Clark Highway/Agency Creek Road 13.9 miles into Montana turning south (right)

onto Frying Pan Road to the project area. All other access is by foot or helicopter. Access to the Last Chance property and the locations of contiguous claim blocks are shown in the map in Figure 2 below.

Figure 2

  Mineral Rights Ownership, Maintenance and Description

        The Last Chance Project consists of 44 unpatented lode mining claims covering approximately 690 acres. These claims are listed in the table below. The claims were staked on federal land on the "Location Date" shown in the table below and are maintained in accordance with the General Mining Law.

Last Chance Project Claims

Claim Name(1)	Location Date(2)	Acres
ATOMIC BLAST	7/26/2007	14.3
BROWN BEAR 2-MT	9/22/2007	11
DAN PATCH	7/26/2007	20.66
FINAL LAST CHANCE NEW	3/4/2014	13
FRYING PAN	7/24/2007	8.7
FRYING PAN 2	7/24/2007	20.66
G & G 2	7/25/2007	20.66
G & G 3	7/25/2007	20.66
G & G 5	7/25/2007	20.66
G & G 6	7/25/2007	20.66
GROUSE 1	7/24/2007	11.2
KATIE LYNN 1	7/26/2007	20.66

Claim Name(1)	Location Date(2)	Acres
KATIE LYNN 2	7/26/2007	20.66
KATIE LYNN 3	7/26/2007	20.66
KATIE LYNN 4	7/26/2007	20.66
KATIE LYNN 5	7/26/2007	20.66
KATIE LYNN 6	7/26/2007	20.66
LAST CHANCE 3	7/24/2007	13.8
LAST CHANCE 30 NEW	3/4/2014	20.66
LAST CHANCE 31	7/24/2007	20.66
LAST CHANCE 32	7/24/2007	20.66
LAST CHANCE 39	7/24/2007	20.66
LAST CHANCE 42 NEW	3/6/2014	19.7
LAST CHANCE 5	7/24/2007	10
LAST CHANCE A	7/24/2007	20.66
LAST CHANCE EXT 6	7/24/2007	11
LAST CHANCE EXT 7	7/24/2007	15.4
LAST CHANCE H	7/24/2007	13.7
LAST CHANCE I	7/24/2007	7.3
LAST CHANCE J	7/24/2007	13.4
LAST CHANCE NEW	3/4/2014	20.66
MONTANA BEAVERHEAD	7/24/2007	16.5
RAGAND	7/24/2007	14.4
RAGAND 10	7/24/2007	5.9
RAGAND 11	7/24/2007	13.3
RAGAND 12	7/24/2007	12.3
RAGAND 6	7/24/2007	11.1
RAGAND 8	7/24/2007	6.6
RAGAND 9	7/24/2007	18.1
SHADY TREE OVERSIGHT 4	7/25/2007	20.66
SHADY TREE OVERSIGHT 5	7/25/2007	20.66
SHADY TREE NEW	3/4/2014	20.66
TRAPPER 1	7/24/2007	10.8
TRAPPER 4	7/24/2007	13.6

(1)
All claims are recorded in the name of Seaglass Holding Corp., a wholly-owned subsidiary of ours.

(2)
All claims are located in the State of Montana.

        The principal explored claims include the following nine claims: the Last Chance New, Last Chance 30 New, Shady Tree New, Montana Beaverhead, Trapper 1, Final Chance New, Last Chance 39, Last Chance 42 New, and Last Chance 31. The remaining claims have not been explored in detail by us and are being held for future exploration work.

        These claims and their associated mineral rights are held by currently active unpatented lode mining claims filed with the Montana office of the BLM, located in Billings, Montana and at the County Recorder's Office of Beaverhead County, in Montana. Maintenance of the mineral rights associated with the unpatented lode mining claims require annual filing and payment of $140 per claim fee to the BLM and filing with county jurisdiction with an associated recording fee of approximately $150 for all Montana located unpatented lode mining claims. During the normal course of exploration, we plan to continually perfect, expand, reduce, or otherwise modify and adjust our claims in coordination with our exploration efforts to maintain effective mineral rights that cover material properties.

  History of the Project

        The most noteworthy early historical work on and related to the Last Chance prospect thorium-rare earth mineralization trend began in the early 1950's by US government agencies that issued multiple reports detailing, geology, and mineralogy covering the entire Lemhi Pass thorium-rare earth mineralized trend. This northwest mineralized trend extends over 60-70 miles from Lemhi Pass, Idaho to the North Fork "Mineral Hill" area northeast of Shoup, Idaho, and contains the Last Chance prospect. The principal rare earth minerals of the trend are monazite and xenotime.

        These government investigations were supplemented by private entity exploration starting in 1950 with Elkhorn Mining Co, followed by Sawyer Petroleum Co. in partnership with Union Pacific Railroad Co., then later by Tenneco Oil Co., followed by Idaho Energy and Resources Co.

        These reports investigate and describe mineralization (rare earths) occurrences in 219 known veins in the Lemhi Pass area of Idaho and Montana, the largest vein being located on the Last Chance Project, which is up to 39 feet thick, with a known length of 4,350 feet. The Lemhi Pass area veins are reported to typically have strike (orientation of length) azimuths of 320 to 80 degrees, with southeasterly dips varying between 40 to 70 degrees that followed irregular fractures in the host rock. Specific efforts of these early investigations focused on the Last Chance vein. The historical investigations and work efforts on the Last Chance vein developed 10 drill-holes reaching depths of 290 feet, multiple trenches along and cross-cutting the Last Chance main vein where it is exposed at the surface, an 80 foot vertical shaft, and two adits totaling more than 1,300 feet of underground work that drift to and along the vein. The underground adits and shaft are currently closed-in.

        Our predecessor companies also completed grab sampling between 2007 and 2010 indicating several localities of anomalous rare earth mineralization.

  Geological Setting

        The Last Chance Project regional geology consists primarily of the Proterozoic metamorphosed Belt Supergroup of sediments that are well known in the region. These "metasediments" consist of very thick units of metamorphosed micaceous sandstones, siltstones, and mudstones of lake-basin origin and were deposited approximately 1.4 billion years ago. These sediments have since been metamorphosed and subsequently thrust and block faulted. There are numerous block faults with normal movement surrounding and within the Project. Three named faults exist in the area; the Lemhi Pass Fault lies to the north of the Last Chance Project, and the Bull Moose Fault and Dan Patch Fault are located east of the Last Chance Project. There are unnamed normal faults crossing the Project.

        The Project's rare earth mineralization is considered to be related and deposited in the early Cenozoic (Tertiary) time period and is structurally controlled along the northeast and northwest trending fractures and shear zones hosted in the Project Belt Supergroup units.

  Exploration work

        The Last Chance Project is an exploration stage project and does not have any reportable reserves.

  Phase I & II Exploration Work

        The majority of our Phase I and II work was conducted during 2013 on the Last Chance Project's main vein, which is one of the longest known veins in the Lemhi Pass mineral trend and extends up to approximately 4,350 feet along its length. Our work at this project in 2013 consisted of a compliant diamond core drilling and channel sampling program which defined a deposit with moderate to high critical rare earth elements mineralization. We drilled eight core holes with depths reaching up to 520 feet. All eight of the drill holes intersected the vein. In addition, we took 12 channel samples along the known length of the vein.

        The drill hole and channel sample locations were recorded by waypoint averaging GPS handheld units and cross-correlated with satellite imagery. The drill core data, along with the surface channeling sampling and field mapping, provided us with over 165 data points for evaluation purposes and conceptualization of a deposit model. In addition to the assay work, we submitted for density determination 54 pseudo-random host and vein rock samples in accordance with the sampling and analysis procedures discussed in the "Sampling and Analysis" section below.

        During 2013, we also completed channel sampling on the Montana Beaverhead claim located directly north of the Last Chance Project's main vein. This sample data indicates a similar mineralization and tenor of the Last Chance vein. At this time, we believe that this vein is oriented such that it strikes in a west-northwest direction with an as yet undetermined dip assumed to be southwesterly (in accordance with historical reports). Future exploration work is needed to identify the tenor and extent of the Beaverhead vein as it has potential to increase existing Project mineralization tonnage.

        Assay tests of core samples and channel samples indicated the presence of rare earth elements at levels that lead us to believe that further exploration in this area is warranted. Mineralization associated with the vein appears to be structurally controlled. The dominant rare earth source rock in the vein is believed to be monazite. Other minerals that are associated with the vein include thorite, hematite, quartz, and limonite.

        The cost of exploration work (including filing fees) from 2011 through March 31, 2014 was approximately $780,000.

  Future Exploration Work

        Based on the following factors, we believe continued exploration is warranted:

  •
  intersection of at-depth mineralization during our drilling program;

  •
  the length of the defined surface extent of the Last Chance Project's main vein;

  •
  our exploration work indicating the potential to find additional veins with length and mineralization; and

  •
  the historical investigations indicating a potential to find additional related mineralization within the project.

        Accordingly, we plan to conduct exploration on this project in 2014 (subject to available funds) and we plan to include on our exploration team persons competent to supervise the work as staff or subcontractors.

        Our future exploration work plan for the Last Chance Project with estimated costs is summarized in the table below. Administration and company staff support costs are excluded.

Phase	Task	Estimated Cost ($1000's)
III	Opening north adit for exploration and sampling purposes	350 - 500
III	Underground metallurgical sample collection	50 - 300
III	Continued evaluation of thorium and silver occurrence and association impact to the project as mineralogical, metallurgical, and market data are developed and determined	20 - 50
III	Preliminary mineralogical studies	20
III	Advanced metallurgical investigations with benefactions (Continuing in Phase IV and V)	100 - 3,500
III	Field mapping and sample collections focused on the Beaverhead Montana claim	50 - 75
III	Refinement of QA/QC standards and procedures	20
IV	Completion of four to six diamond core holes	250 - 350
IV	Additional modeling with new drill-hole data	20 - 60

        We plan to use the proceeds of this offering and from future financings to fund our future exploration work. We continually prioritize our exploration efforts based on the most current exploration results and funding availability; therefore none, some, or all of the permitted exploration work for this project may be completed upon approved permitting.

  Project Mineralogy

        We have yet to conduct a full mineralogy study of the Lemhi Pass deposits; however, field observations made by our geologists are consistent with the mineralogy reported by historical investigations. The primary rare earth minerals are believed by us to include monazite and xenotime. Associated minerals include principally specular hematite, magnetite, feldspars, quartz, barite, rutile, thorite, and particularly goethite along mineralized fracture/shear zones. The rare earth minerals are generally only identifiable by microscopic analysis.

  Sampling and Analysis

        We conducted both channel and drill core sampling.

        Channel samples were taken across the vein perpendicular to the vein strike with channels 4 inches wide, 4 inches deep and up to 29 feet in length. Individual samples consisted of 3.28 foot intervals collected along the individual channels.

        Drill core containing visual mineralization was photographed, after which the mineralized core was split along the vertical core axis. Samples consisting of half of the split core were bagged in even 3.28 foot intervals.

        Sample identification numbers were recorded on sample tags with matching tag numbers that were marked and sent with the samples to the assay lab.

        Samples collected during our Phase I and II exploration program were analyzed by a third party laboratory that is accredited by the Standards Council of Canada. Samples were shipped via Fed-Ex directly from our facilities to the laboratory under chain of custody. Prior to shipment from the field or sample preparation facility, blanks, duplicates, and rare earth standards were inserted into the sample batch with a frequency of one every 10 samples. Cross-check assays were performed by an additional third party laboratory to identify the presence of any significant laboratory bias in the analytical results.

        Sampling quality assurance and quality control included an external Canadian certified rare earth standard and our own internal standard. Our field blanks consisted of locally sourced gravel and a non-local sourced quartzite.

        Our quality assurance and quality control program is under continuous review, evaluation, and development to maintain and improve quality assurance and quality control.

  Power, Water and Infrastructure

        The only power available to the Last Chance Project is by battery or petroleum fueled generators brought onto the site by us. Water is purchased from a source located 16 miles from the Project and trucked to the Project for drilling and other purposes. No permanent infrastructure or equipment is located within the Last Chance Project.

Sheep Creek

  Location

        The Sheep Creek Project is located approximately 30 miles NW of Salmon, Idaho on Forest Service Land in the Bitterroot National Forest District in Ravalli County, Montana. This project is accessed by traveling north on US-93N to the Conner Cutoff Road then to the West Fork Road. All other access is by foot or helicopter. The Sheep Creek claim block is illustrated in the North Fork Project section map in Figure 3 below.

  Mineral Rights Ownership, Maintenance and Description

        The Sheep Creek Project consists of 12 unpatented lode mining claims covering approximately 244 acres and these claims are listed in the table below. The claims were staked on federal land on the "Location Date" shown in the table below and are maintained in accordance with the General Mining Law.

Sheep Creek Project Claims

Claim Name(1)	Location Date(2)	Acres
SC 10A	11/20/2013	20.66
SC 11A	11/20/2013	20.66
SC 12A	11/20/2013	20.66
SHEEP CREEK 1	9/1/2009	20.66
SHEEP CREEK 2	9/1/2009	20.66
SHEEP CREEK 3	9/1/2009	20.66
SHEEP CREEK 4	9/1/2009	20.66
SHEEP CREEK 5	9/1/2009	20.66
SHEEP CREEK 6	9/24/2009	20.66
SHEEP CREEK 7	7/10/2010	20.66
SHEEP CREEK 8	7/10/2010	20.66
SHEEP CREEK 9	7/10/2010	20.66

(1)
SC10A, 11A and 12A claims are recorded in our name while the remaining claims are recorded in the name of Seaglass Holding Corp., a wholly-owned subsidiary of ours.

(2)
All claims are located in the State of Montana.

        These claims and their associated mineral rights are held by currently active unpatented lode mining claims filed with the Montana office for the BLM located in Billings, Montana and at the County Recorder's Office of Ravalli County, Montana. Maintenance of the mineral rights associated with the unpatented lode mining claims require annual filing and payment of a $140 per claim fee to the BLM and filing with county jurisdiction with an associated recording fee of approximately $150 for all Montana located lode unpatented mining claims. During the normal course of exploration, we plan to continually perfect, expand, reduce, or otherwise modify and adjust our claim mineral rights holdings in coordination with these exploration efforts to maintain effective mineral rights that cover material properties.

  History of the Project

        The first discovery of important mineralization occurred in 1954 when columbite was located on Sheep Creek. Following this discovery, the Montana Bureau of Mines completed investigations in 1957 on the Sheep Creek Project area that was being explored by Continental Rare Metals Corporation. It was during these earlier investigations that rare earth mineralization was also identified as occurring in the carbonatite veins located along the Sheep Creek Drainage. We hold a majority of these rare earth localities historically located by coverage of our Sheep Creek Project claims.

        Our predecessor also completed grab sampling between 2007 and 2010 indicating several localities of anomalous rare earth mineralization in the area.

  Geological Setting

        The geological setting of Sheep Creek is part of the North Fork geological setting described in the North Fork-Geological Setting section below.

  Exploration

        The Sheep Creek Project is without known reportable reserves and is exploratory in nature.

        Our predecessor completed grab sampling between 2007 and 2010 indicating several localities of anomalous rare earth mineralization; however, to date, we have not performed any advanced exploration work on this project and we do not have plans to conduct exploration work in 2014.

        Based on the results of our 2013 North Fork field work located approximately three to five miles south of the Sheep Creek Project, our predecessor's grab sample results, and from historical investigations we believe continued exploration is warranted.

  Project Mineralogy

        The main rare earth minerals in this area are believed to be ancylite, bastnasite, and monazite, with some association of rutile with highly anomalous concentrations of niobium.

  Sampling and Analysis

        We have not conducted any material sampling and analysis of minerals on the Sheep Creek Project.

  Power, Water and Infrastructure

        The only power available to the Sheep Creek Project is by battery or petroleum fueled generators brought on to the site by us. We have not yet permitted for water use on the Project, but have two options to secure water including purchase from a source located nearby or permitted use of nearby surface water. No permanent infrastructure or equipment is located within our Project.

The Idaho Projects

        Summary.    We have identified three principal projects in Idaho with several associated prospects contained within each project area. These include the North Fork, Lemhi Pass, and Diamond Creek Projects, all located in Lemhi County, Idaho. These projects are shown in the map under "Business and Properties—Properties—Montana and Idaho—Summary." Each of these projects has undergone exploration work. During 2012 and 2013, two diamond core drill holes were completed on the Diamond Creek Project, and channel samples were taken on the North Fork, Lemhi Pass and Diamond Creek Projects.

  North Fork

  Location

        The North Fork Project is located on Forest Service Land in the Salmon Challis National Forest. This project can be accessed from Salmon, Idaho by traveling north on US-93 to the NF-30 Salmon River Road Turnoff, the final access into the project is along various unpaved, unimproved Forest Service Roads. All other access is by helicopter or foot. Access to the North Fork Project and the location of prospect contiguous claim blocks are shown in the map in Figure 3 below.

 Figure 3

  Mineral Rights Ownership, Maintenance and Description

        Within the North Fork Project, we have identified five separate prospects: Cardinal, Jackpot, Silver King, Radiant, and BUS, all shown on the map above.

        The North Fork Project principal claims we have prioritized for future exploration include 97 unpatented lode claims covering approximately 1,000 acres. These claims are listed in the table below by prospect title. The claims were staked on federal land on the "Location Date" shown in the table below and are maintained in accordance with the General Mining Law.

North Fork Project Claims

Claim Name(1)	Prospect	Location Date(2)	Acres
CARDINAL #2	Cardinal	7/12/2010	20.66
CARDINAL 1	Cardinal	8/29/2009	20.66
CARDINAL 10	Cardinal	6/14/2011	20.66
CARDINAL 11	Cardinal	6/14/2011	20.66
CARDINAL 12	Cardinal	6/16/2011	17.4
CARDINAL 13	Cardinal	6/14/2011	18.3
CARDINAL 14	Cardinal	6/14/2011	19.24
CARDINAL 15	Cardinal	6/14/2011	18.16
CARDINAL 16	Cardinal	6/16/2011	18.84
CARDINAL 17	Cardinal	6/16/2011	20.66
CARDINAL 18	Cardinal	6/16/2011	20.66

Claim Name(1)	Prospect	Location Date(2)	Acres
CARDINAL 19	Cardinal	6/16/2011	18.92
CARDINAL 20	Cardinal	6/16/2011	18.07
CARDINAL 21	Cardinal	6/16/2011	19.15
CARDINAL 22	Cardinal	6/16/2011	20.66
CARDINAL 23	Cardinal	6/16/2011	20.66
CARDINAL 24	Cardinal	6/16/2011	20.66
CARDINAL 25	Cardinal	6/16/2011	20.66
CARDINAL 26	Cardinal	6/16/2011	20.66
CARDINAL 27	Cardinal	6/17/2011	18.9
CARDINAL 28	Cardinal	6/17/2011	20.66
CARDINAL 29	Cardinal	6/17/2011	20.66
CARDINAL 3	Cardinal	9/16/2010	20.66
CARDINAL 30	Cardinal	6/14/2011	20.66
CARDINAL 31	Cardinal	6/16/2011	17.91
CARDINAL 32	Cardinal	6/17/2011	20.66
CARDINAL 33	Cardinal	6/17/2011	18.99
CARDINAL 34	Cardinal	6/24/2011	20.66
CARDINAL 35	Cardinal	6/24/2011	20.66
CARDINAL 36	Cardinal	7/12/2011	20.66
CARDINAL 4	Cardinal	9/16/2010	20.66
CARDINAL 5	Cardinal	9/16/2010	20.66
CARDINAL 6	Cardinal	9/16/2010	20.66
CARDINAL 7	Cardinal	6/17/2011	20.66
CARDINAL 8	Cardinal	6/16/2011	20.66
CARDINAL 9	Cardinal	6/17/2011	20.66
NF 178	Cardinal	6/30/2011	20.66
NF 180	Cardinal	6/30/2011	20.66
NF 182	Cardinal	6/30/2011	20.66
NF 184	Cardinal	6/30/2011	20.66
NF 186	Jackpot	6/30/2011	20.66
NF 188	Jackpot	6/30/2011	20.66
NF 267	Jackpot	6/30/2011	20.66
NF 269	Jackpot	6/30/2011	20.66
NF 271	Jackpot	6/30/2011	20.66
NF 275	Jackpot	6/30/2011	20.66
NF 277	Jackpot	6/30/2011	20.66
NF 365	Jackpot	6/30/2011	20.66
NF 366	Jackpot	6/30/2011	20.66
NF 367	Jackpot	6/30/2011	20.66
NF 368	Jackpot	6/30/2011	20.66
NF 369	Jackpot	6/30/2011	20.66
NF 370	Jackpot	6/30/2011	20.66
NF 371	Jackpot	6/30/2011	20.66
NF 444	Jackpot	6/30/2011	20.66
NF 446	Jackpot	6/30/2011	20.66
NF 447	Jackpot	6/30/2011	20.66
NF 448	Jackpot	6/30/2011	20.66
NF 449	Jackpot	6/30/2011	20.66
NF 189	Jackpot	6/30/2011	20.66
JACK POT 10	Jackpot	6/20/2011	20.66

Claim Name(1)	Prospect	Location Date(2)	Acres
JACK POT 11	Jackpot	6/20/2011	20.66
JACK POT 12	Jackpot	6/20/2011	20.66
JACK POT 13	Jackpot	6/20/2011	20.66
JACK POT 14	Jackpot	6/22/2011	20.66
JACK POT 16	Jackpot	6/21/2011	20.66
JACK POT 18	Jackpot	6/21/2011	20.66
JACK POT 2	Jackpot	9/18/2009	20.66
JACK POT 20	Silver King	6/21/2011	20.66
JACK POT 22	Silver King	6/21/2011	20.66
JACK POT 23	Silver King	6/21/2011	20.66
JACK POT 3	Silver King	9/18/2009	20.66
JACK POT 4	Silver King	6/19/2011	20.66
JACK POT 5	Silver King	6/19/2011	20.66
JACK POT 6	Silver King	6/20/2011	20.66
JACK POT 7	Silver King	6/20/2011	20.66
JACK POT 8	Silver King	6/20/2011	20.66
JACK POT 9	Silver King	6/20/2011	20.66
JACKPOT 1	Cardinal	9/2/2009	20.66
NF 190	Cardinal	6/30/2011	20.66
NF 191	Cardinal	6/30/2011	20.66
NF 192	Cardinal	6/30/2011	20.66
NF 193	Cardinal	6/30/2011	20.66
NF 195	Cardinal	6/30/2011	20.66
NF 197	Cardinal	6/30/2011	20.66
NF 92	Cardinal	6/30/2011	20.66
NF 94	Cardinal	6/30/2011	20.66
SILVER KING 1	Cardinal	8/26/2009	20.66
SILVER KING 10	Cardinal	9/18/2010	20.66
SILVER KING 2	Cardinal	8/26/2009	20.66
SILVER KING 3	Cardinal	9/21/2009	20.66
SILVER KING 4	Cardinal	9/22/2009	20.66
SILVER KING 5	Cardinal	9/22/2009	20.66
SILVER KING 6	Cardinal	9/22/2009	20.66
SILVER KING 7	Cardinal	9/23/2009	20.66
SILVER KING 8	Cardinal	9/18/2010	20.66
SILVER KING 9	Cardinal	9/18/2010	20.66

(1)
All claims are recorded in the name of Seaglass Holding Corp., a wholly-owned subsidiary of ours.

(2)
All claims are located in the State of Idaho.

        These claims and their associated mineral rights are held by currently active unpatented lode mining claims filed with the Idaho office of the BLM located in Boise, Idaho and the Recorder's Office of Lemhi County, Idaho. Maintenance of the mineral rights associated with the unpatented lode mining claims requires annual filing and payment of $140 per claim fee to the BLM and filing with county jurisdiction with an associated recording fee of approximately $150 for all Idaho located lode unpatented mining claims. During the normal course of exploration, we plan to continually perfect, expand, reduce, or otherwise modify and adjust our claim mineral rights holdings in coordination with these exploration efforts to maintain effective mineral rights that cover material properties.

        We also have an additional 359 unpatented lode claims covering approximately 5,478 acres that are secondary in nature to the principal claims. These secondary claims include acreage in the Radiant and BUS prospects in addition to 273 non-prospect affiliated claims.

  History of the Project

        Initially the North Fork Project area was mainly explored during the early 1950's to the early 1960's. Uranium and thorium were discovered in the Salmon River area in 1949; however, the carbonatites of the North Fork Project area were not discovered until 1952, while building access roads for logging. Carbonatite is a rock type known to be highly associated with rare earth element deposits worldwide. Exploration during this time mainly consisted of making bulldozer cuts where Geiger counters showed elevated radiation. By 1953 several areas in the North Fork "Mineral Hill District" had been claimed, including Cardinal, Lee Buck, Monazite Queen, Radiant, Roberts (Jackpot), and Silver King, all with signs of mineralized veins, and underwent further prospecting by several government agencies and Molybdenum Corporation of America. These earlier works established known localities of anomalous rare earth mineralization. We hold a major portion of these localities that are covered by our North Fork Project claims.

        Our predecessor also completed grab sampling between 2007 and 2010 indicating several localities of anomalous rare earth mineralization and an aero radiometric and magnetic survey were completed for the area.

  Geological Setting

        The North Fork Project area regional geology consists primarily of the Proterozoic metamorphosed Belt Supergroup of sediments that are well known in the region. These "metasediments" consist of very thick units of metamorphosed sandstones, siltstones, and mudstones of lake-basin origin and were deposited approximately 1.4 billion years ago.

        These sediments have since been metamorphosed and subsequently thrust and block faulted. Field identification of the various Belt Supergroup formations, combined with formation repositioning from complex faulting, make geological formation and vein field location difficult and will require additional exploration mapping to adequately determine the area's carbonatite veins, geologic formation contacts, structures, and faulting relationships.

        The mineralized carbonatite veins are inferred to be structurally controlled. The structural relationship between the veins, faulting, and the metamorphic rock foliations and deformations will help determine the effect on prospect mineralization and drive exploration efforts to locate and relate the rare earth mineralized veins. The mineralized carbonatite tends to form a sill at the contact of the greenschist-amphibolite grade metamorphosed Belt Supergroup progeny units that yielded augen gneiss and amphibolite, and is also associated with biotite schist that is often observed in folded and faulted areas.

        Due to the complex folding and faulting in the area, the general age relationships between faults within the area will need to be understood with the priority being accurate mapping and structural orientation of the mineralized carbonatite sills and associated veins. Tertiary age rhyolite is also observed in dikes ranging from 2-20 m in width in the North Fork Project area, particularly in the Jackpot, Cardinal, and Radiant prospects.

        There are numerous block faults with normal movement surrounding and within the property. The Brushy Gulch Fault, a major reverse thrust fault lies directly east of the property and the Poison Gulch Fault, another major reverse fault, lies directly to the west of the property. There are several unnamed normal faults, of various sizes, crossing the prospects.

  Exploration

        The North Fork Project is without known reportable reserves and is exploratory in nature.

  Phase I & II Exploration Work

        During our Phase I and II North Fork exploration activities conducted during 2011 and 2013, we identified several related, but spatially separated, mineralized rare earth element vein systems from compliant geological mapping and channel sampling. We traced a vein with a length of approximately 4,300 feet in the Cardinal prospect with channel samples returning levels of rare earth element mineralization that we intend to explore further by drilling and surface sampling and mapping. We also traced a vein in the Jackpot prospect along the surface with a length of approximately 1,300 feet, but no channel sampling has been conducted.

        On the Silver King prospect, we traced two veins, the north vein and south vein, with approximate lengths of 680 feet and 560 feet, respectively, and both of these veins were channel sampled. The rare earth assay results from the Silver King prospect have made this prospect a top priority for continued exploration that may include detailed surface mapping and sampling, and drilling. Based on these findings, we believe that further exploration is warranted to determine whether commercial quantities of rare earth elements exist in these prospects.

        We have undertaken preliminary exploration work in the Radiant prospect, including geological mapping and channel sampling, indicating low rare earth element mineralization.

        We have not commenced advanced exploration work on the BUS prospect to date.

        The cost of exploration work (including filing fees) from 2011 through March 31, 2014 was approximately $800,000.

  Future Exploration Work

        Based on the following factors, we believe continued exploration is warranted:

  •
  sample assays returned results that contain rare earth mineralization;

  •
  length of the defined surface extent of the Cardinal prospect vein;

  •
  identification of similar, but as yet undetermined mineralization, of a Jackpot Prospect vein;

  •
  our predecessor's grab sample results; and

  •
  historical investigations indicating the potential to find additional related mineralization within the project

        Accordingly, we plan to conduct exploration on this project in 2014 (subject to available funds) and we plan to include on our exploration team persons competent to supervise the work as staff or subcontractors.

        Our future exploration work plan for the North Fork Project with estimated costs is summarized in the table below. Administration and company staff support costs are excluded.

Phase	Task	Estimated Cost ($1000's)
III	Preliminary evaluation of mineralogical and metallurgical extraction interactions	20 - 50
III	Baseline preliminary mineralogical studies	20
III	Advanced metallurgical investigations with benefactions (Continuing in Phase IV and V)	100 - 3,500
III	Field mapping and sampling at the Silver King North and South vein ends, the Cardinal vein, and initial sampling of the Jackpot vein.	20
III	Refinement of QA/QC standards and procedures	20
III	Investigation/resolution of negative bias reporting of yttrium	5 - 10
IV	Completion of two to six diamond core holes	150 - 350
IV	Additional modeling with new drill-hole data	80 - 120

        We plan to use the proceeds of this offering and from future financings to fund our future exploration work. We continually prioritize our exploration efforts based on the most current exploration results and funding availability; therefore none, some, or all of the permitted exploration work for this project may be completed upon approved permitting.

  Project Mineralogy

        We have yet to conduct a full mineralogy study of the North Fork deposits; however, field observations made by our geologists are consistent with the mineralogy reported by historical investigations and we believe the primary mineral associated with the rare earth mineralization in this project is monazite. The main minerals of the carbonatite veins are observed to be mainly calcite with some fine grained magnetite, niobium bearing rutile, thorite, felted actinolite, barite, and ilmenite that is locally abundant throughout the veins. The mineralized carbonatite veins are also believed to feature minor amounts of the rare earth minerals allanite and bastnasite.

  Sampling and Analysis

        We conducted channel sampling in the project area.

        Channel samples were taken across the vein perpendicular to the vein strike with channels 4 inches wide, 4 inches deep and up to 14 feet in length. Individual samples consisted of 1.64 to 3.28 foot intervals collected along the individual channels.

        Sample identification numbers were recorded on sample tags with matching tag numbers that were marked and sent with the samples to the assay lab.

        Samples collected during our Phase I and II exploration program were analyzed by a third party laboratory that is accredited by the Standards Council of Canada. Samples were shipped via Fed-Ex directly from our facilities to the laboratory under chain of custody. Prior to shipment from the field or sample preparation facility, blanks, duplicates, and rare earth standards were inserted into the sample batch with a frequency of one every 10 samples. Cross-check assays were performed by an additional third party laboratory to identify the presence of any significant laboratory bias in the analytical results.

        Sampling quality assurance and quality control included an external Canadian certified rare earth standard and our own internal standard. Our field blanks consisted of locally sourced gravel and a non-local sourced quartzite.

        Our quality assurance and quality control program is under continuous review, evaluation, and development to maintain and improve quality assurance and quality control.

  Power, Water and Infrastructure

        The only power available to the Project is by battery or petroleum fueled generators brought on to the site by us. Water sourcing during the exploration program will be by temporary permitted access to surface water within one to three miles of the drilling site. No permanent infrastructure or equipment is located within our Project.

Lemhi Pass

  Location

        The Lemhi Pass Project is located on Forest Service land in the Salmon-Challis National Forest. This project is located approximately 25 miles SE of Salmon, Idaho, and can be accessed by traveling south from Salmon on ID-28 until the turn off for the Agency Creek Road (Lewis and Clark Highway). The last few miles approaching the project is on unpaved, unimproved forest service roads. All other access is by foot or helicopter. Access to the Lemhi Pass Project and the location of contiguous claim blocks are shown in the map in Figure 2 above.

  Mineral Rights Ownership, Maintenance and Description

        The Lemhi Pass Project includes 98 unpatented lode claims covering approximately 1,000 acres of land. These claims are listed in the table below. The claims were staked on federal land on the "Location Date" shown in the table below and are maintained in accordance with the General Mining Law.

Lemhi Pass Project Claims

Claim Name(1)	Location Date(2)	Acres
AGENCY	9/19/2007	18.84
APEX 3	9/26/2006	18.75
APEX 4	9/25/2006	18.47
BALD EAGLE	9/20/2007	13.9
BALDY	9/19/2007	16.86
BENNY	9/23/2006	13.17
BIG LOST 1	9/23/2006	18.05
BIG LOST 4	9/23/2006	19.18
BIG LOST 5	9/28/2006	18.21
BIG LOST 6	9/28/2006	17.38
BLACK BEAR 2	10/9/2007	17.01
BLACK BULL 3	9/26/2006	18.68
BLACK BULL 4	9/26/2006	20.66
BLACK ROCK IDAHO	7/30/2007	20.66
BLUE LUPINE	9/20/2007	8.26
BROWN BEAR 2-ID	9/22/2007	6.15
CAGA 10	9/23/2006	18.12
CAGA 11	9/23/2006	18.01
CAGA 12	9/23/2006	18.21
CAGA 15	9/23/2006	12.83
CHIEF TENDOY 18	9/29/2006	18.68
CHIEF TENDOY 3	9/29/2006	20.66
CHIEF TENDOY 9	9/29/2006	20.66
DEER 1	9/26/2006	14.77
DEER 2	9/26/2006	14.51
DEER 3	9/26/2006	14.24
ELK HORN	7/29/2007	20.66
ELK HORN #1	7/28/2007	20.66
ELK HORN #2	7/28/2007	20.66
EUREKA	9/23/2006	12.27
IDAHO BEAVERHEAD	9/5/2006	19.02
IOLA 11	7/30/2007	20.66
IOLA 12	7/30/2007	19.3
IOLA 21	7/30/2007	20.66
IOLA 5	7/30/2007	20.66
IOLA 6	7/30/2007	20.46
KIMBERLY	9/19/2007	19.17
LITTLE DANDY 5	9/19/2007	20.35
LITTLE DANDY 6	10/21/2011	ND

Claim Name(1)	Location Date(2)	Acres
LONESTAR 11A	9/24/2006	20.66
LONESTAR 2	9/24/2006	20.66
LONESTAR 2A	9/24/2006	20.5
LUCKY HORSESHOE 1	9/26/2006	18.69
LUCKY HORSESHOE 10	9/27/2006	16.85
LUCKY HORSESHOE 4	9/26/2006	18.34
LUCKY HORSESHOE 9	9/27/2006	17.57
MORNELL	10/9/2007	12.22
ROADSIDE	9/26/2006	20.66
S&D 1	9/20/2007	14.95
S&D 2	9/20/2007	20.66
S&D 3	9/20/2007	20.66
S&D 4	9/20/2007	11.21
S&D 5	9/20/2007	19.14
S&D 6	9/20/2007	15.13
S&D 7	9/20/2007	12.91
SCOTT	7/30/2007	18.19
SILVER QUEEN 37A	9/25/2006	12.66
SILVER QUEEN 38A	9/25/2006	10.29
SILVER QUEEN 52	9/24/2006	20.66
SILVER QUEEN 52A	9/24/2006	20.66
SILVER QUEEN 52B	9/24/2006	20.66
SILVER QUEEN 53B	9/24/2006	20.66
SILVER QUEEN 54	9/24/2006	20.66
SNOW DRIFT	9/20/2007	18.4
SUNFLOWER	9/20/2007	20.66
SURPRISE	9/20/2007	17.81
THO2 - 2	7/27/2007	18.63
THO2 - 3	7/27/2007	18.76
THO2 - 4	7/27/2007	17.57
THO2 - 7	7/27/2007	12.19
THO2 - 8	7/27/2007	12.5
THOR 1	7/27/2007	16.01
THOR 2	7/27/2007	13.21
THOR 5	7/27/2007	15.98
THOR 6	7/27/2007	14.34
THORITE	9/22/2007	11.91
VIOLA	7/28/2007	20.66
WONDER 1	9/24/2006	14.57
WONDER 10	9/24/2006	20.66
WONDER 11	9/4/2006	20.66
WONDER 12	9/4/2006	20.66
WONDER 13	10/21/2011	ND
WONDER 14	9/6/2006	20.66
WONDER 15	9/6/2006	20.66
WONDER 16	9/6/2006	20.66
WONDER 17	9/6/2006	20.66
WONDER 18	9/6/2006	20.66
WONDER 19	9/6/2006	20.66
WONDER 2	9/4/2006	20.66

Claim Name(1)	Location Date(2)	Acres
WONDER 20	9/6/2006	15.44
WONDER 21	9/6/2006	9.54
WONDER 22	9/6/2006	4.39
WONDER 23	9/6/2006	17.7
WONDER 24	9/6/2006	17.77
WONDER 25	9/6/2006	1.35
WONDER 3	9/4/2006	20.66
WONDER 4	9/20/2007	14.03
WONDER 7	10/21/2011	ND

(1)
Wonder 13 and 7 claims are recorded in our name while the remaining claims are recorded in the name of Seaglass Holding Corp., a wholly-owned subsidiary of ours.

(2)
All claims are located in the State of Idaho.

(3)
ND means not determined

        These claims and their associated mineral rights are held by currently active unpatented lode mining claims filed with the Idaho office of the BLM located in Boise, Idaho and at the Recorder's Office of Lemhi County, Idaho. Maintenance of the mineral rights associated with the unpatented lode mining claims require annual filing and payment of $140 per claim fee to the BLM and filing with county jurisdiction with an associated recording fee of approximately $150 for all Idaho located lode mining claims. During the normal course of exploration we plan to continually perfect, expand, reduce, or otherwise modify and adjust our claim mineral rights holdings in coordination with these exploration efforts to maintain effective mineral rights that cover material properties.

  History of the Project

        From 1965 through 1968, the U.S. Atomic Energy Commission, or AEC, evaluated the Lemhi Pass Project area and issued several reports detailing grab-sample assay chemistry, geology, mineralogy, and sample locations encompassing the entire trend. In the course of its geological investigations, the AEC collected multiple samples from properties in the Lemhi Pass area of Idaho and Montana. Metallurgical investigations at the time by the U.S. Bureau of Mines cited by the AEC indicated that recovery of REEs, with an acid cure, could be between 50-70% of the rare earth elements present in the deposit.

        Expanding on original exploration works by others, the USGS completed a survey of the area encompassing the Lemhi Pass and Last Chance Project in 1979. These historical works reported that thorium mineralization occurs in 219 known veins in the Lemhi Pass area. The historical investigation in many cases analyzed samples for select rare earths and identified multiple veins within the Lemhi Pass Project area that have rare earth mineralization.

        In the 1980's, Idaho Energy and Resources Co. investigated the Silver Queen veins and Lucky Horseshoe veins now held by us in the Lemhi Pass Project.

        Our predecessor also completed grab sampling between 2007 and 2010 indicating several localities of anomalous rare earth mineralization.

  Geological Setting

        The Lemhi Pass Project is adjacent to our Montana Last Chance Project and consists of geology and mineralization similar to that which we encountered in the Last Chance Project. We believe this is encouraging from exploration perspective as it means that the Lemhi Pass-Last Chance Projects could be part of a localized and similar mineralization trend.

        The Lemhi Pass Project regional geology consists primarily of the Proterozoic metamorphosed Belt Supergroup of sediments that are well known in the region. These "metasediments" consist of very thick units of metamorphosed micaceous sandstones, siltstones, and mudstones of lake-basin origin and were deposited 1.4 billion years ago. These sediments have since been metamorphosed and subsequently thrust and block faulted. There are numerous block faults with normal movement surrounding and within the Project. Three named faults exist in the area; the Lemhi Pass Fault lies in the northern part of the project intersecting the Lucky Horseshoe Claims and the Bull Moose Fault and Dan Patch Faults are located in the north-central part of the project. There are unnamed normal faults crossing the prospect.

        The Project's rare earth mineralization is considered to be related and deposited in the early Cenozoic (Tertiary) time period and is structurally controlled along the northeast and northwest trending fractures and shear zones hosted in the prospect Belt Supergroup units.

  Exploration

        The Lemhi Pass Project is without known reportable reserves and is exploratory in nature.

  Phase I Exploration Work

        We conducted Phase I exploration activities in 2013 on the Lemhi Pass Project in the Silver Queen and Luck Horseshoe veins that included compliant geological mapping and channel sampling on these veins. The channel samples taken across the Silver Queen vein indicated rare earth mineralization that we believe warrants further exploration. We believe that the Lucky Horseshoe claim has limited potential for advanced exploration reserve discovery, but that other claims within the Lemhi Pass area are part of a trend that warrants further exploration.

        The cost of exploration work (including filing fees) from 2011 through March 31, 2014 was approximately $110,000.

  Future Exploration Work

        Based on the following factors, we believe continued exploration is warranted:

  •
  sample assays returned results that contain rare earth mineralization;

  •
  our predecessor's grab sample results; and

  •
  historical investigations indicating the potential to find additional related mineralization within the project.

        However, we do not plan to conduct exploration on this project in 2014 since we plan on prioritizing our exploration in the Last Chance and North Fork Projects. Accordingly, we plan to conduct future exploration when resources become available and at the conclusion of our prioritized exploration efforts.

        We expect that Phase II exploration work will consist of geological and structure mapping in coordination with ground based gamma-ray surveying, before drilling is planned and permitted at a cost between $80,000-120,000.

  Project Mineralogy

        We have yet to conduct a full mineralogy study of the North Fork deposits; however, field observations made by our geologists in the field are consistent with the mineralogy reported by historical investigation. We believe the primary rare earth minerals include monazite and xenotime. Associated minerals include principally specular hematite, magnetite, feldspars, quartz, barite, rutile, thorite, and particularly goethite along mineralized fracture/shear zones. The rare earth minerals are generally only identifiable by microscopic analysis.

        The main minerals of the carbonatite veins are observed to be mainly calcite with some fine grained magnetite, felted actinolite, barite, and ilmenite that is locally abundant throughout the veins. The mineralized carbonatite veins also feature the rare earth minerals monazite, niobium bearing rutile, allanite, and thorite.

  Sampling and Analysis

        We conducted channel sampling in the project area.

        Channel samples were taken across the vein perpendicular to the vein strike with channels 4 inches wide, 4 inches deep and up to 10 feet in length. Individual samples consisted of 3.28 foot intervals collected along the individual channels.

        Sample identification numbers were recorded on sample tags with matching tag numbers that were marked and sent with the samples to the assay lab.

        Samples collected during our Phase I exploration program were analyzed by a third party laboratory that is accredited by the Standards Council of Canada. Samples were shipped via Fed-Ex directly from our facilities to the laboratory under chain of custody. Prior to shipment from the field or sample preparation facility, blanks, duplicates, and rare earth standards were inserted into the sample batch with a frequency of one every 10 samples. Cross-check assays were performed by an additional third party laboratory to identify presence of any significant laboratory bias in the analytical results.

        Sampling quality assurance and quality control included an external Canadian certified rare earth standard and our own internal standard. Our field blanks consisted of locally sourced gravel and a non-local sourced quartzite.

        Our quality assurance and quality control program is under continuous review, evaluation, and development to maintain and improve quality assurance and quality control.

  Power, Water and Infrastructure

        The only power available to the Project is by battery or petroleum fueled generators brought on to the site by us. We have not yet permitted for water use on the Project, but have two options to secure water including purchase from a source located nearby or permitted use of nearby surface water. No material permanent infrastructure or equipment is located within our Project.

Diamond Creek

        The Diamond Creek Project is located in the Salmon Challis National Forest district on Forest Service land. Access to the location is from Salmon, Idaho by taking highway 93 to the Forest Service Diamond Creek Road (NF 129) turn off. The Diamond Creek FS road is an unimproved, four wheel drive, weather limited road. Several forest service roads branch from the NF 129 road and give additional four wheel drive property access. All other access is by foot or helicopter. Access to the Diamond Creek Project and the location of prospect contiguous claim blocks are shown in the map in Figure 4 below.

 Figure 4

  Mineral Rights Ownership, Maintenance and Description

        The Diamond Creek Project includes 28 unpatented lode mining claims covering more than 550 acres of land. These claims are listed in the table below. The claims were staked on federal land on the "Location Date" shown in the table below and are maintained in accordance with the General Mining Law.

Diamond Creek Project Claims

Claim Name(1)	Location Date(2)	Acres
CASTLE ROCK 1	7/13/2009	20.66
CASTLE ROCK 2	7/13/2009	20.66
DC #1	9/23/2007	20.66
DC #10	6/26/2008	20.66
DC #11	6/26/2008	20.66
DC #12	6/26/2008	20.66
DC #13	6/26/2008	20.66
DC #14	6/27/2008	20.66
DC #15	6/27/2008	20.66
DC #16	6/27/2008	20.66
DC #17	6/27/2008	20.66
DC #18	6/30/2008	20.66

Claim Name(1)	Location Date(2)	Acres
DC #19	6/28/2008	20.66
DC #2	9/24/2007	20.66
DC #20	6/28/2008	20.66
DC #21	6/30/2008	20.66
DC #6	6/30/2008	20.66
DC #7	6/26/2008	20.66
DC #8	6/26/2008	20.66
DC #9	6/26/2008	20.66
DC 22	7/14/2009	20.66
DC 23	7/14/2009	20.66
DC 24	8/13/2009	20.66
DC 25	8/13/2009	20.66
DC 3	10/10/2007	20.66
DC 4	10/10/2007	20.66
DC 5	10/10/2007	20.66
LUCKY	7/13/2009	20.66
CASTLE ROCK 1	7/13/2009	20.66
CASTLE ROCK 2	7/13/2009	20.66
DC #1	9/23/2007	20.66
DC #10	6/26/2008	20.66
DC #11	6/26/2008	20.66
DC #12	6/26/2008	20.66
DC #13	6/26/2008	20.66
DC #14	6/27/2008	20.66
DC #15	6/27/2008	20.66
DC #16	6/27/2008	20.66
DC #17	6/27/2008	20.66
DC #18	6/30/2008	20.66
DC #19	6/28/2008	20.66
DC #2	9/24/2007	20.66
DC #20	6/28/2008	20.66
DC #21	6/30/2008	20.66
DC #6	6/30/2008	20.66
DC #7	6/26/2008	20.66
DC #8	6/26/2008	20.66
DC #9	6/26/2008	20.66
DC 22	7/14/2009	20.66
DC 23	7/14/2009	20.66
DC 24	8/13/2009	20.66
DC 25	8/13/2009	20.66
DC 3	10/10/2007	20.66
DC 4	10/10/2007	20.66
DC 5	10/10/2007	20.66
LUCKY	7/13/2009	20.66

(1)
All claims are recorded in the name of Seaglass Holding Corp., a wholly-owned subsidiary of ours.

(2)
All claims are located in the State of Idaho.

        These claims and their associated mineral rights are held by currently active unpatented lode mining claim filed with the Idaho office of the BLM located in Boise, Idaho and at the Recorder's Office of Lemhi County, Idaho. Maintenance of the mineral rights associated with the unpatented lode mining claims require annual filing and payment of $140 per claim fee to the BLM and filing with county jurisdiction with an associated recording fee of approximately $150 for all Idaho located lode mining claims. During the normal course of exploration we plan to continually perfect, expand, reduce, or otherwise modify and adjust our claim mineral rights holdings in coordination with these exploration efforts to maintain effective mineral rights that cover material properties.

  History of the Project

        The most prominent early historical work on the Diamond Creek Project rare earth-thorium mineralization trend began in the late 1950's by various government agencies evaluating the Lemhi Pass thorium trend from 1956-1968. This work included detailed geology, sampling and analysis, and mineralogy covering the Diamond Creek rare earth mineralized localities. The sample data was collected without a location survey and assayed by spectrography, and wet chemistry rare earth elements analysis. The mineralized veins in the area are believed to be related and deposited in the early Cenozoic (Tertiary) time period and structurally controlled along the northeast and northwest trending fractures in the ancient Belt Supergroup (composed of quartzites, argillites, siltites,) and a granitic igneous intrusive.

        Overlapping and expanding on the earlier government investigation additional investigations included USGS investigative work and a 1985 Thesis. These reports found the Diamond Creek property to have mineralization (rare earths) that occurs in veins up to 25 feet thick but which rarely exceed two feet in thickness. These historical investigations located eight steeply dipping veins from 100-2,500 feet in length that are typically oriented from 10° to 60° and follow irregular fractures in the host rock. The host rock is composed of both the granitic igneous intrusion and the Belt Supergroup quartzites and siltites.

        Our predecessor also completed grab sampling between 2007 and 2010 indicating several localities of anomalous rare earth mineralization.

  Geological Setting

        The Diamond Creek Project geology consists primarily of the Yearian age Proterozoic metamorphosed Belt Supergroup of sediments well known in the region. These "metasediments" consist of very thick units of metamorphosed sandstones, siltstones, and mudstones of lake-basin origin and were deposited 1.4 billion years ago. These sediments have since been metamorphosed and subsequently thrust and block faulted. The difficulty in field identification of the various Belt Supergroup formations, combined with formation repositioning from complex faulting, make field location difficult and will require additional exploration mapping to adequately determine the area geologic formation contacts, structures, and faulting relationships that may affect property mineralization. The Diamond Creek Project has a large body of mega-crystalline granite—gneiss that intrudes the area Belt Supergroup metasediments apprixamately 1.37 billons years ago.

        Similar in nature to the geology of the Lemhi Pass Project, the Diamond Creek's Project's rare earth mineralization is considered to be related and deposited in the early Cenozoic (Tertiary) time period and is structurally controlled along the northeast and northwest trending fractures and shear zones hosted in the prospect Belt Supergroup units. The general age relationships between faults within the area will need to be better understood with the priority being accurate mapping and identifying mineralized faults and associated veins structural orientation. Until the local and regional geology can be better interpreted the area geology has been simplified and includes only three general host rock units of the Belt Supergroup, the Gunsight formation, and the older Apple Creek formation (both formations may consist of other Belt Supergroup metasediments or combinations of associated indistinct units), and that mega-crystalline granite.

  Exploration

        The Diamond Creek Project is without known reportable reserves and is exploratory in nature.

  Phase I Exploration Work

        We undertook Phase I exploration activities on the Diamond Creek Project in 2012, which consisted of compliant core drilling and vein channel sampling. We identified two main mineralized vein sets in the Diamond Creek Project that consisted of four veins traced for 820 feet along a general north south strike, with a 500 foot broad east west, multi vein, zone width and a set of moderately rare earth element mineralized veins with a strike length of 502 feet with a width of four feet, that we intersected during drilling at a depth of 80 feet. Both vein sets have a general north/south trend and appear to be structurally controlled. We believe rare earth element minerals in this area consist primarily of monazite and some xenotime with associated thorite, limonite, specular hematite, and quartz.

        The cost of exploration work (including filing fees) from 2011 through March 31, 2014 was approximately $250,000.

  Future Exploration Work

        Based on the following factors, we believe continued exploration is warranted:

  •
  sample assays returned results that contain rare earth mineralization;

  •
  our predecessor's grab sample results; and

  •
  historical investigations indicating the potential to find additional related mineralization within the project.

        However, we do not plan to conduct exploration on this project in 2014 since we plan on prioritizing our exploration in the Last Chance and North Fork Projects. Accordingly, we plan to conduct future exploration when resources become available and at the conclusion of our prioritized exploration efforts.

        We expect that the Phase II exploration work will consist of geological and structure mapping in coordination with ground based gamma-ray surveying, before drilling is continued at an estimated cost between $160,000 and 180,000.

  Sampling and Analysis

        We conducted both channel sampling and drill core sampling.

        Channel samples were taken across the vein perpendicular to the vein strike with channels 2 inches wide, 2 inches deep and up to 5 feet in length. Individual samples consisted of 1.64 to 3.28 foot intervals collected along the individual channels.

        Drill core containing visual mineralization was photographed, after which the mineralized core was split along the vertical core axis. Samples consisting of half of the split core were generally bagged in even 3.28 foot intervals.

        Sample identification numbers were recorded on sample tags with matching tag numbers that were marked and sent with the samples to the assay lab.

        Samples collected during our Phase I exploration program were analyzed by a third party laboratory that is accredited by the Standards Council of Canada. Samples were shipped via Fed-Ex directly from our facilities to the laboratory. Re-checks of the original assayed core intervals with quality control was completed by assay of the remaining core split samples. Prior to shipment from the sample preparation facility, blanks, duplicates, and rare earth standards were inserted into the sample batch with a frequency of one every 10 samples. Some cross-check assays were performed by an additional third party laboratory to identify presence of any significant laboratory bias in the analytical results.

        Sampling quality assurance and quality control included an external Canadian certified rare earth standard. Our field blanks consisted of a Nevada Bureau of Mines Standard blank.

        Our quality assurance and quality control program is under continuous review, evaluation, and development to maintain and improve quality assurance and quality control.

  Project Mineralogy

        We have yet to conduct a full mineralogy study of the Diamond Creek deposits; however, field observations made by our geologists in the field are consistent with the mineralogy reported by historical investigation. We believe the primary rare earth minerals include monazite, xenotime, and some allanite. Associated minerals include principally specular hematite, feldspars, quartz, barite, thorite, auerlite, fluorite, and particularly goethite along mineralized fracture/shear zones. The rare earth minerals are generally only identifiable by microscopic analysis. It is also noted that applicable, but sub-economic, amounts of lead-zinc, silver, copper and gold are widespread and locally encountered on the Diamond Creek property.

  Power, Water and Infrastructure

        The only power available to the Project is by battery or petroleum fueled generators brought on to the site by us. Water sourcing during the Phase I program was from permitted access to surface water within one mile of the drilling site. No permanent infrastructure or equipment is located within our Project.

The Colorado Projects

        Our mining claims in Colorado are located in Fremont, Gunnison, and Saguache counties, and include over 600 unpatented lode claims that cover more than 12,000 acres of land, which we have identified as the Powderhorn and Wet Mountain Projects. Location and general access to the Powderhorn and Wet Mountain Projects are illustrated in the map in Figure 5 below.

        We consider the Wet Mountain Project to have the lowest opportunity for exploration discovery and at this time no exploration is planned for the Wet Mountain Project.

  Environmental Concerns Related to Historical Workings

        The rare earth mineralization found on all of our projects has some associated thorium. Historical investigations used the radioactive nature of thorium minerals to locate occurrence of thorium, which also led to the discovery of the associated rare earth minerals. These radioactive minerals are generally in concentrations of less than 0.05% and are considered Naturally Occurring Radioactive Material (NORM) and, to date, none of our approved and permitted or submitted Plans of Operation or Notices of Intent require us to remediate any historical workings.

        In a majority of cases, these historical investigations used bulldozers to excavate the surface material to better expose the surface expression of the minerals. Because of this, all of our projects have some historical surface disturbance. In some cases, surface disturbances have been covered back up by the BLM. In other cases, such as the Last Chance Project and claims holding the Last Chance main vein and generally our projects in Montana, no covering of these workings has occurred; however, the adits that exist in the Last Chance Project have been closed-in by backfilling at the opening. All of our exploration work is restricted to less than five acres of disturbance and requires permitting according to our submitted Plans of Operation or Notices of Intent to the applicable regulatory authority. To date none of our approved and permitted or submitted Plans of Operation or Notices of Intent require us to remediate our historical workings.

Powderhorn Project

  Location

        The Powderhorn project is located on BLM lands in southwestern Colorado and is accessed from Gunnison, Colorado by traveling on paved road west on US-50 for 9.4 miles, then traveling south on CO-149 for 16.9 miles, then left onto CO Road 27. Accesses to the prospect properties are along BLM and county developed and undeveloped four-wheel drive roads. All other access is by foot or helicopter. Access to the Powderhorn and the location of prospect contiguous claim blocks are shown in the map in Figure 5 below.

Figure 5

  Mineral Rights Ownership, Maintenance and Description

        The Powderhorn Project consists of 477 unpatented lode mining claims covering more than 9,400 acres. These claims are listed in the table below. The claims were staked on federal land on the "Location Date" shown in the table below and are maintained in accordance with the General Mining Law.

Powderhorn Project Claims

Claim Name(1)	Prospect	Location Date(2)	Acres
BC 100	Rudolph Hill	20.66	4/16/2011
BC 101	Rudolph Hill	20.66	4/16/2011
BC 102	Rudolph Hill	20.66	4/16/2011
BC 103	Rudolph Hill	20.66	4/16/2011
BC 104	Rudolph Hill	20.66	4/16/2011
BC 105	Rudolph Hill	20.66	4/16/2011
BC 106	Rudolph Hill	20.66	4/16/2011
BC 107	Rudolph Hill	20.66	4/16/2011

Claim Name(1)	Prospect	Location Date(2)	Acres
BC 108	Rudolph Hill	20.66	4/16/2011
BC 109	Rudolph Hill	20.66	4/16/2011
BC 110	Rudolph Hill	20.66	4/16/2011
BC 111	Rudolph Hill	20.66	4/16/2011
BC 112	Rudolph Hill	20.66	4/16/2011
BC 113	Rudolph Hill	20.66	4/16/2011
BC 114	Rudolph Hill	20.66	4/16/2011
BC 115	Rudolph Hill	20.66	4/16/2011
BC 116	Rudolph Hill	20.66	4/16/2011
BC 117	Rudolph Hill	20.66	4/16/2011
BC 118	Rudolph Hill	20.66	4/16/2011
BC 119	Rudolph Hill	20.66	4/16/2011
BC 120	Rudolph Hill	20.66	4/16/2011
BC 121	Rudolph Hill	20.66	4/16/2011
BC 122	Rudolph Hill	20.66	4/16/2011
BC 123	Rudolph Hill	20.66	4/16/2011
BC 124	Rudolph Hill	20.66	4/16/2011
BC 125	Rudolph Hill	20.66	4/16/2011
BC 126	Rudolph Hill	20.66	4/16/2011
BC 127	Rudolph Hill	20.66	4/16/2011
BC 128	Rudolph Hill	20.66	4/16/2011
BC 129	Rudolph Hill	20.66	4/16/2011
BC 130	Rudolph Hill	20.66	4/16/2011
BC 131	Rudolph Hill	20.66	4/16/2011
BC 132	Rudolph Hill	20.66	4/16/2011
BC 133	Rudolph Hill	20.66	4/16/2011
BC 134	Rudolph Hill	20.66	4/16/2011
BC 135	Rudolph Hill	20.66	4/16/2011
BC 136	Rudolph Hill	20.66	4/16/2011
BC 137	Rudolph Hill	20.66	7/12/2011
BC 138	Rudolph Hill	20.66	7/3/2011
BC 139	Rudolph Hill	20.66	6/9/2011
BC 140	Rudolph Hill	20.66	4/16/2011
BC 141	Rudolph Hill	20.66	4/16/2011
BC 142	Rudolph Hill	20.66	4/16/2011
BC 143	Rudolph Hill	20.66	4/16/2011
BC 144	Rudolph Hill	20.66	4/16/2011
BC 145	Rudolph Hill	20.66	4/16/2011
BC 146	Rudolph Hill	20.66	4/16/2011
BC 147	Rudolph Hill	20.66	4/16/2011
BC 148	Rudolph Hill	20.66	4/16/2011
BC 149	Rudolph Hill	20.66	4/16/2011
BC 150	Rudolph Hill	20.66	4/16/2011
BC 151	Rudolph Hill	20.66	4/16/2011
BC 152	Rudolph Hill	20.66	4/16/2011
BC 153	Rudolph Hill	20.66	4/16/2011
BC 154	Rudolph Hill	20.66	4/16/2011
BC 155	Rudolph Hill	20.66	4/16/2011
BC 156	Rudolph Hill	20.66	4/16/2011
BC 157	Rudolph Hill	20.66	4/16/2011

Claim Name(1)	Prospect	Location Date(2)	Acres
BC 158	Rudolph Hill	20.66	4/16/2011
BC 159	Rudolph Hill	20.66	4/16/2011
BC 160	Rudolph Hill	20.66	4/16/2011
BC 161	Rudolph Hill	20.66	4/16/2011
BC 162	Rudolph Hill	20.66	4/16/2011
BC 163	Rudolph Hill	20.66	4/16/2011
BC 164	Rudolph Hill	20.66	4/16/2011
BC 165	Rudolph Hill	20.66	6/4/2011
BC 166	Rudolph Hill	20.66	6/4/2011
BC 167	Rudolph Hill	20.66	6/4/2011
BC 168	Rudolph Hill	20.66	6/4/2011
BC 169	Rudolph Hill	20.66	6/5/2011
BC 170	Rudolph Hill	20.66	6/5/2011
BC 171	Rudolph Hill	20.66	6/4/2011
BC 172	Rudolph Hill	20.66	6/4/2011
BC 173	Rudolph Hill	20.66	6/4/2011
BC 174	Rudolph Hill	20.66	6/4/2011
BC 175	Rudolph Hill	20.66	6/4/2011
BC 176	Rudolph Hill	20.66	6/4/2011
BC 177	Rudolph Hill	20.66	6/4/2011
BC 178	Rudolph Hill	20.66	6/4/2011
BC 179	Rudolph Hill	20.66	6/4/2011
BC 180	Rudolph Hill	20.66	6/4/2011
BC 20	Rudolph Hill	20.66	7/3/2011
BC 21	Rudolph Hill	20.66	7/3/2011
BC 219	Rudolph Hill	20.66	6/9/2011
BC 22	Rudolph Hill	20.66	10/5/2011
BC 220	Rudolph Hill	20.66	6/9/2011
BC 221	Rudolph Hill	20.66	6/9/2011
BC 222	Rudolph Hill	20.66	6/9/2011
BC 223	Rudolph Hill	20.66	6/9/2011
BC 224	Rudolph Hill	20.66	6/9/2011
BC 225	Rudolph Hill	20.66	6/9/2011
BC 226	Rudolph Hill	20.66	6/9/2011
BC 227	Rudolph Hill	20.66	6/9/2011
BC 228	Rudolph Hill	20.66	6/9/2011
BC 229	Rudolph Hill	20.66	6/9/2011
BC 23	Rudolph Hill	20.66	4/16/2011
BC 230	Rudolph Hill	20.66	6/9/2011
BC 231	Rudolph Hill	20.66	6/9/2011
BC 232	Rudolph Hill	20.66	6/9/2011
BC 233	Rudolph Hill	20.66	6/9/2011
BC 234	Rudolph Hill	20.66	6/9/2011
BC 235	Rudolph Hill	20.66	6/6/2011
BC 236	Rudolph Hill	20.66	6/6/2011
BC 237	Rudolph Hill	20.66	6/6/2011
BC 238	Rudolph Hill	20.66	6/6/2011
BC 239	Rudolph Hill	20.66	6/6/2011
BC 240	Rudolph Hill	20.66	6/6/2011
BC 241	Rudolph Hill	20.66	6/6/2011

Claim Name(1)	Prospect	Location Date(2)	Acres
BC 242	Rudolph Hill	20.66	6/6/2011
BC 243	Rudolph Hill	20.66	6/6/2011
BC 244	Rudolph Hill	20.66	6/6/2011
BC 245	Rudolph Hill	20.66	6/8/2011
BC 246	Rudolph Hill	20.66	6/8/2011
BC 247	Rudolph Hill	20.66	6/8/2011
BC 248	Rudolph Hill	20.66	6/8/2011
BC 249	Rudolph Hill	20.66	6/9/2011
BC 250	Rudolph Hill	20.66	6/9/2011
BC 251	Rudolph Hill	20.66	6/9/2011
BC 252	Rudolph Hill	20.66	6/9/2011
BC 253	Rudolph Hill	20.66	6/9/2011
BC 254	Rudolph Hill	20.66	6/9/2011
BC 255	Rudolph Hill	20.66	6/9/2011
BC 256	Rudolph Hill	20.66	6/9/2011
BC 257	Rudolph Hill	20.66	6/9/2011
BC 258	Rudolph Hill	20.66	6/9/2011
BC 259	Rudolph Hill	20.66	6/9/2011
BC 260	Rudolph Hill	20.66	6/9/2011
BC 261	Rudolph Hill	20.66	6/9/2011
BC 262	Rudolph Hill	20.66	6/9/2011
BC 263	Rudolph Hill	20.66	6/9/2011
BC 264	Rudolph Hill	20.66	6/9/2011
BC 265	Rudolph Hill	20.66	6/9/2011
BC 266	Rudolph Hill	20.66	6/9/2011
BC 267	Rudolph Hill	20.66	6/9/2011
BC 268	Rudolph Hill	20.66	6/9/2011
BC 269	Rudolph Hill	20.66	6/9/2011
BC 27	Rudolph Hill	20.66	4/16/2011
BC 270	Rudolph Hill	20.66	6/9/2011
BC 271	Rudolph Hill	20.66	6/9/2011
BC 272	Rudolph Hill	20.66	6/9/2011
BC 273	Rudolph Hill	20.66	6/9/2011
BC 274	Rudolph Hill	20.66	6/9/2011
BC 275	Rudolph Hill	20.66	6/9/2011
BC 276	Rudolph Hill	20.66	6/9/2011
BC 277	Rudolph Hill	20.66	6/9/2011
BC 278	Rudolph Hill	20.66	6/9/2011
BC 279	Rudolph Hill	20.66	6/4/2011
BC 28	Rudolph Hill	20.66	4/16/2011
BC 280	Rudolph Hill	20.66	6/4/2011
BC 281	Rudolph Hill	20.66	6/4/2011
BC 282	Rudolph Hill	20.66	6/4/2011
BC 283	Rudolph Hill	20.66	6/4/2011
BC 284	Rudolph Hill	20.66	6/4/2011
BC 29	Rudolph Hill	20.66	4/16/2011
BC 30	Rudolph Hill	20.66	4/16/2011
BC 31	Rudolph Hill	20.66	4/16/2011
BC 32	Rudolph Hill	20.66	4/16/2011
BC 33	Rudolph Hill	20.66	4/16/2011

Claim Name(1)	Prospect	Location Date(2)	Acres
BC 34	Rudolph Hill	20.66	4/16/2011
BC 35	Rudolph Hill	20.66	7/11/2011
BC 36	Rudolph Hill	20.66	4/16/2011
BC 37	Rudolph Hill	20.66	4/16/2011
BC 38	Rudolph Hill	20.66	4/16/2011
BC 39	Rudolph Hill	20.66	4/16/2011
BC 40	Rudolph Hill	20.66	4/16/2011
BC 41	Rudolph Hill	20.66	4/16/2011
BC 42	Rudolph Hill	20.66	4/16/2011
BC 43	Rudolph Hill	20.66	4/16/2011
BC 44	Rudolph Hill	20.66	4/16/2011
BC 45	Rudolph Hill	20.66	4/16/2011
BC 46	Rudolph Hill	20.66	4/16/2011
BC 47	Rudolph Hill	20.66	4/16/2011
BC 48	Rudolph Hill	20.66	4/16/2011
BC 49	Rudolph Hill	20.66	4/16/2011
BC 50	Rudolph Hill	20.66	4/16/2011
BC 51	Rudolph Hill	20.66	4/16/2011
BC 52	Rudolph Hill	20.66	4/16/2011
BC 53	Rudolph Hill	20.66	4/16/2011
BC 54	Rudolph Hill	20.66	10/5/2011
BC 55	Rudolph Hill	20.66	10/5/2011
BC 56	Rudolph Hill	20.66	4/16/2011
BC 57	Rudolph Hill	20.66	7/4/2011
BC 58	Rudolph Hill	20.66	7/4/2011
BC 59	Rudolph Hill	20.66	7/4/2011
BC 60	Rudolph Hill	20.66	4/16/2011
BC 61	Rudolph Hill	20.66	4/16/2011
BC 62	Rudolph Hill	20.66	4/16/2011
BC 63	Rudolph Hill	20.66	4/16/2011
BC 64	Rudolph Hill	20.66	4/16/2011
BC 65	Rudolph Hill	20.66	4/16/2011
BC 66	Rudolph Hill	20.66	4/16/2011
BC 67	Rudolph Hill	20.66	4/16/2011
BC 68	Rudolph Hill	20.66	4/16/2011
BC 69	Rudolph Hill	20.66	4/16/2011
BC 70	Rudolph Hill	20.66	4/16/2011
BC 71	Rudolph Hill	20.66	4/16/2011
BC 72	Rudolph Hill	20.66	4/16/2011
BC 73	Rudolph Hill	20.66	4/16/2011
BC 74	Rudolph Hill	20.66	4/16/2011
BC 75	Rudolph Hill	20.66	4/16/2011
BC 76	Rudolph Hill	20.66	4/16/2011
BC 77	Rudolph Hill	20.66	4/16/2011
BC 78	Rudolph Hill	20.66	4/16/2011
BC 79	Rudolph Hill	20.66	4/16/2011
BC 80	Rudolph Hill	20.66	4/16/2011
BC 81	Rudolph Hill	20.66	4/16/2011
BC 82	Rudolph Hill	20.66	4/16/2011
BC 83	Rudolph Hill	20.66	4/16/2011

Claim Name(1)	Prospect	Location Date(2)	Acres
BC 84	Rudolph Hill	20.66	4/16/2011
BC 85	Rudolph Hill	20.66	4/16/2011
BC 86	Rudolph Hill	20.66	4/16/2011
BC 87	Rudolph Hill	20.66	4/16/2011
BC 88	Rudolph Hill	20.66	4/16/2011
BC 89	Rudolph Hill	20.66	4/16/2011
BC 90	Rudolph Hill	20.66	4/16/2011
BC 91	Rudolph Hill	20.66	4/16/2011
BC 92	Rudolph Hill	20.66	4/16/2011
BC 93	Rudolph Hill	20.66	4/16/2011
BC 94	Rudolph Hill	20.66	4/16/2011
BC 95	Rudolph Hill	20.66	4/16/2011
BC 96	Rudolph Hill	20.66	4/16/2011
BC 97	Rudolph Hill	20.66	4/16/2011
BC 98	Rudolph Hill	20.66	4/16/2011
BC 99	Rudolph Hill	20.66	4/16/2011
PH #16	Rudolph Hill	20.66	8/11/2008
PH #17	Rudolph Hill	20.66	8/11/2008
PH #18	Rudolph Hill	20.66	8/11/2008
PH #19	Rudolph Hill	20.66	8/11/2008
PH #20	Rudolph Hill	20.66	8/11/2008
PH #21	Rudolph Hill	20.66	8/12/2008
PH #22	Rudolph Hill	20.66	8/12/2008
PH #23	Rudolph Hill	20.66	8/12/2008
PH #24	Rudolph Hill	18.10	8/13/2008
PH #25	Rudolph Hill	18.10	8/13/2008
PH #26	Rudolph Hill	18.10	8/13/2008
PH #27	Rudolph Hill	18.10	8/13/2008
PH #28	Rudolph Hill	18.10	8/13/2008
PH #29	Rudolph Hill	20.66	8/13/2008
PH #30	Rudolph Hill	20.66	8/14/2008
PH #31	Rudolph Hill	20.66	8/14/2008
SG 10	Rudolph Hill	20.66	10/5/2011
SG 11	Rudolph Hill	20.66	10/5/2011
SG 12	Rudolph Hill	20.66	10/5/2011
SG 13	Rudolph Hill	20.66	10/4/2011
SG 14	Rudolph Hill	20.66	10/4/2011
SG 15	Rudolph Hill	20.66	10/4/2011
SG 16	Rudolph Hill	20.66	10/4/2011
SG 17	Rudolph Hill	20.66	10/4/2011
SG 18	Rudolph Hill	20.66	10/4/2011
SG 19	Rudolph Hill	20.66	10/5/2011
SG 20	Rudolph Hill	20.66	10/5/2011
SG 21	Rudolph Hill	20.66	10/5/2011
SG 22	Rudolph Hill	20.66	10/5/2011
SG 23	Rudolph Hill	20.66	10/5/2011
SG 24	Rudolph Hill	20.66	10/5/2011
SG 25	Rudolph Hill	20.66	10/4/2011
SG 26	Rudolph Hill	20.66	10/4/2011
SG 28	Rudolph Hill	20.66	10/4/2011

Claim Name(1)	Prospect	Location Date(2)	Acres
SG 30	Rudolph Hill	20.66	10/4/2011
SG 31	Rudolph Hill	20.66	10/5/2011
SG 32	Rudolph Hill	20.66	10/5/2011
SG 33	Rudolph Hill	20.66	10/5/2011
SG 34	Rudolph Hill	20.66	10/5/2011
SG 35	Rudolph Hill	20.66	10/5/2011
SG 36	Rudolph Hill	20.66	10/5/2011
SG 37	Rudolph Hill	20.66	10/4/2011
SG 38	Rudolph Hill	20.66	10/4/2011
SG 39	Rudolph Hill	20.66	10/4/2011
SG 40	Rudolph Hill	20.66	10/4/2011
SG 41	Rudolph Hill	20.66	10/4/2011
SG 42	Rudolph Hill	20.66	10/4/2011
SG 43	Rudolph Hill	20.66	10/19/2011
SG 44	Rudolph Hill	20.66	10/19/2011
SG 45	Rudolph Hill	20.66	10/5/2011
SG 46	Rudolph Hill	20.66	10/5/2011
SG 47	Rudolph Hill	20.66	10/5/2011
SG 48	Rudolph Hill	20.66	10/5/2011
SG 49	Rudolph Hill	20.66	10/4/2011
SG 5	Rudolph Hill	20.66	10/4/2011
SG 50	Rudolph Hill	20.66	10/4/2011
SG 51	Rudolph Hill	20.66	10/4/2011
SG 52	Rudolph Hill	20.66	10/4/2011
SG 53	Rudolph Hill	20.66	10/4/2011
SG 54	Rudolph Hill	20.66	10/4/2011
SG 55	Rudolph Hill	20.66	10/5/2011
SG 56	Rudolph Hill	20.66	10/5/2011
SG 57	Rudolph Hill	20.66	10/5/2011
SG 58	Rudolph Hill	20.66	10/5/2011
SG 59	Rudolph Hill	20.66	10/5/2011
SG 6	Rudolph Hill	20.66	10/4/2011
SG 60	Rudolph Hill	20.66	10/5/2011
SG 61	Rudolph Hill	20.66	10/4/2011
SG 62	Rudolph Hill	20.66	10/4/2011
SG 63	Rudolph Hill	20.66	10/4/2011
SG 64	Rudolph Hill	20.66	10/4/2011
SG 65	Rudolph Hill	20.66	10/4/2011
SG 66	Rudolph Hill	20.66	10/4/2011
SG 67	Rudolph Hill	20.66	10/5/2011
SG 68	Rudolph Hill	20.66	10/5/2011
SG 69	Rudolph Hill	20.66	10/5/2011
SG 7	Rudolph Hill	20.66	10/5/2011
SG 8	Rudolph Hill	20.66	10/5/2011
GC 1	Satellite	20.66	4/16/2011
GC 10	Satellite	20.66	4/16/2011
GC 100	Satellite	20.66	6/18/2011
GC 101	Satellite	20.66	6/18/2011
GC 102	Satellite	20.66	6/18/2011
GC 103	Satellite	20.66	6/18/2011

Claim Name(1)	Prospect	Location Date(2)	Acres
GC 104	Satellite	20.66	6/18/2011
GC 105	Satellite	20.66	6/18/2011
GC 106	Satellite	20.66	6/18/2011
GC 107	Satellite	20.66	6/18/2011
GC 108	Satellite	20.66	6/18/2011
GC 109	Satellite	20.66	6/18/2011
GC 11	Satellite	20.66	4/16/2011
GC 110	Satellite	20.66	6/18/2011
GC 115	Satellite	20.66	6/18/2011
GC 117	Satellite	20.66	6/18/2011
GC 119	Satellite	20.66	6/18/2011
GC 12	Satellite	20.66	4/16/2011
GC 121	Satellite	20.66	6/18/2011
GC 122	Satellite	20.66	6/18/2011
GC 123	Satellite	20.66	6/18/2011
GC 124	Satellite	20.66	6/18/2011
GC 125	Satellite	20.66	6/18/2011
GC 126	Satellite	20.66	6/19/2011
GC 127	Satellite	20.66	6/18/2011
GC 128	Satellite	20.66	6/19/2011
GC 129	Satellite	20.66	6/18/2011
GC 13	Satellite	20.66	4/16/2011
GC 130	Satellite	20.66	6/19/2011
GC 131	Satellite	20.66	6/18/2011
GC 132	Satellite	20.66	6/19/2011
GC 133	Satellite	20.66	6/18/2011
GC 134	Satellite	20.66	6/19/2011
GC 135	Satellite	20.66	6/18/2011
GC 136	Satellite	20.66	6/19/2011
GC 137	Satellite	20.66	6/18/2011
GC 138	Satellite	20.66	6/19/2011
GC 14	Satellite	20.66	4/16/2011
GC 140	Satellite	20.66	6/18/2011
GC 149	Satellite	20.66	6/18/2011
GC 15	Satellite	20.66	4/16/2011
GC 151	Satellite	20.66	6/18/2011
GC 152	Satellite	20.66	6/19/2011
GC 153	Satellite	20.66	6/18/2011
GC 154	Satellite	20.66	6/19/2011
GC 16	Satellite	20.66	4/16/2011
GC 17	Satellite	20.66	4/16/2011
GC 18	Satellite	20.66	4/16/2011
GC 19	Satellite	20.66	4/16/2011
GC 2	Satellite	20.66	4/16/2011
GC 20	Satellite	20.66	4/16/2011
GC 21	Satellite	20.66	4/16/2011
GC 22	Satellite	20.66	4/16/2011
GC 23	Satellite	20.66	4/16/2011
GC 24	Satellite	20.66	4/16/2011
GC 25	Satellite	20.66	4/16/2011

Claim Name(1)	Prospect	Location Date(2)	Acres
GC 26	Satellite	20.66	4/16/2011
GC 27	Satellite	20.66	4/16/2011
GC 28	Satellite	20.66	4/16/2011
GC 29	Satellite	20.66	4/16/2011
GC 3	Satellite	20.66	4/16/2011
GC 30	Satellite	20.66	4/16/2011
GC 31	Satellite	20.66	4/16/2011
GC 32	Satellite	20.66	4/16/2011
GC 33	Satellite	20.66	4/16/2011
GC 34	Satellite	20.66	4/16/2011
GC 35	Satellite	20.66	4/16/2011
GC 36	Satellite	20.66	4/16/2011
GC 37	Satellite	20.66	4/16/2011
GC 38	Satellite	20.66	4/16/2011
GC 39	Satellite	20.66	4/16/2011
GC 4	Satellite	20.66	4/16/2011
GC 40	Satellite	20.66	4/16/2011
GC 41	Satellite	20.66	4/16/2011
GC 42	Satellite	20.66	6/15/2011
GC 43	Satellite	20.66	6/14/2011
GC 44	Satellite	20.66	6/14/2011
GC 45	Satellite	20.66	6/14/2011
GC 46	Satellite	20.66	6/14/2011
GC 47	Satellite	20.66	6/14/2011
GC 48	Satellite	20.66	6/14/2011
GC 49	Satellite	20.66	6/14/2011
GC 5	Satellite	20.66	4/16/2011
GC 50	Satellite	20.66	6/14/2011
GC 51	Satellite	20.66	6/15/2011
GC 52	Satellite	20.66	6/15/2011
GC 53	Satellite	20.66	6/15/2011
GC 54	Satellite	20.66	6/15/2011
GC 55	Satellite	20.66	6/15/2011
GC 56	Satellite	20.66	6/15/2011
GC 57	Satellite	20.66	6/15/2011
GC 58	Satellite	20.66	6/15/2011
GC 59	Satellite	20.66	6/15/2011
GC 6	Satellite	20.66	4/16/2011
GC 60	Satellite	20.66	6/15/2011
GC 61	Satellite	20.66	6/15/2011
GC 62	Satellite	20.66	6/15/2011
GC 63	Satellite	20.66	6/15/2011
GC 64	Satellite	20.66	6/15/2011
GC 65	Satellite	20.66	6/14/2011
GC 66	Satellite	20.66	6/18/2011
GC 67	Satellite	20.66	6/14/2011
GC 68	Satellite	20.66	6/18/2011
GC 69	Satellite	20.66	6/14/2011
GC 7	Satellite	20.66	4/16/2011
GC 70	Satellite	20.66	6/18/2011

Claim Name(1)	Prospect	Location Date(2)	Acres
GC 71	Satellite	20.66	6/14/2011
GC 72	Satellite	20.66	6/18/2011
GC 73	Satellite	20.66	6/14/2011
GC 74	Satellite	20.66	6/18/2011
GC 75	Satellite	20.66	6/14/2011
GC 76	Satellite	20.66	6/18/2011
GC 77	Satellite	20.66	6/14/2011
GC 78	Satellite	20.66	6/18/2011
GC 79	Satellite	20.66	6/14/2011
GC 8	Satellite	20.66	4/16/2011
GC 80	Satellite	20.66	6/18/2011
GC 81	Satellite	20.66	6/15/2011
GC 82	Satellite	20.66	6/18/2011
GC 83	Satellite	20.66	6/15/2011
GC 85	Satellite	20.66	6/15/2011
GC 87	Satellite	20.66	6/15/2011
GC 88	Satellite	20.66	6/18/2011
GC 89	Satellite	20.66	6/15/2011
GC 9	Satellite	20.66	4/16/2011
GC 90	Satellite	20.66	6/18/2011
GC 91	Satellite	20.66	6/15/2011
GC 92	Satellite	20.66	6/18/2011
GC 93	Satellite	20.66	6/15/2011
GC 94	Satellite	20.66	6/18/2011
GC 95	Satellite	20.66	6/18/2011
GC 96	Satellite	20.66	6/18/2011
GC 97	Satellite	20.66	6/18/2011
GC 98	Satellite	20.66	6/18/2011
GC 99	Satellite	20.66	6/18/2011
HW 1	Satellite	20.66	6/2/2011
HW 2	Satellite	20.66	6/2/2011
HW 3	Satellite	20.66	6/2/2011
HW 4	Satellite	20.66	6/2/2011
IC 102	Satellite	20.66	4/16/2011
IC 103	Satellite	20.66	4/16/2011
IC 109	Satellite	20.66	4/16/2011
IC 128	Satellite	20.66	4/16/2011
IC 129	Satellite	20.66	4/16/2011
IC 135	Satellite	20.66	4/16/2011
IC 136	Satellite	20.66	4/16/2011
IC 137	Satellite	20.66	4/16/2011
IC 143	Satellite	20.66	4/16/2011
IC 144	Satellite	20.66	4/16/2011
IC 145	Satellite	20.66	4/16/2011
IC 71	Satellite	20.66	4/16/2011
IC 72	Satellite	20.66	4/16/2011
IC 79	Satellite	20.66	4/16/2011
IC 80	Satellite	20.66	4/16/2011
IC 87	Satellite	20.66	4/16/2011
IC 88	Satellite	20.66	4/16/2011

Claim Name(1)	Prospect	Location Date(2)	Acres
IC 89	Satellite	20.66	4/16/2011
IC 94	Satellite	20.66	4/16/2011
IC 95	Satellite	20.66	4/16/2011
IC 96	Satellite	20.66	4/16/2011
PH #1	Satellite	20.66	8/7/2008
PH #10	Satellite	20.66	8/7/2008
PH #11	Satellite	20.66	8/8/2008
PH #12	Satellite	20.66	8/9/2008
PH #13	Satellite	13.50	8/10/2008
PH #14	Satellite	20.66	8/10/2008
PH #15	Satellite	14.00	8/10/2008
PH #2	Satellite	20.66	8/7/2008
PH #3	Satellite	20.66	8/7/2008
PH #4	Satellite	20.66	8/7/2008
PH #5	Satellite	20.66	8/7/2008
PH #6	Satellite	20.66	8/7/2008
PH #7	Satellite	20.66	8/7/2008
PH #8	Satellite	20.66	8/8/2008
PH #9	Satellite	20.66	8/7/2008

(1)
All claims are recorded in the name of Seaglass Holding Corp., a wholly-owned subsidiary of ours.

(2)
All claims are located in the State of Colorado.

        These claims and their associated mineral rights are held by currently active unpatented lode mining claims filed with the Denver office of the BLM located in Denver, Colorado and at the County Recorder's Offices of Fremont County, Gunnison County and Saguache County according to the county in which the claim is located. Maintenance of the mineral rights associated with the unpatented lode mining claims require annual filing and payment of $140 per claim fee to the BLM and filing with county jurisdiction with an associated recording fee of approximately $150 for all Colorado located lode mining claims. During the normal course of exploration we plan to continually perfect, expand, reduce, or otherwise modify and adjust our claim mineral rights holdings in coordination with these exploration efforts to maintain effective mineral rights that cover material properties.

  History of the Project

        As most of the prominent historical work on the Powderhorn Project has focused on the Iron Hill carbonatite complex, little information is known regarding the related rare earth mineralization that occurs in veins circumferential to the Iron Hill carbonatite complex. USGS investigators have gathered information indicating multiple localities of thorium veins adjacent to the Iron Hill carbonatite.

        Our predecessor also completed grab sampling between and 2007 and 2010 indicating several localities of anomalous rare earth mineralization within the Powderhorn Project claims.

  Geological Setting

        The Project claims are distally located from the Iron Hill carbonatite complex and principally cover the granites, felsite porphyry, meta-gabbro, and San Juan volcanics in the Project area.

        The Powderhorn Project is in an area surrounding, but excluding, Iron Hill. Iron Hill is recognized as the largest exposed carbonatite mass in the United States. The Iron Hill complex (suite of intrusive rocks) intruded into Proterozoic granites and metamorphic rocks approximately 570 million years ago.

        Iron Hill carbonatite complex related intrusives consisting of pyroxenite, uncompahgrite, ijolite, and pyroxenite-nepheline syenite, and nepheline syenite were emplaced into the Proterozoic granite and metamorphic hosts rocks. The pyroxenite and host rocks are cross-cut by veins mineralized by carbonatite and rare earth-thorium veins circumferential to the Iron Hill carbonatite. The source of rare earth mineralization is inferred to be related to the carbonatite complex. The north-west trending Cimarron fault dominates in the area.

  Exploration work

        The Powderhorn Project is an exploration stage project and does not have any reportable reserves.

  Phase I Exploration Work

        To date, we have focused our initial exploration activities on the Powderhorn. The Powderhorn Project is divided into two prospects—the Satellite prospect and the Rudolph Hill prospect. We completed Phase I diamond core drilling on the Satellite and Rudolph Hill prospects in 2011. Our exploration also included several grab sampling traverses. Results indicate low to moderate rare earth element mineralization that requires further work to identify the exact location and dimensions (length, width and depth) of the mineralization. Evaluation of the Powderhorn Project is still in an early phase of investigation as mapping and detailed work has yet to be completed.

        The cost of exploration work (including filing fees) from 2011 through March 31, 2014 was approximately $1,650,000.

  Future Exploration Work

        No exploration work for the Powderhorn Project is planned in 2014-2015. The Powderhorn Project is our lowest exploration priority.

  Project Mineralogy

        We have not yet completed a mineralogical study for the samples collected.

  Sampling and Analysis

        We conducted both grab sampling and drill core sampling.

        Grab samples are a preliminary exploration tool where between 1/4 to 5 pound samples are collected in an area of interest to ascertain if follow-up exploration should be conducted. Because of their preliminary nature grab samples are only useful for preliminary evaluation and the results of such grab sampling may not give representative metal concentration values as determined by further exploration. A majority of the grab samples were located using handheld GPS units.

        Drill core was split along the vertical axis. Samples of half of the split core were bagged in recorded intervals for shipment the analytical laboratory. Sample identification numbers were recorded on sample tags and sent with the samples to the assay lab. Drill-hole locations are known from maps submitted for permitting.

        Samples collected during our Phase I exploration program were analyzed by a third party laboratory that is accredited by the Standards Council of Canada.

        Our quality assurance and quality control program is under continuous review, evaluation, and development to maintain and improve quality assurance and quality control.

  Power, Water and Infrastructure

        The only power available to the Powderhorn Project is by battery or petroleum fueled generators brought on to the site by us. Water sourcing during the 2011 drilling program was for permitted access to surface water within several miles of the drilling site. No permanent infrastructure or equipment is located within the Powderhorn Project.

Offices

        Since January 20, 2014, we have leased our principal executive offices at 5600 Tennyson Parkway, Suite 240, Plano, Texas 75024-3818. The lease of this 1,588 square foot space is for a term expiring on November 30, 2016, and provides for monthly rental payments of $3,441.

        Since January 1, 2013, we have also rented office space from Logic at 711 Fifth Avenue, 16th Floor, New York, NY 10022 which, since May 1, 2013, has been on a month-to-month basis. Between January 1, 2013 and May 30, 2013, we paid rent of $3,750 per month, and, as of June 1, 2013, our rent is $9,250 per month. The increase in rent has been commensurate with an increase in personnel that work for us at Logic's offices.

        We also lease 5,000 square feet of office and storage space at 120 Vandervoort Street, Salmon, Idaho. The Salmon facility is used by our employees and contractors when they are involved in exploration or other activities relating to our Idaho or Montana claims and is also used to store tools and materials used in our exploratory activities and samples collected from the claim sites. This lease provides for monthly rentals of $1,200 and expires June 3, 2014, with an option to renew for two terms of two years at a rent to be negotiated.

        In addition, pursuant to the Settlement Agreement and General Release dated March 15, 2013, and approved by the District Court of Clark County, Nevada, on June 5, 2013, we are obligated, under certain circumstances, to assume a lease of certain office space in Salt Lake City, Utah with a monthly rent of $6,000.

        We believe that our existing facilities are adequate to meet our current needs, and that suitable additional alternative spaces will be available in the future on commercially reasonable terms.

Competition

        There are a number of companies in North America that are also in the business of exploring for and mining rare earth elements. Each of these companies would be our competitor for additional mining claims in the United States and Canada and for skilled technical and mining personnel. These companies are primarily based in Canada and include Avalon Rare Metals Inc. (TSE: AVL; NYSE MKT: AVL), Frontier Rare Earths, Limited (TSE: FRO), Great Western Minerals Group Ltd. (CVE: GWG; OTCQX: GWMGF), Ucore Rare Metals Inc. (TSX-V: UCU; OTCQX: UURAF), and Matamec Explorations, Inc. (TSX-V: MAT), as well as Texas Rare Earth Resources Corp. (OTCQX: TRER), among others. Each of these companies may have greater resources than us and may develop a commercially-viable mining operation prior to us. Many of them have been in business longer than us and have established strategic partnerships and relationships that provide an advantage in the global rare earth elements market. There can be no assurance that we can explore and develop our mining prospects at a faster pace than any of our competitors or complete a "go-to-market" strategy in advance of these competitors. As a result of these factors, we may not be able to compete effectively against current and future competitors.

        Once we have commenced mining and processing activities, our competitors will include other actual producers of rare earth elements, including Lynas Corporation (Australia) (ASX: LYC), some or all of the companies mentioned above, a number of companies in China, such as Inner Mongolia Baotou Steel Rare Earth Group, and Molycorp, Inc. (United States) (NYSE: MCP). In order to commence mining and processing operations, it will first be necessary for us to complete our exploratory activities, prove the feasibility of a particular project, complete the permitting process, construct our facilities and enter the marketplace. To do so, it will require significant capital investments. The other mineral exploration companies noted above will also be seeking capital resources to fund their business plans. As a result, there will be significant competition for capital resources across North America.

Current and Planned Exploration Projects

        We spent approximately $3.8 million on exploration (including filing fees) from 2011 through March 31, 2014 on the projects discussed above. These projects do not have any proven or probable reserves, and our proposed activities are exploratory in nature. All costs incurred since the acquisition of our claims have been recorded as exploration expenses.

        Our exploration program for the fiscal year 2014 is anticipated to cost a minimum of approximately $4.4 million, assuming we are able to raise sufficient funds for exploration. While management is actively involved in identifying sources of capital to fund our operations, there is no assurance that we will be successful in raising the needed funds.

Research and Development

        Down-stream milling, concentration, and processing of rare earth metal-oxides is both complex and historically very capital intensive. Capital and technological barriers currently exist regarding the down-stream processing of rare earth run-of-mine material. We believe that proactively working to reduce the capital intensive nature associated with conventional outdated processing techniques is an important aspect of continued development of our claims and improvement of the ultimate economics of rare earth extraction. We plan to commence rare earth separation process piloting and technology testing beginning in 2014-2015.

Compliance with Government Regulation

Unpatented Mining Claims

        All of our mining claims are unpatented lode mining claims. The holder of an unpatented mining claim has a unique property interest. A citizen of the United States who complies with the statutory requirements for locating an unpatented mining claim—physically staking the claim on open public land, making a discovery of valuable minerals, and filing the required documents—automatically acquires the full interest in the claim, without any action by the government. For purposes of the federal mining law, a "citizen" includes a corporation organized under the laws of any state (or an unincorporated association such as a partnership, limited partnership, joint venture, or trust). No governmental authorization is required for the claim owner to merely hold (without exploring or developing) its interest in the claim.

        Upon making a discovery of valuable minerals, the locator of a federal mining claim receives the "exclusive right of possession and enjoyment" of all "veins, lodes, and ledges throughout their entire depth," effectively providing the locator of a mining claim the right to pursue the extensions of any identified vein beyond the side-line limits of a lode location. The locator also receives the exclusive right to possess all surface areas within the claim for mining purposes, but the United States retains the right to manage the surface of the property for other purposes. A locator's possessory rights are considered vested property rights in real property with full attributes and benefits of ownership exercisable against third parties, and these rights may be sold, transferred and mortgaged. While the law provides that the locator may be eligible for a conveyance from the United States of the full fee simple estate in the lands (known as a "patent" of the land) upon compliance and proof of further requirements, there has been a moratorium on the issuance of such patents since 1991. Nevertheless, a locator's possessory rights to mine all of the minerals to exhaustion are complete in unpatented claims, and the locator is never required to apply for or obtain a patent in order to fully mine the minerals found on the claims.

        The United States remains the legal title holder to the lands on which an unpatented claim is located, as provided by federal law. While the locator has full possessory rights to the surface and the minerals under the surface, these rights are subject to certain statutory requirements and limitations, such as the payment of annual assessment fees and making annual filings with the government. Failure to comply with these ongoing requirements will result in loss of the right to maintain the claims.

        A valid federal mining claim location must be made on land that is open to mineral entry. Land may be closed to mineral entry for a variety of reasons. For example, the land may have been transferred out of federal ownership by patent to private ownership or to another governmental entity, or it may have been withdrawn from mineral entry for the preservation of water resources, wildlife protection or other environmental reasons.

        If a mining claim is located wholly or partially on land that is not open to mineral entry under the mining laws, the claim owner has acquired no mineral or related surface access rights in the lands within the area that is not open to mineral entry. While the portion of the claim located on ground open for location will be valid, if the location monument for the claim is located on land not open to mineral entry, the entire claim is void as a matter of law. Operations conducted on those portions of a claim that are located in the area not open to location will constitute a trespass and may subject the operator to legal action by the owner, if privately held, or the government agency, if in federal or state ownership. Moreover, claims located on surface that is owned by a third party will require accommodation of the surface owner's rights and may subject operations on any such lands to additional regulatory requirements.

        Our claims may overlap with unpatented mining claims located by third parties. In some instances, we may own the senior (earlier located) overlapping claim and in other instances we may own the junior (more recently located) overlapping claim. Mining claim locations hold priority by the date of location. As a result, junior unpatented mining claims are invalid to the extent they overlie senior unpatented mining claims. If the location monument for any junior claim is located on a senior claim, the entire claim will be void as a matter of law. However, so long as the location monuments of the junior overlapping claims are located on land open for mineral entry, the claims will be valid outside the areas of overlap with the senior claims.

        In addition certain of our claims may be located on National Forest lands, the surface of which is managed by the U.S. Forest Service. In such instances, we must comply with enhanced surface protections prior to engaging in any mining activities on these lands. Moreover, we may be likely to encounter environmentally sensitive areas and threatened, endangered or sensitive species, in and around the U.S. Forest System areas.

Permits and Approvals

        The exploration, drilling and mining industries operate in a legal environment that requires permits to conduct virtually all operations. Permits are required by local, state and federal government agencies. Very often, in order to obtain the requisite permits, the operator must have its land reclamation, restoration or replacement plans pre-approved. Specifically, the operator must present its plan as to how it intends to restore or replace the affected area. Local authorities, usually counties, also have control over mining activity. The various permits address such issues as drilling, trenching, development, production, labor standards, taxes, occupational health and safety, toxic substances, air quality, water use, water discharge, water quality, noise, dust, wildlife impacts, as well as other environmental and socioeconomic issues. Prehistorical or Native American graves, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence.

        We currently hold approved plans of operation and permits needed for certain exploration and related reclamation activities. These include a Montana State exploration license, an approved plan of operations to conduct drilling for the North Fork Project, an approved plan of operations for continued reclamation for the Last Chance Project, and an approved notice of intent for continued reclamation for the Powderhorn Project. Collectively, these permits allow us to continue drilling on the North Fork Project in accordance with the plan of operations through the end of 2014, conduct reclamation on the Last Chance Project through November 2016 and Powderhorn Project through August 2016, conduct non-mechanized exploration on the Last Chance and Sheep Creek Projects through May 2015 and non-mechanized exploration on the North Fork, Lemhi Pass and Diamond Creek Projects which are not time-limited. We have submitted for approval a new plan of operations to expand exploration on the Last Chance Project for 2014. As we prioritize exploration goals and obtain funding, we intend to submit further plans of operation to initiate drilling programs on our properties. To the extent that we do not presently hold an approved plan or operation or permit for future exploration, we intend to obtain such approvals on an as-needed basis.

        As with all permitting processes, there is substantial uncertainty about when and if the permits will be issued. There is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits. The needed permits may not be granted, could be challenged by third parties that could result in protracted litigation that could cause substantial delays, or may be granted in an unacceptable timeframe or cost too much. Additionally, proposed mineral exploration and mining projects can become controversial and be opposed by nearby landowners and communities, which can substantially delay and interfere with the permitting process. Delays in or inability to obtain necessary permits would result in unanticipated costs, which may adversely affect our business.

Environmental, Health and Safety Matters

        Like all other exploration companies doing business in the United States, we are or will be subject to a variety of federal, state and local statutes, rules and regulations relating to environmental, health and safety matters. These include "permitting" or pre-operating approval requirements designed to ensure the environmental integrity of a proposed mining facility, operating requirements designed to mitigate the effects of discharges into the environment during exploration, mining operations, and reclamation or post-operation requirements designed to remediate the lands affected by a mining facility once commercial mining operations have ceased.

        If we commence mining operations, we will be subject to United States federal statutes such as the Mine Safety and Health Act, the Clean Water Act, the Clean Air Act, the National Environmental Policy Act, the Endangered Species Act, the National Forest Management Act, the Wilderness Act, and the Comprehensive Environmental Response, Compensation and Liability Act and also subject to regulations adopted and administered pursuant to those statutes by agencies of the U.S. federal government, including the Environmental Protection Agency, the Forest Service, the BLM, the Fish and Wildlife Service, the Army Corps of Engineers, the Montana State Health Agency, and other agencies. To the extent we locate any part of our operations on lands controlled by a state government, we will be subject to that state's corresponding laws and regulations. The cost of compliance with these statutes and regulations cannot be calculated with any accuracy at this time, but will be significant. In addition, any permitting process that we may be required to follow may take several years.

Employees

        As of December 31, 2013, we had three full-time employees, including two in Plano, Texas and one in Lonoke, Arkansas, and two part-time consultants—our Chief Executive Officer, Kevin M. Cassidy, who is based in New York City, New York, and our Chief Financial Officer, Mark E. Scott, who is based in Seattle, Washington and Atlanta, Georgia. None of our employees is subject to a collective bargaining agreement or represented by a trade or labor union. We believe that we have a good relationship with our employees.

Legal Proceedings

        We are currently not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not ordinary routine litigation incidental to our business or otherwise material to the financial condition of our business.

 MANAGEMENT

Directors and Executive Officers

        The following table sets forth certain information about our current directors and executive officers:

Name	Age	Director/ Executive Officer
Kevin M. Cassidy	57	Director and Chief Executive Officer
John Victor Lattimore, Jr.	63	Chairman of the Board
Nancy Ah Chong	45	Director
Mark Crandall*	55	Director and Chairman of Audit Committee(1)
General (ret) Tommy Franks*	68	Director, and Chairman of Nominations and Governance Committee(2)(3)
Reagan Horton*	38	Director(2)(3)
Senator J. Robert Kerrey*	70	Director(1)(3)
Carol Kondos*	63	Director and Chairman of the Compensation Committee(1)(2)
F. Scott Chrimes	60	Chief Financial Officer and Secretary

*
Independent director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominations and Governance Committee

        All directors hold office until their successors are duly appointed or until their earlier resignation or removal.

        Kevin M. Cassidy was appointed Chief Executive Officer on March 8, 2013 and served as Acting Interim Chief Executive Officer from December 10, 2012 to March 7, 2013. In addition, since August 24, 2011, Mr. Cassidy has served as a member of our board of directors. Since 1995, Mr. Cassidy has served as Managing Member of Logic International Consulting Group, LLC, or Logic, a consulting firm founded by Mr. Cassidy that specializes in the development of global trading businesses and the creation of the requisite infrastructure, management and support paradigms of said platforms. Previously, Mr. Cassidy was a Founding Partner and Chief Operating Officer of Archeus Capital Management, LLC, a multi-strategy hedge fund that managed in excess of $3.0 billion in assets. Mr. Cassidy was responsible for optimizing the use of the firm's capital balance, which regularly exceeded $1 billion by deploying an effective treasury and cash management strategy at the firm. Mr. Cassidy previously served as the Chief Operating Officer for Bank Julius Baer (BJB), based in Zurich. BJB at that time was the largest privately held Bank in Switzerland where he was a member of the BJB Management Committee and responsible for organizing and directing the re-branding of the BJB global trading platform, including both new product and business development. In addition, Mr. Cassidy developed the global FX Option Trading Business and Operating Support Paradigm for the bank. Prior to BJB, Mr. Cassidy was Managing Director of UBS, where he was the Global Head of Fixed Income Derivatives Support. He also served as the Global Head of the Bank's Derivatives Infrastructure, including operations, finance, IT systems and legal. While at UBS, Mr. Cassidy was also President of UBS Securities Swaps Inc., the bank's U.S.-based derivatives platform and business center. Earlier in his career, Mr. Cassidy was Managing Director of Bear Sterns, where he was credited with the development of multiple new products, including Currency Exchange Warrants and Remarketed Preferred, and was also responsible for the new product planning and development group. Mr. Cassidy began his career at Merrill Lynch, where he rose to the position of Senior Section Manager in charge of New Product Planning and Development. In this position, he was credited with the development of the Remarketed Preferred Product and Trading Platform, and the development of the Short Term Put

Securities Product and Global Trading Platform. Mr. Cassidy was appointed a member of our board of directors based on his significant experience and contacts in the banking industry.

        John Victor Lattimore, Jr. was appointed Chairman of our board of directors on June 27, 2011 and has served on our Compensation Committee and Nominations and Governance Committee since September 5, 2013. Since 1996, Mr. Lattimore has served as President and Chairman of the Board of Lattimore Properties, Inc., or Lattimore Properties. Lattimore Properties is a privately owned Texas-based company with real estate holdings in Texas, Colorado and Mexico and private investments in mining, pharmaceuticals and software development. From 1986 to 2011, he was President of Lattimore Materials Company, LP, or Lattimore Materials, one of the largest privately-owned concrete production and aggregate mining companies in the Southwest United States prior to its sale in March 2011 to Halcim (USA) Inc. Mr. Lattimore is a member of the Board of the Congressional Medal of Honor Foundation. He is also on the board of the National Center for Policy Analysis, a Dallas, Texas and Washington, D.C.-based public policy think tank. Mr. Lattimore was appointed a director based on his significant experience and contacts in rare earth element industry.

        Nancy Ah Chong was appointed as a member of our board of directors on May 23, 2013. From August 2004 to the present, she has been an office manager for Williams Investment Company, a Salt Lake City, Utah with a focus on mergers, acquisitions, business consolidations and financings. Between 2004 and 2011, Ms. Ah Chong served as landman for U.S. Rare Earths, Inc.- Delaware and Thorium Energy, Inc. where her duties included preparing notices of location, recording and filings with the BLM, and researching title to the minerals in fee lands, patented mining claims, and unpatented mining claims. Previously, Ms. Ah Chong was exploration drafter for Barrick Goldstrike Mines, Inc. from 1991-1999. From May 1989 to 1991, Ms. Ah Chong was a geological drafter for Echo Bay Minerals Company. From 1986 to 1989, Ms. Ah Chong was a geological drafter and field assistant for Westmont Mining Company. Since September 2006, Ms. Ah Chong has served as director and officer of Westgate Acquisitions Corp. and Eastgate Acquisitions Corp. and since February 2012 she has served as director and officer of Protect Pharmaceutical Corporation (OTCBB: PRTT). She was previously a director and officer of Greyhound Commissary, Inc., now known as Tanke Biosciences Corp. Ms. Ah Chong attended Omaha Institute of Art and Design in Omaha, Nebraska. Ms. Ah Chong was appointed to our board of directors as part of the settlement agreement described below under "Certain Relationships and Related Transactions and Director Independence."

        Mark Crandall was appointed a member of our board of directors on June 27, 2013 and since September 5, 2013 serves as Chairman of our Audit Committee. Mr. Crandall co-founded Morgan Stanley's energy business in the early 1980s. In 1993, he became a founding partner in Trafigura, an energy trading company, which grew to $30 billion in sales and 1,000 employees in 58 offices worldwide. During his tenure with Trafigura, Mr. Crandall was responsible for electricity trading across Europe, which spurred his interest in renewable generation technologies and deepened his understanding of the fundamentals of the power markets in advanced economies. Later, Mr. Crandall started Continental Wind Power (CWP), an alternative energy power company, in 2005 by investing his own personal funds in broader emerging markets, including Polish and Romanian wind development, before eventually bringing in outside capital when CWP was officially formed in 2007. From 2008 to 2013, Mr. Crandall acted primarily as Chairman of CWP, while also pursuing some other private investment interests in energy and mining. Mr. Crandall attended Swarthmore College, where he was a candidate for a B.A. in the fall of 1980, Majoring in Comparative Religion with a Minor in Economics. Mr. Crandall was appointed our board of directors based on his experience in the energy field, particularly in Europe.

        General (ret) Tommy Franks was appointed to our board of directors on August 26, 2013 and since September 5, 2013 serves as Chairman of our Nominations and Governance Committee, and member of our Compensation Committee. General (ret) Franks has operated Franks & Associates, LLC, a private consulting firm, since 2003. General (ret) Franks was promoted to 4 Star General and appointed as Commander-in-Chief, United States Central Command in July 2000. The world knows General (ret)

Franks best following the culmination of an almost four-decade military career that saw him lead American and Coalition troops in two strategically unprecedented campaigns in two years as Commander of Operation Enduring Freedom in Afghanistan and Operation Iraqi Freedom in Iraq. The General's awards include five Distinguished Service Medals, four Legions of Merit, four Bronze Stars and three Purple Hearts in addition to numerous foreign awards. He was appointed Knight Commander of the Order of the British Empire (KBE) by order of Her Majesty Queen Elizabeth II on May 25, 2004. President George W. Bush awarded General (ret) Franks the Nation's highest civilian award, the Presidential Medal of Freedom, on December 14, 2004. General (ret) Franks attended the University of Texas, Arlington, where he graduated with a Bachelor's Degree in Business Administration, and Shippensburg University where he graduated with a Master's Degree in Public Administration. General (ret) Franks is also a graduate of the Armed Forces Staff College and the Army War College. General (ret) Franks has received honorary degrees from a number of universities including his alma mater, Shippensburg University, and his wife's alma mater, Oklahoma State University. General (ret) Franks serves on the boards of the University of Texas, Arlington and William Penn University. General (ret) Franks served on the board of CEC Entertainment, Inc. (NYSE: CEC) and previously served on the board of Bank of America (NYSE: BAC) and OSI Restaurant Partners, Inc. He is Co-Chair of the Flight 93 memorial foundation and serves as an Advisor to the Military Child Education Coalition, Operation Home Front Oklahoma, and the Southeastern Guide Dog Organization. General (ret) Franks was appointed to our board of directors based on his leadership experience and interest in making America self-sufficient in mining and processing REEs.

        Reagan Horton was appointed to our board of directors on November 14, 2013. Since 2011, Mr. Horton has been President of R&R Riverview LLC, a commercial real estate company that owns properties in the Phoenix metropolitan area, and, since 2010, he has served as President of Double R Land Co. LLC, a company that purchases farm and ranch land in North Texas. Since 2004, Mr. Horton has served as President of RMDM Management, LLC, a private investment company. Since 1998, he has served as Vice President of Operations of Strawn Valley Ranch, a 15,000 acre farm and ranch operation, and as Vice President of Don and Marty Management Group, Inc., a private investment company. Since 1997, he has served as Vice President of Titan Investments, a private investment company. Mr. Horton received a Bachelor's of Business Administration from Southern Methodist University in 1997. Mr. Horton was appointed to our board of directors because of his investment experience.

        Senator J. Robert Kerrey was appointed as a member of our board of directors on June 1, 2013 and has served as a member of our Audit Committee since September 5, 2013. Senator Kerrey was President of The New School in New York City from January 2001 until January 2011 and President Emeritus until January 2013. From 1988 to 2000, Senator Kerrey served as United States Senator from Nebraska. During that period, he was a member of numerous congressionally-chartered commissions and Senate committees, including the Senate Finance and Appropriations Committees and the Senate Select Committee on Intelligence. Prior to that time, he served as Governor of Nebraska from 1982 to 1987. A former member of the elite Navy SEAL Team, Senator Kerrey is a highly decorated Vietnam veteran who was awarded the Congressional Medal of Honor—America's highest military honor. Prior to his public service in Nebraska, the U.S. Senate and in academia, Senator Kerrey was a self-made businessman who—upon returning from the Vietnam War and starting from scratch in 1972—built a chain of highly successful restaurants and health clubs. Senator Kerrey is a director of Chart Acquisition Corp. (NASDAQCM: CACG) and Tenet Healthcare Corporation (NYSE: THC), and was previously a director of Scientific Games Corporation (NASDAQGS: SGMS), Jones Group (NYSE: JNY) and Genworth Financial, Inc. (NYSE: GNW). Senator Kerrey was appointed to our board of directors because of his extensive experience in strategic planning and government contracts.

        Carol Kondos was appointed as a member of our board of directors on August 26, 2013 and since September 5, 2013 serves as a member of our Audit Committee. Ms. Kondos is a practicing attorney in Dallas, Texas and has been President of Kondos & Kondos Law Offices since 1984, as well as President of

COMTEK Group, a staffing company, since it was founded in 2001. Kondos & Kondos provides corporate legal services focused on transactional work and personal injury. Ms. Kondos has been involved in the creation, management and/or sale of several businesses, which have all required an involvement in navigating and understanding various Federal departments and their regulations. As the corporate attorney for two telecommunications companies, Qwest Microwave and ComLink Telecom, Ms. Kondos was tasked with ensuring each company was aware of all relevant FCC regulations, guidelines and practices and that their business practices were in compliance. Ms. Kondos has been intricately involved with two "Women Owned" businesses. As President of NeoGenex, a biotech company, Ms. Kondos was responsible for, among other duties, obtaining FDA licensing and approval of its products for sale. As the President of COMTEK Group (certified WBE by the Women's Business Council—Southwest), Ms. Kondos is familiar with all aspects of COMTEK's IT Consulting and Staffing services and currently holds a U.S. Department of Defense security clearance at the secret level. COMTEK is able to provide the U.S. Government a variety of products and services. In her capacity as President of COMTEK, Ms. Kondos has gained the knowledge and understanding necessary to properly manage and maintain the corporate standards necessary in order to hold that clearance. In 1971, Ms. Kondos graduated with a Bachelor of Science from the University of Wisconsin. She earned a Doctor of Jurisprudence degree in 1978 from the University of Loyola School of Law in Chicago, Illinois. Ms. Kondos was appointed to our board of directors because of her regulatory background and experience.

        F. Scott Chrimes was appointed as our Chief Financial Officer and Secretary on April 30, 2014. Mr. Chrimes has served as Vice President, Chief Financial Officer and Secretary/Treasurer of Lattimore Properties since 1996. Lattimore Properties is a privately owned Texas-based company with real estate holdings in Texas, Colorado and Mexico and private investments in mining, pharmaceuticals and software development. In addition, from February 2014 until June 2014, Mr. Chrimes served as a director and Chief Financial Officer and Secretary of BioChemics, Inc., a privately-held pharmaceutical development company. From 1991 to 2011, Mr. Chrimes also served as Chief Financial Officer of Lattimore Materials, one of the largest privately-owned concrete production and aggregate mining companies in the Southwest United States prior to its sale in March 2011 to Halcim (USA) Inc. Prior to joining Lattimore Materials, Mr. Chrimes was the Controller for the privately-owned holdings of Edwin L. Cox, Jr. Mr. Chrimes has over 35 years of financial and administrative experience during his business career, including responsibility for financial reporting, general accounting, tax, treasury and cash management, management information systems, human resources and labor negotiations, financing and legal affairs. Mr. Chrimes received his BBA, with an emphasis in accounting, from North Texas State University in 1975. He became a Certified Public Accountant, licensed in Texas, in 1981.

Board Composition and Appointment of Directors

        Our business is managed under the direction of our board of directors. Our board of directors currently consists of eight members. Our board of directors conducts its business through meetings of our board of directors and our committees. During 2013, our board of directors held 10 meetings. All members of our board of directors attended 75% of the meetings of our board except for Mr. Mark Crandall and Senator J. Robert Kerrey, who attended twenty percent and sixty percent, respectively, of the meetings since their appointment to our board.

        As a condition to the Settlement Agreement, each of the parties to such agreement entered into a Voting Shareholder Agreement dated March 14, 2013 and effective upon approval of the Settlement on June 5, 2013, or the Voting Agreement. The Voting Agreement provides that the "Lattimore Shareholders" (including John Victor Lattimore, Jr., Unique Materials, LLC, an affiliate of Mr. Lattimore, Michael Parnell, Matthew Hoff and Kevin M. Cassidy) have the right to appoint five directors to our board of directors, two of which must be "independent" as defined in the agreement. The "Blue Cap Shareholders" (Edwin I. Cowle, H. Deworth Williams, Geoff Williams, Blue Cap Development Corp. and Children's International Obesity Fund, Inc.) have the right to appoint two directors to our board of directors.

        The Voting Agreement also provides: (i) that the number of members of our board of directors is to remain at seven unless increased pursuant to the provisions of our bylaws and applicable Nevada law; (ii) each slate of directors shall be approved by both the Lattimore Shareholders and the Blue Cap Shareholders; (iii) that no individual who is 75 years or older may serve on our board of directors nor may any descendant of an individual who is less than 75 year of age may serve on our board of directors; and (iv) that our board of directors shall meet at least quarterly in accordance with an agreed schedule. The Voting Agreement also restricts the transfer and sale of restricted shares of our common stock. The Voting Agreement is effective until March 14, 2015, and is automatically null and void and of no further effect upon expiration without any action required of any party to the agreement.

        At a meeting of our board of directors held on June 26, 2013, the Lattimore Shareholders and the Blue Cap Shareholders agreed to expand our board of directors from seven members to nine members. At this time there are eight members of our board of directors, seven of which have either been appointed by the Lattimore Shareholders or by a vote of our board of directors. Only one appointee of the Blue Cap Shareholders currently sits on our board of directors. The Blue Cap Shareholders have not identified a second nominee for appointment to our board of directors.

        As a result of the confirmation of the Settlement Agreement and the execution of the Voting Agreement, a number of our previous directors resigned during 2013. Each of Messrs. Michael D. Parnell and Daniel B. McGroarty resigned from our board of directors effective June 26, 2013. Mr. Winston S. Marshall resigned effective September 5, 2013, and Mr. Edward F. Cowle resigned effective November 14, 2013.

        Our board of directors has determined that, of our directors, Mark Crandall, J. Robert Kerrey, Tommy Franks, Carol Kondos and Reagan Horton, satisfy the independence requirements of the SEC and the NYSE MKT and are considered independent directors. In making such determinations, our board of directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

        There are no family relationships among any of our directors or executive officers.

Communication with our Board of Directors

        Our stockholders and other interested parties may communicate with our board of directors by sending written communication in an envelope addressed to "Board of Directors" in care of the Chairman of the Board, 5600 Tennyson Parkway, Suite 240, Plano, Texas 75024.

Board Committees

        Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee and each of which operates under a charter that has been approved by our board.

        Our board has determined that all of the members of each of the board's three standing committees are independent as defined under the rules of NYSE MKT. In addition, all members of the audit committee meet the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act.

Audit Committee

        Our board of directors established an audit committee on September 5, 2013. Our audit committee is to provide assistance to the board in fulfilling our responsibilities and our stockholders relating to: (1) maintaining the integrity of our financial reports, including our compliance with legal and regulatory requirements, (2) the independent auditor's qualifications and independence, (3) the performance of our internal audit function in cooperation with the independent auditors, and (4) the preparation of the report required by the rules of the SEC to be included in our annual proxy statement. Our audit committee is directly responsible for the appointment, compensation and oversight of the independent auditors (including the resolution of any disagreements between management and the independent auditors regarding financial reporting), approving in advance all auditing services, and approving in advance all non-audit services provided by the independent auditors. The independent auditors report directly to the committee. In addition, our audit committee is to review our annual and quarterly financial reports in conjunction with the independent auditors and financial management.

        Our audit committee is to be composed of at least three directors. On September 5, 2013, Messrs. Crandall and Kerrey and Ms. Kondos were appointed to serve on our audit committee. Mr. Crandall was appointed to serve as the Chairman of the audit committee. Our board has also determined that Mr. Crandall meets the definition of an "audit committee financial expert" as defined in the rules and regulations of the SEC. The audit committee did not meet in 2013.

        Our board of directors has adopted a written charter for the audit committee, a copy of which is available on our website at www.usrareearths.com.

Compensation Committee

        Our board of directors established a compensation committee on September 5, 2013. Our compensation committee is responsible for: (1) reviewing and approving goals and objectives underlying the compensation of our Chief Executive Officer, or CEO, evaluating the CEO's performance in accordance with those goals and objectives, and determining and approving the CEO's compensation; (2) recommending to the board the compensation of executive officers other than the CEO, subject to board approval; (3) administering any incentive compensation and equity-based plans, subject to board approval; (4) preparing the compensation report required by the rules and regulations of the SEC for inclusion in our annual proxy statement; and (5) periodically reviewing the results of our executive compensation and perquisite programs and making recommendations to the board with respect to annual compensation (salaries, fees and equity) for our executive officers and non-employee directors.

        The compensation committee is to be composed of at least two directors. On September 5, 2013, our board of directors appointed Messrs. Messrs. Cowles, Franks and Lattimore to serve on the compensation committee. Mr. Cowles was appointed to serve as the Chairman of the compensation committee. On November 14, 2013, Mr. Cowles resigned from our board of directors and the compensation committee. On February 3, 2014, our board of directors appointed Ms. Kondos to serve on the compensation committee and as its Chairman. On April 8, 2014, Mr. Lattimore resigned from the Compensation Committee, and the board appointed Mr. Horton to serve on the committee. The compensation committee did not meet during 2013.

        Our board of directors has adopted a written charter for the compensation committee, a copy of which is available on our website at www.usrareearths.com.

Nominations and Governance Committee

        Our board of directors established the nominations and governance committee on September 5, 2013 for the purpose of: (1) assisting the board in identifying individuals qualified to become board members and recommending to the board the nominees for election as directors at the next annual meeting of stockholders; (2) assist the board in determining the size and composition of the board committees; (3) develop and recommend to the board the corporate governance principles applicable to us; and (4) serve in an advisory capacity to the board and the Chairman of the Board on matters of organization, management succession planning, major changes in our organizational and the conduct of board activities.

        The nominations and governance committee is to be composed of at least three directors. On September 5, 2013, Messrs. Cowles, Frank and Lattimore to serve on the Governance Committee. Mr. Franks was also appointed Chairman of the committee. On November 14, 2013, Mr. Cowles resigned from our board of directors and his position on the nominations and governance committee. On April 8, 2014, Mr. Lattimore resigned his position on the nominations and governance committee, and our board appointed Messrs. Horton and Kerrey to serve on the committee. The nominations and governance committee did not meet during 2013.

        Our board of directors has adopted a written charter for the nominations and governance committee, a copy of which is available on our website at www.usrareearths.com.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee.

        Messrs. Cowles and Lattimore previously served as members of our compensation committee, both of whom have entered into related party transactions with us. See 'Transactions with Related Persons" below.

Involvement in Certain Legal Proceedings

        None of our current directors or executive officers has, to the best of our knowledge, during the past ten years:

  •
  Had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time hereof, or any corporation or business association of which he was an executive officer at or within two years before the time hereof;

  •
  Been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

  •
  Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

  •
  Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

  •
  Engaging in any type of business practice; or

  •
  Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

  •
  Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

  •
  Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; or

  •
  Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

Code of Ethics

        We have adopted conduct and ethics standards titled the code of ethics, which is available at www.usrareearths.com. These standards were adopted by our board of directors to promote transparency and integrity. The standards apply to our board of directors, executives and employees. Waivers of the requirements of our code of ethics or associated polices with respect to members of our board of directors or executive officers are subject to approval of the full board.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation of our named executive officers and a former named executive officer during the years ended December 31, 2013 and 2012.

Name And Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	All Other Compensation ($)		Total ($)
Kevin Cassidy(2)	2013	—		—	7,800,000	(3)	—	600,000	(4)	8,400,000
Chief Executive Officer and Director	2012	—		—	—		—	600,000	(5)	600,000
Mark Scott	2013	60,000	(6)	—	—		—	—		60,000
Chief Financial Officer	2012	52,000	(7)	—	19,440	(8)	—	—		71,440
Michael D. Parnell(9)	2013	151,000	(10)	—	—		—	—		151,000
Former National Accounts Director,	2012	137,500	(11)	—	270,000	(12)	—	—		407,500
Former Chief Operating Officer,
Former Chief Executive Officer and Former Director
Daniel McGroarty(13)	2013	120,000	(14)	—	—		—	40,000	(15)	160,000
Former President and Director	2012	120,000	(16)	—	1,852,500	(17)	—	—		1,972,500

(1)
Reflects the aggregate grant date fair value of stock awards granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718.

(2)
Mr. Cassidy was appointed Chief Executive Officer on March 8, 2013 and served as Acting Interim Chief Executive Officer from December 10, 2012 to March 7, 2013. He was a director but not an executive officer or employee prior to such time, and he was not paid a salary for his role as Acting Interim Chief Executive Officer for the short time he served in this role during 2012. Mr. Cassidy also is the managing member of Logic. See "Employment and Consulting Agreements" below.

(3)
On June 28, 2013, we converted $800,000 in consulting fees owed to Logic into 800,000 shares of our common stock at a value of $1.00 per share. Of this amount, 500,000 shares of common stock were issued for services provided in 2012 and 300,000 shares of common stock were issued for services provided during the first six months of 2013. On October 7, 2013, we issued 3,000,000 shares of common stock at a price of $1.00 per share to Mr. Cassidy for consulting services rendered to us in connection with the settlement of the stockholder litigation described in "Transactions with Related Persons" below. We valued the 3,000,000 shares at the June 5, 2013 fair market value of $1.94 and expensed $5,820,000 during the year ended December 31, 2013. In addition, on

  December 30, 2013, Mr. Cassidy was granted a restricted stock award for board service of 500,000 shares that vest annually in four equal installments. The grant was issued at the grant date market value of $2.92 per share on December 30, 2013.

(4)
Represents consulting fees of $300,000 paid to Logic in the form of 300,000 shares of our common stock at a value of $1.00 per share and a cash payment of $300,000 for consulting fees due to Logic. These fees are unrelated to Mr. Cassidy's employment or board service.

(5)
Represents $100,000 paid to Logic for consulting services and $500,000 of accrued and unpaid fees for consulting services due to Logic. These fees are unrelated to Mr. Cassidy's employment or board service. On June 28, 2013, the accrued and unpaid fees of $500,000 were satisfied by the issuance of 500,000 shares of our common stock at a price of $1.00 per share.

(6)
Represents paid consulting fees of $55,000 and accrued and unpaid consulting fees of $5,000.

(7)
Represents paid consulting fees of $48,000 and accrued and unpaid consulting fees of $4,000 at December 31, 2012, which were paid in 2013.

(8)
During 2012, Mr. Scott was granted 72,000 shares of our common stock. The shares were valued at the market price of $0.27 per share on the date of grant.

(9)
Mr. Parnell served as Chief Executive Officer from December 31, 2007 to December 10, 2012 and director from December 31, 2007 until June 28, 2013. Mr. Parnell was also Chief Operating Officer from March 8, 2013 to June 26, 2013 and served as Acting Interim Chief Operating Officer from December 10, 2012 to March 7, 2013. Mr. Parnell served as our National Accounts Director from June 26, 2013 until May 12, 2014.

(10)
Represents accrued but unpaid salary of $151,000.

(11)
Represents paid salary of $52,535 and accrued but unpaid salary of $84,965.

(12)
Represents the value of 1,000,000 shares of our common stock issued to Mr. Parnell under the terms of his employment contract in connection with the change in control that occurred with the U.S. Rare Earths (Delaware) merger. The 1,000,000 shares were valued at the market price of $0.27 on the date of issuance. On June 28, 2013, Mr. Parnell forfeited 750,000 shares. This 750,000 forfeiture is part of the retrieval or "claw back" of not less than 2.1 million shares of our common stock that were authorized for issuance to certain individuals on August 27, 2012 for non-cash consideration and future services that was included in the Settlement Agreement.

(13)
Mr. McGroarty served as a director from December 15, 2010 until June 28, 2013 and as President from November 29, 2011 until July 31, 2013.

(14)
Represents paid salary.

(15)
Represents the amount paid by us to Mr. McGroarty for an option to purchase up to 800,000 shares of our common stock at a price of $1.00 per share on or before April 30, 2014.

(16)
Represents paid salary of $40,000 and accrued but unpaid salary of $80,000.

(17)
During 2012, Mr. McGroarty was granted 650,000 shares of our common stock valued at the market price of $2.85 per share.

Outstanding Equity Awards in Fiscal Year Ended December 31, 2013

        There were no outstanding equity awards as of December 31, 2013.

Employment and Consulting Agreements

Logic International Consulting Group, LLC

        On March 11, 2011, we signed an exclusive Services Agreement with Logic International Consulting Group, LLC, or Logic. Our Chief Executive Officer and director, Kevin Cassidy is the founder and managing member of Logic. Under the Services Agreement, Logic agreed to provide certain advisory services to us. On December 31, 2011, the Services Agreement was automatically extended to

December 11, 2013 and can be renewed for additional terms of 12 month periods unless either party gives the other 45 days written notice of termination. The Services Agreement can be cancelled with ninety days written notice. The Services Agreement provides for a monthly payment of $50,000 to Logic. In addition, since June 2013, we have reimbursed Logic for a portion of the compensation due to Mr. Cassidy's administrative assistant in the amount of $2,500 per month.

        On March 10, 2011, we issued a warrant to Logic for the purchase of 1,300,000 shares of our common stock. The warrant is exercisable at $0.50 per share for a period of five years expiring on March 10, 2016. The warrant contains certain dilutive provisions related to subsequent equity sales and the issuance of additional common stock. The warrant contains certain piggyback registration rights.

        On November 29, 2011, we issued a warrant to Logic for the purchase of 800,000 shares of our common stock. The warrant is exercisable at $0.50 per share on a cash or cashless basis for a period of five years expiring on November 29, 2016. The warrant contains certain dilutive provisions related to subsequent equity sales and the issuance of additional common stock. The warrant contains certain piggyback registration rights.

        On December 31, 2011, Logic cancelled the warrant granted on March 10, 2011 for 1,300,000 shares and the warrant granted on November 29, 2011 warrant for 800,000 shares.

        On December 31, 2011, we issued a warrant to Logic for the purchase of 1,300,000 shares of our common stock. The warrant is exercisable at $0.50 per share for a period of five years expiring on March 9, 2016. In addition, on December 31, 2011, we issued a warrant to Logic for the purchase of 800,000 shares of our common stock. The warrant is exercisable at $0.50 per share for a period of five years expiring on November 28, 2016. The warrants may be called by us if we have registered the sale of the underlying shares with the SEC and a closing price of $7.00 or more for our common stock has been sustained for five trading days. The warrants contain certain piggyback registration rights.

        On June 28, 2013, we converted unpaid consulting fees of $800,000 owed to Logic into 800,000 shares of our common stock at $1.00 per share. The fair value of the common stock on the date of issuance was $1.65 per share, and we recorded the difference between the conversion price and the market value of $520,000 as loss on settlement of debt.

Lattimore Properties

        As of July 1, 2012 Lattimore Properties, an affiliate of John Victor Lattimore, Jr., the Chairman of our Board of Directors, entered into a Consulting Agreement with Logic pursuant to which Lattimore Properties provides executive management, strategic planning and general office administration to Logic for a fee of $25,000 per month. The agreement has a term of one year commencing on July 1, 2013, unless sooner terminated on 30 days' prior written notice. The term of the agreement may be extended upon the mutual written agreement of the parties.

F. Scott Chrimes

        On April 30, 2014, our board of directors appointed F. Scott Chrimes to serve as our Chief Financial Officer and Secretary, effective immediately, replacing Mark Scott. Mr. Chrimes also serves as Chief Financial Officer and Secretary/Treasurer of Lattimore Properties and, as such, is employed and paid a salary by Lattimore Properties.

Mark Scott

        On December 19, 2011, we entered into a Consulting Agreement with Mark Scott in connection with his service as Chief Financial Officer of our company. Under the agreement, Mr. Scott was entitled to $4,000 per month plus $3,000 of restricted shares of our common stock per month based on a $2.85 share price. On August 31, 2012, our board of directors approved the issuance of 72,000 shares of common stock to Mr. Scott pursuant to the Consulting Agreement. The term of the Consulting Agreement expired on December 31, 2012, and we paid Mr. Scott $5,000 per month during 2013 on a month-to-month basis. On April 30, 2014, Mr. Scott was removed as Chief Financial Officer, and we expect to retain Mr. Scott as a consultant on an as-needed basis on terms to be negotiated.

Diane Cassidy

        In June 2013, we retained Diane Cassidy, the sister of Kevin Cassidy, our Chief Executive Officer and director, as a consultant to perform certain management services. From June to October 2013, Ms. Cassidy was paid at the rate of $5,000 per month, increasing to $10,000 per month in November and December 2013. Since February 2014, Ms. Cassidy has been paid at the rate of $16,667 per month.

Michael Parnell

        On December 10, 2010, we entered into a Revised Employment Agreement with Michael Parnell, our former Chief Executive Officer, Chief Operating Officer and director. On June 26, 2013, Mr. Parnell accepted the position of National Accounts Director.

        Under the terms of the employment agreement, Mr. Parnell's annual salary was $125,000 in year one, $137,500 in year two and $151,000 in year three. Mr. Parnell was awarded 300,000 shares of restricted common stock. In the event that we are sold or merged or there is a change in control, Mr. Parnell is entitled to receive, at his discretion, severance of $500,000 in cash or restricted common stock at $0.50 per share. Mr. Parnell is eligible for vacation of six weeks, benefit programs and incentive bonuses as approved by our board of directors. The employment agreement had a three year term and was automatically renewable for additional one year periods unless ninety days' notice is provided by either party.

        On July 26, 2011, we entered into an Addendum to a Revised Employment Agreement with Mr. Parnell. The addendum extended the term of employment by two years until December 10, 2015 subject to additional one year renewal periods unless ninety days' notice is provided by either party. The addendum provides that Mr. Parnell's annual salary for year four is $166,100 and $182,710 for year five. We also agreed to issue to Mr. Parnell 125,000 restricted shares of our common stock in years four and five. In the event of a change in control by merger, acquisition, takeover or otherwise, the share amounts due in years four and five would become immediately due and payable.

        On May 12, 2014, we entered into a Termination and Release Agreement with Mr. Parnell pursuant to which Mr. Parnell resigned as National Accounts Director of the Company effective immediately, his employment agreement was terminated, and all compensation due to Mr. Parnell was extinguished. The agreement also provides for a mutual release of claims by the parties and indemnification by us of Mr. Parnell in certain circumstances.

Daniel McGroarty

        On November 29, 2011, Daniel McGroarty was appointed our President. On January 1, 2012, we entered into an Executive Employment Agreement with Mr. McGroarty employing Mr. McGroarty as our President. Under the terms of the employment agreement, Mr. McGroarty's salary was $120,000 in year one and was to be negotiated in years 2 and 3. The employment agreement also provided for the grant to Mr. McGroarty of 650,000 shares of restricted common stock and further provided that 100,000 shares of common stock that were previously granted to Mr. McGroarty were fully vested as of November 30, 2011.

The employment agreement had a three year term and was automatically renewable for additional one year periods unless ninety days' notice is provided by either party.

        On August 14, 2013, we accepted the resignation of Daniel McGroarty effective July 31, 2013 as President of UREE and its subsidiaries. The parties entered into a Stock Repurchase Option and Severance Agreement whereby (i) the parties agreed to settle all back pay and compensation claims with a payment of $60,000; (ii) we agreed to repurchase 100,000 of shares of our common stock from Mr. McGroarty on or before September 30, 2013 for $100,000 or $1.00 per share (paid); and (iii) we paid $40,000 for an option to acquire up to 800,000 shares of our common stock from Mr. McGroarty for $1.00 per share on or before April 30, 2014.

Compensation of Directors

        The following table sets forth certain information regarding compensation to non-executive members of our board of directors during the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)(3)		Option Awards	Non-equity Incentive Plan Compensation $	Non-qualified Deferred Compensation Earnings $	All Other Compensation $		Total $
Nancy Ah Chong	—	—		—	—	—	—		—
Edward F. Cowle(4)	—	—		—	—	—	—		—
Mark Crandall	—	—		—	—	—	—		—
General (ret) Tommy Franks	—	1,460,000		—	—	—	—		1,460,000
Reagan Horton	—	730,000		—	—	—	—		730,000
Senator J. Robert Kerrey	—	1,460,000		—	—	—	—		1,460,000
Carol Kondos	—	438,000		—	—	—	—		438,000
John Victor Lattimore, Jr.	—	2,222,650	(5)	—	—	—	5,253,600	(6)	7,476,250
Winston S. Marshall(4)	—	—		—	—	—	—		—

(1)
Each member of our board has agreed to serve without cash remuneration.

(2)
The amount referenced is the grant date fair value of stock awards determined in accordance with ASC Topic 718.

(3)
On December 30, 2013, restricted stock awards were made to the following persons for their board service: Mr. Lattimore (500,000 shares), Senator Kerrey (500,000 shares), General Franks (500,000 shares), Ms. Kondos (150,000 shares) and Mr. Horton (250,000 shares) at the fair value of $2.92 per share. The grants are in the form of restricted common stock grants. Each of the grants is subject to an irrevocable, exclusive option in our favor to repurchase any shares not released from our repurchase option subject to the grant for a period of 60 days exercisable only in the event a director ceases to be a service provider to us for any reason (other than termination of such director by us or termination for no reason). On each of the first, second, third and fourth anniversaries of the grant, 25% of the issued shares of common stock will be released from our repurchase option. In the event of a "change in control" all shares subject to the grant will be released from our repurchase option subject to certain exceptions.

(4)
Messrs. Marshall and Cowles resigned from our board on September 5, 2013, and on November 14, 2013, respectively.

(5)
Represents the fair value of (i) 500,000 in restrictive stock awards described in note (3) above, (ii) 1,086,128 shares of our common stock issued upon the conversion of three promissory notes held by Unique Materials, Inc., an affiliate of Mr. Lattimore, and (iii) 66,667 shares of our common stock held by the John & Mark Family Limited Partnership of which an affiliate of Mr. Lattimore is the sole general partner.

(6)
Represents the fair value of an option to acquire 3,000,000 shares of our common stock issued to Lattimore Properties, Inc., an affiliate of Mr. Lattimore. Lattimore Properties paid $75,000 for the option and $150,000 paid to Lattimore Properties by Logic under the terms of the consulting agreement between the parties dated July 1, 2013.

        We use stock grants as incentive compensation to attract and retain qualified candidates to serve on the board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill-level required by our members of the board.

TRANSACTIONS WITH RELATED PERSONS

        Since March 31, 2011, we have engaged in the following reportable transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers and holders of more than 5% of our voting securities.

Executive Officers and Directors

        Except as set forth below, we have entered into employment and consulting agreements and granted stock awards to our executive officers and certain of our directors as more fully described in "Executive Compensation—Employment and Consulting Agreements" and "—Compensation of Directors".

  Matthew Hoff

        On December 10, 2010, we entered into a Revised Employment Agreement, or the Hoff Agreement, with Matthew Hoff, our former Business Manager. Under the terms of the Hoff Agreement, Mr. Hoff's salary was $125,000 in year one, $137,500 in year two and $151,000 in year three. Mr. Hoff was awarded 300,000 shares of our common stock. The Hoff Agreement provided that in the event we are sold or merged or there is a change in control, Mr. Hoff is to receive at his discretion, severance of $500,000 in cash or restricted common stock at $0.50 per share. Mr. Hoff was eligible for vacation of six weeks, benefit programs and incentive bonuses as approved by the board of directors. The Hoff Agreement had a three year term and was automatically renewable for additional one year periods unless ninety days' notice is provided by either party.

        On July 26, 2011, we entered into an Addendum to a Revised Employment Agreement, or the Hoff Agreement Addendum. The Hoff Agreement Addendum extended the term by two years to five years from December 10, 2010. Mr. Hoff's salary was $125,000 in year one, $137,500 in year two, $151,000 in year three, $166,100 in year four and $182,710 in year five. We also agreed to issue 125,000 shares per year to Mr. Hoff in year four and five, provided Mr. Hoff is employed by us. In the event of a change in control of us by merger, acquisition, takeover or otherwise, the share amounts due in years four and five would become immediately due and payable. On August 31, 2012, our board of directors approved the issuance of 1,250,000 shares of common stock related to (i) $500,000 in severance at $.50 per share for the change in control effected on December 15, 2010: and (ii) 125,000 shares related to each of years 4 and 5 for the change in control effected on August 22, 2011, each as outlined in the Hoff Agreement and Addendum. Mr. Hoff resigned in November 2012.

  Gregory Schifrin

        On February 4, 2011, we entered into an Employment Agreement, or the Schifrin Agreement, with Gregory Schifrin, our former President. Under the terms of the Schifrin Agreement, Mr. Schifrin's salary was $60,000 in year one and is to be negotiated in years 2 and 3. Mr. Schifrin was awarded 10,000 shares of restricted common stock in year one and 240,000 shares of common stock in year two. The Schifrin Agreement had a three year term and was automatically renewable for additional one year periods unless ninety days' notice is provided by either party.

        On July 26, 2011, we entered into an Addendum to a Revised Employment Agreement, or the Schifrin Agreement Addendum. The Schifrin Agreement Addendum extended the term by two years to five years from December 10, 2010. Mr. Schifrin's salary was $96,000 in year one, and was to be negotiated in years 2 through 5. We also agreed to issue 125,000 shares per year to Mr. Schifrin, provided Mr. Schifrin was employed by us. In the event of a change in control of us by merger, acquisition, takeover or otherwise, the share amounts due in years four and five would become immediately due and payable. As of June 31, 2012 and December 31, 2011, we accrued $712,500 as accrued compensation—officers. On August 31, 2012, our board approved the issuance of 650,000 shares of common stock related to (i) 150,000 shares of common stock related to his service as a director; and (ii) 125,000 shares related to years 4 and 5 for the change in control effected on August 22, 2011, as outlined in the Schifrin Agreement Addendum.

        On November 29, 2011, Mr. Schifrin's title was changed to Chief Operating Officer. Mr. Schifrin resigned on December 5, 2012.

Properties

        Our principal executive offices were located at 5600 Tennyson Parkway, Suite 190, Plano, Texas 75024 during 2013. This office was shared with John Victor Lattimore, Jr., Chairman of our board of directors, and entities affiliated with Mr. Lattimore. Since January 20, 2014, we have leased office space at 5600 Tennyson Parkway, Suite 240, Plano, Texas 75024 and no longer share offices with Mr. Lattimore.

        Since January 1, 2013, we have also rented office space from Logic at 711 Fifth Avenue, 16th Floor, New York, NY 10022 which, since May 1, 2013, has been on a month-to-month basis. Between January 1, 2013 and May 30, 2013, we paid rent of $3,750 per month, and, as of June 1, 2013, our rent is $9,250 per month.

        We previously maintained an office at 12 Gunnebo Drive, Lonoke, Arkansas 72086 for the media business which consisted of 4,000 square feet of office space. The office was leased for $916 per month and we leased the office on a month to month basis. The facilities are owned by the J.S. Parnell Trust, of which Mr. Parnell is trustee. We also maintained an office at 12 North Washington Street, Montoursville, Pennsylvania 17754 for the media business which consisted of 4,000 square feet of office space. The office was leased from the Hoff Family Limited Partnership, which is controlled by the wife of Matthew Hoff, a stockholder and former employee. Lease payments were $2,000 per month, and we leased the office on a month-to-month basis. Both of these leases were assumed by an affiliate of Mr. Parnell in connection with the sale of the media business.

USRE Note

        As part of the acquisition price of USRE, we assumed a note in the amount of $1,418,719 payable to an entity owned by H. Deworth Williams and Edward F. Cowle, two of our previous directors who are also significant shareholders in our company. As part of the USRE purchase agreement, we agreed to pay $500,000 against the note and both we and the lender agreed to restructure the remaining balance. We made the $500,000 payment and the remaining note balance of $918,719 was restructured to be a non interest bearing note with principal only payments of $28,125 due at the first of each month commencing November 1, 2011 and continuing until the note is repaid, which is expected to occur on or about July 2014. The restructured note has no prepayment penalty and was secured by our mineral claims in and around the Lemhi Mining District in Idaho and the Montana Beaverhead District. On September 17, 2012, we repaid the remaining balance due of $609,343 which the two previous directors put into escrow as a result of the legal proceedings under "Settlement Agreement" below.

        H. Deworth Williams and Edward F. Cowle have requested reimbursement of expenses totaling $145,849. We have declined to pay this amount.

Notes with Affiliates of John Victor Lattimore, Jr.

Unique Materials September 13, 2012 Note

        On September 13, 2012, we entered into a Secured Convertible Promissory Note, or the September Note, with Unique Materials LLC, or Unique Materials, a Texas LLC affiliated with John Victor

Lattimore, Jr., Chairman of our board of directors, pursuant to which we borrowed $650,000 at 5% per annum interest from Unique Materials.

        Under the terms of the September Note, the principal and unpaid accrued interest was due the earlier of September 15, 2015 or conversion into our common stock at the demand of the holder at $2.85 per share. The September Note included a demand payment if the Chairman, President or Vice President or 20% or more of our board of directors was changed after September 13, 2012. The September Note was secured by all mineral claims, real properties, fixed assets, inventory and accounts receivable.

        On June 28, 2013, Unique Materials converted the outstanding principal amount due under the September Note together with interest of $25,644 into 675,644 shares of our common stock at a conversion price of $1.00 per share.

Unique Materials November 20, 2012 Note

        On November 20, 2012, we entered into an unsecured Promissory Note with Unique Materials maturing on November 20, 2015, or the November Note, pursuant to which we borrowed $250,000 at 5% per annum interest from Unique Materials.

        On June 28, 2013, Unique Materials converted the outstanding principal amount due under the November Note together with interest of $7,534 into 257,534 shares of our common stock at a conversion price of $1.00 per share.

Unique Materials February 4, 2013 Note

        On February 4, 2013, we entered into an unsecured Promissory Note with Unique Materials maturing on February 4, 2016, or the February Note, pursuant to which we borrowed $150,000 at 5% per annum interest from Unique Materials.

        On June 28, 2013, Unique Materials converted the outstanding principal amount due under the February Note together with interest of $2,950 into 152,950 shares of our common stock at a conversion price of $1.00 per share.

John and Mark Family Limited Partnership Note

        On May 21, 2013, we entered into an unsecured Promissory Note, or the May Note, with John and Mark Family Limited Partnership, or the Partnership, a Texas limited partnership affiliated with John Victor Lattimore, Jr., Chairman of our Board, pursuant to which we borrowed $100,000 at 5% per annum interest from the Partnership The May Note originally matured on June 30, 2013 and on June 30, 2013 the maturity date was extended to December 31, 2013.

        In substitution of the May 21, 2013 note, on June 30, 2013, the Partnership entered into a secured Promissory Note in the principal amount of $100,000 bearing interest at 5% per annum and a maturity date of December 31, 2013. The note was secured by all mineral claims, real properties, fixed assets, inventory and accounts receivable and the proceeds.

        On August 22, 2013, the Partnership converted the May Note into 66,667 shares of the Company's common stock at $1.50 per share and waived the interest due on the May Note In connection with the conversion, the Partnership executed a Release of Mortgage and cancelled all security related to the Company's real property and other assets.

Stockholder Litigation Settlement

        Pursuant to a Written Consent of a Majority of Shareholders dated August 24, 2012, directors John Victor Lattimore, Jr., H. Deworth Williams, Edward F. Cowle, Michael D. Parnell, and Harvey Kaye were purportedly re-elected to our board of directors, and existing directors Daniel McGroarty, Greg Schifrin and Kevin Cassidy were purportedly removed, thereby reducing the size of our board to five members. On September 12, 2012, we filed an action in the Eighth Judicial District Court, Clark County, Nevada, or the Nevada action, entitled U.S. Rare Earths, Inc. v. Williams et al., Case No. A668230-B, challenging the validity and effectiveness of the Written Consent. On September 17, 2012, the Court in the Nevada action issued a Temporary Restraining Order, or TRO, prohibiting any meetings of our board of directors from taking place and prohibiting any persons from holding themselves out as members of our board of directors. On October 22, 2012, the Court in the Nevada action issued a Preliminary Injunction mirroring the prohibitions of the TRO and appointing a Special Master to assist in (a) identifying those persons who are entitled to be considered shareholders, and (b) bringing about a shareholders meeting to address the composition of our board of directors. The Court further decreed that no person was entitled to take any action on our behalf other than in the ordinary course of business pending a meeting of shareholders to be effectuated by the Special Master to be appointed by the Court for purposes of establishing a board of directors and the composition thereof.

        On February 6, 2013, all of the parties in the Nevada action entered into a Stipulation and Order to Modify the Preliminary Injunction, or the Stipulation, to facilitate the interim operations of the company. The Stipulation modified the Preliminary Injunction with respect to our board of directors as follows: (a) the parties agreed that Kevin Cassidy, Daniel McGroarty, John Victor Lattimore, Jr., Winston Marshall, and Michael Parnell would comprise the members of our board of directors, or the Provisional Board, pending the election of directors by the shareholders at a duly called and held shareholders' meeting; (b) Edward F. Cowle would be immediately reinstated as a member of the Provisional Board; (c) the Provisional Board shall not ratify or approve any action of the purported board undertaken between August 23, 2012 and October 11, 2012; and (d) the Provisional Board shall not issue any additional shares of our stock to any person without reasonable cash consideration unless all parties to the Nevada action consent to such issuance.

        In addition to the Nevada action, a parallel action was filed by H. Deworth Williams and Edward F. Cowle against the company, or the Utah action, entitled Williams et al. v. U.S. Rare Earths, Inc. (Case No. 2:12-cv-00905). The Utah action sought a writ of mandamus directing us to immediately recognize the Written Consent.

        On March 27, 2013, the parties in the Nevada action and the Utah action entered into a Settlement Agreement and General Release, or the Settlement Agreement, which was approved on June 5, 2013 by the Eighth Judicial District Court, Clark County, Nevada, pursuant to which the parties agreed: (a) to dismiss the pending Nevada action and Utah action and to release all claims against one another in those actions; (b) to release any claims pertaining to our sale of 2,045,450 shares of our common stock sold to Lattimore Properties, Inc. on September 12, 2012 at a price of $0.27 per share for a total of $550,000; (c) to release any claims pertaining to our issuance of a convertible secured promissory note to Unique Materials, LLC on September 13, 2012 for $650,000 at 5% interest, convertible into the company's shares at not less than $1.00 per share; (d) to enter into a Stock Purchase Agreement pursuant to which H. Deworth Williams, Edward Cowle and Geoff Williams, or the Sellers, will sell 1,000,000 shares of our common stock owned by the Sellers to John Lattimore or his affiliates for a total purchase price of $1,000,000; (e) to compensate Kevin Cassidy and his affiliated companies for their consulting services by issuing to them 3,000,000 shares of restricted stock plus a convertible unsecured promissory note for $650,000, convertible into our common stock at a conversion price of $1.00 per share; (f) to grant to defendants H. Deworth Williams, Edward Cowle, Geoff Williams, Blue Cap Development Corp. and their affiliated entity, Thorium Energy, Inc., a right of first refusal—consistent with the terms and conditions put forth by a bona fide third-party commercial bidder to be determined by the parties—for a period of 10 years with respect to a contract for the disposition of thorium in connection with our mining of rare earth elements on our Lemhi Pass claims; and (g) to issue to John Victor Lattimore, Jr. or one of his affiliated companies an option to purchase up to 3,000,000 shares of our common stock at a price of $1.00 per share and upon such other terms as are determined by our board of directors.

        The Settlement Agreement also contains certain contingent agreements, which are conditioned upon our completion of a stock offering and/or PIPE transaction of more than $6 million in the aggregate by the end of 2015. If we successfully complete such a stock offering and/or PIPE transaction, we have agreed to: (a) assume and maintain the lease of certain offices of the company located in Salt Lake City, Utah; (b) reimburse H. Deworth Williams for certain business costs and expenses incurred for the benefit of the company in an amount not to exceed $145,000; (c) reimburse defendants H. Deworth Williams, Edward Cowle, Geoff Williams and Blue Cap Development Corp. for their costs and fees incurred in the Nevada action and the Utah action in an amount not to exceed $150,000; (d) to retrieve or "claw back" not less than 2.1 million shares of our common stock that were authorized for issuance to certain individuals on August 27, 2012 for non-cash consideration and future services; and (e) to employ Edward Cowle as a senior level executive with the company.

        As of December 31, 2013, we had not raised $6 million in equity through either a PIPE or secondary offering of our common stock, and, as a result, had not undertaken any of the obligations described above.

        As part of the Settlement Agreement, the parties also agreed to enter into a Voting Shareholder Agreement, or the Voting Agreement, pursuant to which the parties will vote their respective shares to ensure that the size of our board of directors will remain at seven members (unless increased pursuant to our bylaws or by applicable Nevada law), with (a) five members to be nominated by the Lattimore Shareholder Group (consisting of John Lattimore, Unique Materials LLC, Michael Parnell, Matthew Hoff, Kevin Cassidy, Daniel McGroarty and Winston Marshall), two of whom shall be independent directors; and (b) two members to be nominated by the Blue Cap Shareholder Group (consisting of Edward Cowle, H. Deworth Williams, Geoff Williams, Blue Cap Development Corp., and Children's International Obesity Fund, Inc.).

        The Voting Agreement also provides: (a) that the number of members of our board of directors is to remain at seven unless increased pursuant to the provisions of our bylaws and applicable Nevada law; (ii) each slate of directors shall be approved by both the Lattimore Shareholders and the Blue Cap Shareholders; (iii) that no individual who is 75 years or older may serve on our board of directors nor may any descendant of an individual who is less than 75 year of age may serve on our board of directors; and (iv) that our board of directors shall meet at least quarterly in accordance with an agreed schedule. The Voting Agreement also restricts the transfer and sale of restricted shares of our common stock. The Voting Agreement is effective until March 14, 2015, and is automatically null and void and of no further effect upon expiration without any action required of any party to the agreement.

Private Placement with Lattimore Properties, Inc.

        On September 12, 2012, we closed a private placement with Lattimore Properties, Inc., a Texas company, or Lattimore Properties, affiliated with John Victor Lattimore, Jr., Chairman of the Board. The private placement consisted of the sale of an aggregate of 2,045,450 shares of our common stock for $550,000, or $0.27 per share.

Lattimore Option

        On March 8, 2013, we entered into an Option Purchase Agreement with Lattimore Properties, Inc., or Lattimore Properties, pursuant to which we granted Lattimore Properties a three-year option to purchase up to 3,000,000 shares of our common stock, at $1.00 per share, for a purchase price of $75,000. The effectiveness of the option was conditioned on approval of the Settlement Agreement.

Repurchase Option Agreements

        We entered into repurchase option agreements with existing stockholders, including Harvey Kaye, Edward Cowle, H. Deworth Williams, Daniel McGroarty, and an affiliate of Michael Parnell, under which we (i) acquired 100,000 shares of our common stock at $1.00 per share during September 2013, (ii) acquired 952,001 shares of our common stock at $1.00 per share during October 2013, and (iii) acquired 2,268,999 shares of our common stock at $1.00 per share during December 31, 2013 with payment during the three months ended March 31, 2014, with a portion of the payment in the amount of $1,344,999 made during the quarter ended March 31, 2014 and the balance of $924,000 due during the remainder of 2014. We also obtained the right to acquire up to 800,000 shares of our common stock at $1.00 per share until April 30, 2014 (which has expired), the right to acquire up to 800,000 shares of our common stock at $1.10 per share until December 31, 2014, and the right to acquire up to 800,000 shares of our common stock at $1.00 per share until December 31, 2014 from existing stockholders.

Conversion of Liability with Logic International Consulting Group, LLC and Kevin Cassidy

        Effective March 11, 2011, we entered into a Services Agreement with Logic International Consulting Group, LLC, or Logic, a company controlled by Kevin Cassidy, who serves as our Chief Executive Officer, to provide consulting services to us for executive management services, assistance with functional operation, corporate governance matters, treasury and cash management development, and capital management. On June 28, 2013, we converted $800,000 of fees owed to Logic for services under the services agreement into 800,000 of our common stock at $1.00 per share.

Warrants or Other Rights Issued to Affiliates

        On March 21, 2013, Diane Cassidy, sister of Kevin Cassidy, our Chief Executive Officer, exercised a warrant on a cashless basis resulting in the issuance of 194,445 shares of our common stock. The warrant was originally issued to Logic as compensation for services.

Forfeiture of Shares

        On June 28, 2013, Mr. Parnell and Mr. Hoff each forfeited 750,000 shares of the 1,250,000 issuance discussed above. This 1,500,000 forfeiture is part of the retrieval or "claw back" of not less than 2.1 million shares of our common stock that were authorized for issuance to certain individuals on August 27, 2012 for non-cash consideration and future services in connection with the Settlement Agreement.

        On September 26, 2013, McKim and Company LLC and James J. Cahill, an affiliate of Logic, forfeited 210,938 shares of our common stock.

Sale of Media Business

        On January 28, 2014, we entered into a binding letter of intent to sell the common stock of Media Depot, Inc., or Media Depot, our media business subsidiary, and certain related media assets of ours to Michael D. Parnell, our former Chief Executive Officer, National Accounts Director and Director, or an affiliate of Mr. Parnell.

        On May 12, 2014, we and Mach One Media Group, Inc., or Mach One, entered into a Master Sale Agreement and related Share Purchase Agreement and Asset Purchase Agreement pursuant to which Mach One acquired all of the outstanding stock of Media Depot and acquired the assets and assumed the liabilities of ours related to the media business, effective January 1, 2014. Mach One is an affiliate of Michael Parnell, our former Chief Executive Officer, and Director and National Accounts Director.

        In addition, we and the Michael D. Parnell Living Trust, or the Parnell Trust, entered into an amendment to the Repurchase Option Agreement dated January 28, 2014, whereby we were granted the option to repurchase up to 800,000 shares of our common stock from the Parnell Trust at $1.00 per share.

The amendment extends the date on which we may exercise the right to repurchase the first 200,000 shares from March 15, 2014 to June 15, 2014 such that we may, at our option, repurchase 400,000 shares on or before June 15, 2014 and a further 200,000 shares on each of September 15, 2014 and December 15, 2014.

Indemnification

        Our articles of incorporation provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law. In addition, we have an Indemnification Agreement with Mark Scott dated April 15, 2012.

Policies and Procedures for Related Person Transactions

        We have operated under a Code of Conduct since 2012, which we amended in September 2013. Our Code of Conduct requires all employees, officers and directors, without exception, to avoid the engagement in activities or relationships that conflict, or would be perceived to conflict, with our interests.

        We have not adopted a written policy for reviewing related person transactions although we intend to adopt a written policy prior to commencement of this offering. Our board of directors reviews all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information with respect to the beneficial ownership of our common stock, as of June 30, 2014 by (i) each person known by us to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our executive officers and directors as a group.

        The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner	No. of Shares Beneficially Owned		Percentage Shares Beneficially Owned(1)
5% Shareholders
Edward F. Cowle	3,250,000		10.0%
1 Renaissance Square Apt 17 F
White Plains, New York 10601
H. Deworth Williams	3,095,000	(2)	9.5%
2681 East Parleys Way, Suite 204
Salt Lake City, UT 84109
Blue Cap Shareholders	7,534,500	(3)	23.2%
Lattimore Shareholders	17,924,708	(4)	48.0%
Directors and Named Executive Officers
Kevin M. Cassidy	5,871,111	(5)	17.3%
F. Scott Chrimes	15,000		*
Michael D. Parnell	1,247,175	(6)	3.8%
Mark Scott	72,000	(7)	*
John Victor Lattimore, Jr.	8,901,158	(8)	24.8%
Nancy Ah Chong	—		*
Mark Crandall	—		*
Senator J. Robert Kerrey	500,000	(9)	1.5%
General (ret) Tommy Franks	500,000	(9)	1.5%
Carol Kondos	250,000	(10)	*
D. Reagan Horton	250,000	(11)	*

All directors and executive officers as a group (9 persons)	16,287,269	(12)	43.7%

*
Indicates less than 1%

(1)
Based on 32,540,934 shares of common stock outstanding as of June 30, 2014. This amount does not include 1,250,000 shares of our common stock that were previously authorized for issuance by our board of directors but are unissued and subject to claim by certain of our former directors.

(2)
Based in part upon a Schedule 13D filed by H Deworth Williams on May 9, 2012.

(3)
Edward Cowle, H. Deworth Williams, Geoff Williams, Blue Cap, and Children's International Obesity Fund, as "Blue Cap Shareholders" under the Voting Agreement, may be deemed to have formed a "group" under Rule 13d-5(b) of the Exchange Act. As a result and based solely upon shares of record held by the Blue Cap Shareholders as of June 30, 2014, the Blue Cap Shareholders may be deemed to beneficially own 7,534,500 shares of our common stock (or 23.2% of our common stock outstanding) on a combined basis.

(4)
Kevin Cassidy, John Victor Lattimore, Jr., Unique Materials, LLC, or Unique Materials, Michael Parnell, Matthew Hoff, Daniel McGroarty and Winston Marshall as "Lattimore Shareholders" under the Voting Agreement, may be deemed to have formed a "group" under Rule 13d-5(b) of the Exchange Act. As a result, as of June 30, 2014, the Lattimore Shareholders may be deemed to beneficially own 17,924,908 shares of our common stock (or 48.4% of our common stock outstanding) on a combined basis.

(5)
Represents (i) 4,450,000 shares of common stock directly owned by Mr. Cassidy, of which 500,000 vest in four equal annual installments commencing on December 31, 2014, and (ii) warrants to purchase 1,421,111 shares of common stock owned by Logic.

(6)
Represents shares of common stock owned by the Michael D. Parnell Living Trust.

(7)
Represents shares of common stock owned by an entity jointly owned by Mr. Scott and his spouse.

(8)
Represents (i) 700,000 shares of common stock directly owned by Mr. Lattimore, of which 500,000 vests in four equal annual installments commencing on December 31, 2014, (ii) 250,000 shares of common stock owned by Mr. Lattimore's wife, (iii) 2,396,334 shares of common stock owned by Lattimore Properties, Inc., or Lattimore Properties, of which Mr. Lattimore is the President and Chairman, (iv) 2,137,277 shares of common stock owned by Unique Materials which is wholly owned by Lattimore Properties; (v) 66,667 shares of common stock owned by the John & Mark Family Limited Partnership, of which Lattimore Properties is the sole general partner; (vi) warrants to purchase 350,880 shares of common stock owned by Lattimore Properties; and (vii) an option to purchase 3,000,000 shares of common stock owned by Lattimore Properties.

(9)
Represents 500,000 shares of common stock that vest in four equal annual installments commencing on December 31, 2014.

(10)
Represents (i) 150,000 shares of common stock that vest in four equal annual installments commencing on December 31, 2014, and (ii) 100,000 shares of common stock owned by Ms. Kondos' husband.

(11)
Represents 250,000 shares of common stock that vest in four equal annual installments commencing on December 31, 2014.

(12)
Represents (i) an aggregate of 11,515,278 shares of common stock, of which 2,400,000 vest in four equal annual installments commencing on December 31, 2014, and (ii) warrants and options to purchase an aggregate of 4,771,991 shares of common stock.

DESCRIPTION OF CAPITAL STOCK

General

        The following description of our capital stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to our articles of incorporation and the bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Authorized Capital Stock

        We have authorized 110,000,000 shares of capital stock, of which 100,000,000 are shares of voting common stock, par value $0.00001 per share, and 10,000,000 are shares of non-voting preferred stock, par value $0.001 per share.

Capital Stock Issued and Outstanding

        As of                        2014, we have issued and outstanding securities on a fully diluted basis:

  •
  shares of common stock;

  •
  warrants to purchase an aggregate of            shares of common stock with expiration dates between             and            at exercise prices ranging from $            to $            per share; and

  •
  options to purchase an aggregate of            shares of common stock with expiration dates between             and            at exercise prices ranging from $            to $            per share;

Voting Common Stock

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. On all other matters, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote is required for approval, unless otherwise provided in our articles of incorporation, bylaws or applicable law. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

        In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Non-Voting Preferred Stock

        Under the terms of our articles of incorporation, our board of directors is authorized to issue shares of non-voting preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of non-voting preferred stock.

        The purpose of authorizing our board of directors to issue non-voting preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of non-voting preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of non-voting preferred stock presently outstanding and we have no present plans to issue any shares of preferred stock.

Warrants to Purchase Common Stock

        As of                        2014, warrants to purchase an aggregate of            shares of common stock were outstanding with expiration dates between            and            at exercise prices ranging from $            to $            per share.

Options to Purchase Common Stock

        During 2013, we adopted the U.S. Rare Earths, Inc. 2013 Stock Incentive Plan, or Stock Incentive Plan. The maximum number of shares of common stock that may be issued under the Stock Incentive Plan is 5,000,000, provided that no more than 1,000,000 shares may be issued pursuant to awards that are not options, and the maximum number of shares with respect to which an employee may be granted awards under the plan during a fiscal year is 1,000,000 shares. As of                         2014, no options have been granted under the Stock Incentive Plan.

        In addition, on March 8, 2013, we entered into an option purchase agreement with Lattimore Properties pursuant to which we granted Lattimore Properties a three-year option to purchase up to 3,000,000 shares of our commons stock at $1.00 per share in consideration for $75,000.

Representative's Warrants

        Please see "Underwriting—Representative's Warrants" for a description of the warrants we have agreed to issue to the representative of the underwriters in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the Representative's Warrants prior to the closing of this offering.

Dividend Policy

        We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to use all of our available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Anti-Takeover Provisions

Nevada Revised Statutes

        Acquisition of Controlling Interest Statutes.    Nevada's "acquisition of controlling interest" statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These "control share" laws provide generally that any person that acquires a "controlling interest" in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a "controlling interest" whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become "control shares" to which the voting restrictions described above apply. Our articles of incorporation and bylaws currently contain no provisions relating to these statutes, and unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. As of July 2, 2014 we have less than 200 record stockholders. If these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the company, regardless of whether such acquisition may be in the interest of our stockholders.

        Combinations with Interested Stockholders Statutes.    Nevada's "combinations with interested stockholders" statutes prohibit certain business "combinations" between certain Nevada corporations and any person deemed to be an "interested stockholder" for two years after the such person first becomes an "interested stockholder" unless (i) the corporation's board of directors approves the combination (or the transaction by which such person becomes an "interested stockholder") in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation's voting power not beneficially owned by the interested shareholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an "interested stockholder" is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "combination" is sufficiently broad to cover most significant transactions between the corporation and an "interested stockholder". Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. We have not included any such provision in our articles of incorporation.

        The effect of these statutes may be to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Articles of Incorporation and Bylaws Provisions

        Our articles of incorporation, as amended, and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, our articles of incorporation and bylaws among other things:

  •
  permit our board of directors to alter our bylaws without stockholder approval; and

  •
  provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

        Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

        However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent

        The transfer agent for our common stock is Manhattan Transfer Registrar Company located at 57 Eastwood Road, Miller Place, NY 11764.

NYSE MKT Listing

        Our common stock currently quoted on the OTCQB, under the symbol "UREE." We have applied for listing of our common stock on NYSE MKT under the symbol "        ". There can be no assurance our application for listing will be approved.

UNDERWRITING

        Aegis Capital Corp. is acting as representative of the Underwriters in this offering. We have entered into the Underwriting Agreement with the Underwriters. Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell to each Underwriter named below and each Underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name of Underwriter	Number of Shares
Aegis Capital Corp.
Total

        The Underwriters are committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the Underwriters may be terminated upon the occurrence of certain events specified in the Underwriting Agreement. Furthermore, pursuant to the Underwriting Agreement, the Underwriters' obligations are subject to customary conditions, representations and warranties contained in the Underwriting Agreement, such as receipt by the Underwriters of officers' certificates and legal opinions.

        We have agreed to indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the Underwriters may be required to make in respect thereof. The Underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the Underwriting Agreement. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        We have granted the Underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the Underwriters to purchase up to            additional shares from us to cover over-allotments. If the Underwriters exercise all or part of this option, they will purchase shares covered by the option, if any, at the public offering price that appears on the cover page of this prospectus, less the underwriting discount.

        Discounts and Commissions.    The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (7%)	$	$	$
Proceeds, before expenses, to us	$	$	$

        The Underwriters propose to offer the shares offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the Underwriters may offer some of the shares to other securities dealers at such price less a concession of $            per share. If all of the shares offered by us are not sold at the public offering price, the Underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

        We have agreed to pay a non-accountable expense allowance to Aegis Capital Corp. equal to 1% of the gross proceeds received in the offering. The non-accountable expense allowance will not be paid on proceeds from the overallotment option.

        Representative's Warrants.    As additional compensation to the Underwriters, upon consummation of this offering, we will issue the Underwriters warrants to purchase an aggregate number of shares of our common stock equal to 5% percent of all shares of common stock sold in the offering, excluding shares sold upon exercise of the over-allotment option, at an exercise price per share equal to $            , or the Representative's Warrants. The Representative's Warrants will become exercisable on the one year anniversary of the commencement of sales, or Commencement Date, and have a term of four years from the Commencement Date. The Representative's Warrants will not be exercisable or convertible more than five years from the effective date of the offering. The Representative's Warrants and underlying shares of common stock will not be exercised, sold, transferred, assigned, or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Representative's Warrants by any person for a period of one year after the Commencement Date in accordance with Financial Industry Regulatory Authority, or FINRA, Rule 5110.

        Underwriters' Expenses.    We have also agreed to pay the Underwriters' expenses relating to the offering, including all fees incurred in clearing this offering with FINRA, all fees, expenses, and disbursements relating to background checks of our officers and directors, actual accountable road show expenses of the Underwriters in connection with the offering; and reasonable attorneys' fees, printing and mailing expenses. There is no limit on the amount of accountable expenses and reimbursements that we may be required to pay the Underwriters.

        We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $            .

        Discretionary Accounts.    The Underwriters do not intend to confirm sales of the shares of common stock offered hereby to any accounts over which they have discretionary authority.

        Lock-Up Agreements.    We, and our directors, executive officers and 5% beneficial stockholders, have entered into lock up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of ninety (90) days from the effective date of this offering without the prior written consent of the representative, agree not to (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock, or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the common stock. Notwithstanding these limitations, these common shares may be transferred by gift, will or intestate succession, or by judicial decree under certain limited circumstances.

        The lock-up period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release. This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, (1) the issuance by us of stock options pursuant to our existing stock incentive plans, and (2) the issuance of common stock upon the exercise of outstanding stock options and warrants.

        Any of the securities subject to the lock-up agreement may be released in whole or part from the terms thereof only upon the approval of the representative; provided, however, that we must announce any such release through a major news service and such release will only be effective two business days after the publication date of such press release.

        Electronic Offer, Sale and Distribution of Shares.    A prospectus in electronic format may be made available on the websites maintained by one or more of the Underwriters or selling group members, if any, participating in this offering and one or more of the Underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to Underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

        Other Relationships.    Certain of the Underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with any of the Underwriters for any further services, and none of the Underwriters have provided such further services during the 180-day period preceding the date of the filing of the registration statement of which this prospectus forms a part. In addition, we do not anticipate that the Underwriters will provide any further services during the 90-day period following the date on which the registration statement of which this prospectus forms a part is declared effective.

        Stabilization.    In connection with this offering, the Underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

  •
  Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

  •
  Over-allotment transactions involve sales by the Underwriters of shares in excess of the number of shares the Underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the Underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The Underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

  •
  Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the Underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the Underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the Underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NYSE MKT, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

        Passive market making.    In connection with this offering, Underwriters and selling group members may engage in passive market making transactions in our common stock on the NYSE MKT in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

        Other than in the United States, no action has been taken by us or the Underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

        This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

        The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People's Republic of China (excluding, for purposes of this paragraph,

Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to "qualified domestic institutional investors."

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

        The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC ("Prospectus Directive"), as implemented in Member States of the European Economic Area (each, a "Relevant Member State"), from the requirement to produce a prospectus for offers of securities.

        An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

  (a)
  to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

  (c)
  to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or

  (d)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

        This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers ("AMF"). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

        This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

        Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d'investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

        Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

        The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the "Prospectus Regulations"). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

        The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

        The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, "CONSOB" pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 ("Decree No. 58"), other than:

  •
  to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 ("Regulation no. 1197l") as amended ("Qualified Investors"); and

  •
  in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

  •
  in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

        Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

  •
  made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

  •
  in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws

        Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

        The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the "FIEL") pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

        This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are "qualified investors" (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

        This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are "qualified investors" (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

        The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

        This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

        Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the company.

        No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

        Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended ("FSMA")) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to "qualified investors" (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

        Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

        In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 ("FPO"), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together "relevant persons"). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby is being passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York. Certain legal matters related to the offering will be passed upon for the underwriters by McDermott Will & Emery LLP, New York, New York.

EXPERTS

        PMB Helin Donovan, LLP, independent registered public accounting firm, has audited our financial statements at December 31, 2013 and 2012, and for each of the two years in the period ended December 31, 2013, as set forth in their report which includes an explanatory paragraph relating to our ability to continue as a going concern, included elsewhere in this prospectus. We have included our financial statements in this prospectus and elsewhere in this registration statement in reliance on PMB Helin Donovan, LLP's report, given on their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

        You may read and copy the registration statement of which this prospectus is a part at the SEC's public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can request copies of the registration statement by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC's public reference room. In addition, the SEC maintains a website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC's website.

        We are subject to the information reporting requirements of the Securities Exchange Act of 1934 and are required to file reports, proxy statements and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.usrareearths.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on such website is not incorporated by reference and is not a part of this prospectus.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AN EXPLORATION STAGE COMPANY

	March 31, 2014	December 31, 2013
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash	$115,825	$2,216,102
Deposits	123,670	38,500
Other current assets	38,350	11,600

Total current assets	277,845	2,266,202

EQUIPMENT, NET	130,926	113,532
ASSETS FROM DISCONTINUED OPERATIONS	—	111,519

TOTAL ASSETS	$408,771	$2,491,253

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,841,961	$1,682,226
Accounts payable and accrued expenses-related party	168,217	80,470
Accrued compensation-officers	82,000	267,597
Other current liabilities	1,237,000	2,268,999

Total current liabilities	3,329,178	4,299,292

LIABILITIES FROM DISCONTINUED OPERATIONS	—	180,699

Total liabilities	3,329,178	4,479,991

COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS' DEFICIT:
Preferred stock: 10,000,000 shares authorized, respectively	—	—
Common stock: 100,000,000 shares authorized, at $0.00001 par value, 31,038,934 and 30,847,918 shares issued and outstanding, respectively	310	308
Additional paid-in capital	66,190,781	64,645,686
Accumulated deficit	(69,111,498)	(66,634,732)

Total stockholders' deficit	(2,920,407)	(1,988,738)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$408,771	$2,491,253

The accompanying notes are an integral part of these unaudited consolidated financial statements.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

AN EXPLORATION STAGE COMPANY

	Three Months Ended,
	March 31, 2014	March 31, 2013
REVENUES
Revenues	$—	$—
Cost of revenues	—	—

Gross margin	—	—

OPERATING EXPENSES
Selling, general and administrative expenses	2,043,605	825,265
Exploration expense	120,701	49,739

Total operating expenses	2,164,306	875,004

(Loss) from operations	(2,164,306)	(875,004)

OTHER INCOME (EXPENSE)
Interest expense	(690)	(12,226)
Loss on legal settlement	(313,000)	—

Total other income (expense)	(313,690)	(12,226)

(LOSS) BEFORE INCOME TAXES	(2,477,996)	(887,230)
INCOME TAX EXPENSE	—	—

(LOSS) FROM CONTINUING OPERATIONS	(2,477,996)	(887,230)

INCOME FROM DISCONTINUED OPERATIONS	1,230	88,591

Net loss	$(2,476,766)	$(798,639)

PER SHARE DATA:
NET LOSS PER SHARE BEFORE DISCONTINUED OPERATIONS ATTRIBUTABLE TO UREE COMMON SHAREHOLDERS	$(0.08)	$(0.03)

DISCONTINUED OPERATIONS ATTRIBUTABLE TO UREE COMMON SHAREHOLDERS	$0.00	$0.00

NET LOSS PER SHARE ATTRIBUTABLE TO UREE COMMON SHAREHOLDERS	$(0.08)	$(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC AND DILUTED	30,956,755	27,652,132

The accompanying notes are an integral part of these unaudited consolidated financial statements.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

AN EXPLORATION STAGE COMPANY

	Three Months Ended,
	March 31, 2014	March 31, 2013
OPERATING ACTIVITIES:
Net loss	$(2,476,766)	$(798,639)
Adjustments to Reconcile Net Loss to
Net Cash Used in Operating Activities:
Depreciation and amortization	6,748	4,366
Common stock and warrants issued for services	129,500	—
Stock based compensation amortization	912,500	—
Loss on legal settlement	313,000	—
Changes in Operating Assets and Liabilities:
Prepaid expenses	(5,650)	—
Other current assets and receivables	(82,571)	—
Accounts payable and accrued expenses	221,642	623,955
Accrued compensation-officers	5,000	35,759
Accrued interest	—	12,226
Net cash used in discontinued operations	(69,181)	(82,633)

Net cash used in operating activities	(1,045,778)	(204,966)

INVESTING ACTIVITIES:
Net cash used in investing activities	—	—

FINANCING ACTIVITIES:
Proceeds from the sale of common stock and warrants	312,500	—
Proceeds from note payable-related party	—	150,000
Repurchase of common stock	(1,344,999)	—
Payment of deferred financing costs	(22,000)	—

Net cash provided by (used in) financing activities	(1,054,499)	150,000

INCREASE/(DECREASE) IN CASH	(2,100,277)	(54,966)
CASH AT BEGINNING OF PERIOD	2,216,102	166,939

CASH AT END OF PERIOD	$115,825	$111,973

Supplemental Cash Flow Disclosures:
Cash paid for:
Interest expense	$—	$—
Income taxes	$—	$—
Non-cash investing and financing activities:
Forgiveness of accrued compensation due to officers	$190,596	$—
Share repurchase liability	$924,000	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 1. ORGANIZATION

The Company and Our Business

        U.S. Rare Earths, Inc. ("UREE" or the "Company") is a rare earth elements exploration and claims acquisition company based in Plano, Texas that seeks to create a completely independent American based rare earth supply chain solution within the continental United States.

        Formerly Colorado Rare Earths, Inc., the Company holds approximately 1,270 mining claims for rare earth elements that cover approximately 22,000 acres of land in Colorado, Idaho and Montana. In Idaho and Montana, the Company's claims are located in the Lemhi Pass mineral trend in Lemhi County, Idaho, and Beaverhead and Ravalli Counties, Montana. These claims are grouped into projects that include the Last Chance and Sheep Creek Projects in Montana and the North Fork, Lemhi Pass and Diamond Creek Projects in Idaho. In Colorado, the claims include the Powderhorn Project in Gunnison County and the Wet Mountain Project in Fremont County.

        The Company's operations are exploratory in nature. The Company currently does not have any producing properties and further exploration will be required before a final evaluation as to the economic and practical feasibility of any of the Company's claims is determined.

        The Company is considered an exploration stage company under criteria of the Securities and Exchange Commission (the "SEC") because it has not demonstrated the existence of proven or probable reserves at its claims. Accordingly, as required under SEC guidelines and United States generally accepted accounting principles ("U.S. GAAP") for companies in the exploration stage, all of the Company's investments in mining properties to date have been expensed as incurred and therefore do not appear as assets on its balance sheet. The Company expects exploration expenditures will continue during 2014 and subsequent years. The Company expects to remain an exploration stage company for the foreseeable future. The Company will not exit the exploration stage until such time as the Company demonstrates the existence of proven or probable reserves that meet SEC guidelines. Likewise, unless mineralized material is classified as proven or probable reserves, all expenditures for mine exploration and construction will continue to be expensed as incurred.

        The Company's principal source of liquidity for the next several years will be the continued raising of capital through the issuance of equity or debt securities and the exercise of warrants. The Company plans to raise funds for each step of a project and, as each step is successfully completed, raise the capital for the next phase of the project. The Company believes this will reduce the cost of capital as compared to trying to raise all of the anticipated capital at once up front. However, since the Company's ability to raise additional capital will be affected by many factors, most of which are not within the Company's control, no assurance can be given that the Company will in fact be able to raise the additional capital as needed.

        On January 28, 2014, the Company entered into a binding letter of intent to sell the common stock of Media Depot, Inc., the Company's media business subsidiary, and certain related media assets of the Company to Michael D. Parnell, the Company's former Chief Executive Officer, National Accounts Director and Director, or an affiliate of Mr. Parnell. On May 12, 2014, the Company completed the sale of the media business to an affiliate of Mr. Parnell effective January 1, 2014. See Note 11 for additional information regarding the sale of the media business.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 1. ORGANIZATION (Continued)

        On July 18, 2011, the Company entered into an agreement to acquire U.S. Rare Earths, Inc., a Delaware corporation, and the acquisition closed on August 22, 2011. In connection with the acquisition, the Company changed its corporate name to U.S. Rare Earths, Inc.

        On December 15, 2010, the Company entered into an agreement to acquire certain mining claims located in Gunnison, Freemont and Saguache Counties, Colorado.

        The Company was incorporated in the State of Delaware on July 27, 1999 and changed its domicile to the State of Nevada in December 2007. The Company's principal executive offices are located at 5600 Tennyson Parkway, Suite 240, Plano, Texas 75024. The telephone number is 972-294-7116. The Company's principal website address is located at www.usrareearths.com. The information contained on, or that can be accessed through, its website is not incorporated into and is not a part of this prospectus. The Company has included its website address in this prospectus solely as an inactive textual reference.

Liquidity and Going Concern

        To date, the Company had no revenues from its rare-earth elements properties.

        As of March 31, 2014, the Company had cash of $115,825 and a working capital deficit of $3,051,333. At December 31, 2013, the Company had cash of $2,216,102 and a working capital deficit of $2,033,090. This decrease in cash was due primarily to share repurchases paid during the three months ended March 31, 2014.

        The Company's business plan calls for significant expenses in connection with the exploration of the claims and it has budgeted expenditures for the next twelve months of approximately $4,415,000. To date, the Company has principally financed its operations through the sale of its common stock and the issuance of debt. The Company does not currently have sufficient funds to conduct continued exploration on its claims and requires additional financing in order to determine whether the claims contain economic mineralization. The Company will also require additional financing if the costs of the exploration of the claims are greater than anticipated. The Company will also require additional financing to sustain its business operations if it is not successful in earning revenues once exploration is complete. Obtaining additional financing would be subject to a number of factors, including the market prices for rare-earth elements, investor acceptance of its properties and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to the Company.

        Financing transactions may include the issuance of equity or debt securities of the Company, obtaining credit facilities, or other financing mechanisms. However, the Company cannot assure that additional financing will be available when needed on favorable terms, or at all. Even if the Company is able to raise the funds required, it is possible that the Company could incur unexpected costs and expenses or experience unexpected cash requirements that would force the Company to seek alternative financing. Furthermore, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of its common stock. The inability to obtain additional capital will restrict the Company's ability to grow and will impact its ability to continue to conduct business operations. If the Company is unable to obtain additional financing, it will have to curtail its plans and possibly cease its operations.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 1. ORGANIZATION (Continued)

        If economic reserves of rare earth elements are identified in economically-viable quantities, additional capital will be needed to actually develop and mine those reserves. Even if economic reserves are found, the Company will not be able to develop its mining operations should it be unable to obtain the necessary financing.

        The Company's accountants have expressed doubt about its ability to continue as a going concern as a result of the Company's history of net losses. The Company's ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to successfully execute the above plans. The outcome of these matters cannot be predicted at this time. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue its business.

Unaudited Financial Statements

        The accompanying unaudited financial statements of the Company have been prepared in accordance with U.S. GAAP for interim financial information and with the instructions to Form 10-Q and Articles 8-03 and 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The financial statements for the periods ended March 31, 2014 and 2013 are unaudited and include all adjustments necessary to present a fair statement of the results of operations for the periods then ended. All such adjustments are of a normal, recurring nature. The results of the Company's operations for any interim period are not necessarily indicative of the results of the Company's operations for a full fiscal year. For further information, refer to the financial statements and footnotes thereto included in this prospectus and the Company's Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on April 15, 2014.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

        This summary of significant accounting policies of the Company is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States, and have been consistently applied in the preparation of the consolidated financial statements.

Accounting Method

        The Company's consolidated financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Principles of Consolidation

        These consolidated financial statements include the Company's consolidated financial position, results of operations, and cash flows. All material intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

        The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at U.S. banks are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit. As of March 31, 2014, the Company had no cash in uninsured cash accounts.

Property and Equipment

        Equipment consists of machinery, furniture, fixtures and software, which is stated at cost less accumulated depreciation and amortization. Depreciation is computed by the straight-line method over the estimated useful lives or lease period of the relevant asset, generally 5-7 years.

Mineral Properties

        Costs of acquiring mineral rights are capitalized by project area upon purchase of the associated claims. Costs to maintain the mineral rights and leases are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves.

Long-Lived Assets

        The Company reviews its long-lived assets for impairment annually or when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets held for disposal and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values, an impairment loss is recognized in operating results.

Value Measurements and Financial Instruments

        ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy, which requires classification based on observable and unobservable inputs when measuring fair value. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity's own assumptions (unobservable inputs). The hierarchy consists of three levels:

          Level 1—Quoted prices in active markets for identical assets and liabilities;

          Level 2—Inputs other than level one inputs that are either directly or indirectly observable; and

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Level 3—Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

        The risk-free rate of return reflects the interest rate for the United States Treasury Note with similar time-to-maturity to that of the warrants.

        The recorded value of other financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, other current assets, and accounts payable and accrued expenses, approximate the fair value of the respective assets and liabilities at March 31, 2014 and December 31, 2013, based upon the short-term nature of the assets and liabilities.

Mineral Exploration and Development Costs

        All exploration expenditures are expensed as incurred. Significant acquisition payments for active exploration rights are capitalized. If no minable ore body is discovered, previously capitalized costs are expensed in the period the exploration right is abandoned.

        Should a property be abandoned, its capitalized costs are charged to operations. The Company charges to operations the allocable portion of capitalized costs attributable to exploration rights abandoned. Capitalized costs are allocated to rights sold based on the proportion of claims sold to the claims remaining within the project area.

Stock Based Compensation

        The Company has share-based compensation plans under which non-employees, consultants and suppliers may be granted restricted stock, as well as options to purchase shares of Company common stock at the fair market value at the time of grant. Stock-based compensation cost is measured by the Company at the grant date, based on the fair value of the award over the requisite service period. Grants of stock options and stock to non-employees and other parties are accounted for in accordance with ASC 505. The Company recorded equity-based costs for non-employees, consultants and suppliers of $129,500 and $0 during the quarters ended March 31, 2014 and 2013, respectively.

        The Company applies ASC 718 for options, common stock and other equity-based grants to its employees and directors. ASC 718 requires measurement of all employee equity-based payment awards using a fair-value method and recording of such expense in the consolidated financial statements over the requisite service period. The fair value concepts have not changed significantly in ASC 718; however, in adopting this standard, companies must choose among alternative valuation models and amortization assumptions. After assessing alternative valuation models and amortization assumptions, the Company will continue using both the Black-Scholes valuation model and straight-line amortization of compensation expense over the requisite service period for each separately vesting portion of the grant. The Company recorded equity-based costs for employees and directors of $912,500 and $0 during the quarters ended March 31, 2014 and 2013, respectively.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Provision for Income Taxes

        Income taxes are provided based upon the liability method of accounting. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

Net Loss per Share

        Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. As of March 31, 2014, the Company had issued warrants for the purchase of 2,927,087 common shares and an option to purchase 3,000,000 shares that were not included in the computation of loss per share at March 31, 2014, because they would have been anti-dilutive. As of March 31, 2013, the Company had warrants for the purchase of 2,995,976 common shares and 228,070 shares related to convertible debentures that were not included in the computation of loss per share at March 31, 2013 because they would have been anti-dilutive.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

        A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to its consolidated financial statements.

        In February 2013, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update ("ASU") 2013-04, Liabilities (Topic 405), which provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. ASU 2013-04 is effective for fiscal years beginning after December 15, 2013, which is effective for the Company's first quarter of fiscal year 2014. The Company does not believe the adoption of ASU 2013-04 will have a material effect on the Company's consolidated financial statements.

NOTE 3. ACQUISITIONS

Idaho and Montana Assets-Part of the UREE (Delaware) Merger

        On July 18, 2011, the Company entered into an Agreement of Plan and Merger (the "Merger Agreement") to acquire U.S. Rare Earths, Inc., a Delaware corporation, and the acquisition closed on August 22, 2011. As part of the acquisition, the Company acquired rights to 583 unpatented lode mining claims located in Lemhi County, Idaho and 56 unpatented lode mining claims located in Beaverhead and Ravalli Counties, Montana. The mineral claims cover approximately 9,600 acres that are believed to be on, near or adjacent to anomalous values of rare earth elements.

        Pursuant to the terms of the Merger Agreement, stockholders of the Delaware entity exchanged 100% of their outstanding common stock for 5,000,000 unregistered shares of the Company's common stock valued at $2.85 per share. As part of the acquisition price, the Company also assumed a note payable in the amount of $1,418,719 and certain other accounts payable totaling $16,817. At closing, the Company paid $500,000 related to the notes payable.

        The Company was not able to obtain a valuation of the properties, assigned a fair value to the claims of $0, and recorded an impairment expense of $15,678,000 for the year ended December 31, 2011.

Colorado Assets Part of the Seaglass Holding Corp Merger

        On December 15, 2010, the Company entered into an Agreement of Plan and Merger with Seaglass Holding Corp (the "Seaglass Merger Agreement"). As part of the acquisition of Seaglass, the Company acquired rights to 611 unpatented lode mining claims that cover approximately 12,200 acres of land in Fremont, Gunnison and Saguache Counties, Colorado. The mineral claims are on, near or adjacent to anomalous values of rare earth elements.

        Pursuant to the terms of the Seaglass Merger Agreement, the stockholders of Seaglass exchanged 100% of the outstanding common stock of Seaglass for 5,900,000 unregistered shares of the Company's common stock valued at $.50 per share, or $2,950,000. An independent evaluation was performed by a licensed professional engineer to estimate the fair market value of the claims on the date of acquisition. Based on this report, the Company assigned a fair value to the claims of $326,000 and recorded an impairment expense of $2,624,000 for the year ended December 31, 2010. An impairment expense of $326,000 was recorded for the year ended December 31, 2013.

        The Company has no reported mineral reserves and all activities are exploratory in nature. Any mineral reserves will only come from extensive additional exploration, engineering, and evaluation of existing or future mineral claims. All costs have been recorded as exploration expenses.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 4. DISCONTINUED OPERATIONS

        On January 28, 2014, the Company entered into a binding letter of intent to sell the common stock of Media Depot, Inc., the Company's media business subsidiary, and certain related media assets of the Company to Michael D. Parnell, the Company's former Chief Executive Officer, National Accounts Director and a Director of the Company. On May 12, 2014, the Company completed the sale of the media business to an affiliate of Mr. Parnell effective January 1, 2014. See Note 11 for more detail regarding the sale of the media business. As a result of the completed sale, the media business has been excluded from the unaudited financial statements for the quarter ended March 31, 2014.

        The Company has identified the assets and liabilities attributed to the media business. Assets and liabilities as of December 31, 2013 attributed to the business are as follows:

Assets from discontinued operations

December 31, 2013
Accounts receivable, net	$98,374
Equipment, net	13,145

Total assets from discontinued operations	$111,519

Liabilities from discontinued operations

December 31, 2013
Accounts payable and accrued expenses	$180,178
Deferred revenue	521

Total liabilities from discontinued operations	$180,699

        Income (loss) attributed to the co-op advertising business for the three months ended March 31, 2014 and 2013 were as follows:

Loss from discontinued operations

	Three Months Ended,
	March 31, 2014	March 31, 2013
Revenues from discontinued operations	$—	$443,687
Cost of revenues	—	(223,174)
Selling, general and administrative expenses	—	(132,653)
Other income (expense)	—	731
Gain on disposal of discontinued operations	1,230	—

Income from discontinued operations before taxes	1,230	88,591
Income tax expense	—	—

Income from discontinued operations	$1,230	$88,591

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 4. DISCONTINUED OPERATIONS (Continued)

        The Company does not believe there is an effect of income taxes on discontinued operations. Due to ongoing operating losses, the uncertainty of future profitability and limitations on the utilization of net operating loss carry-forwards under Internal Revenue Code Section 382, a valuation allowance has been recorded to fully offset the Company's deferred tax asset.

NOTE 5. EQUIPMENT, NET

        Equipment, net consists of the following:

	Estimated Useful Lives	March 31, 2014	December 31, 2013
Office equipment	5 years	$50,496	$26,354
Mining and other equipment	5 - 7 years	131,218	131,218
Less: accumulated depreciation		(50,788)	(44,040)

		$130,926	$113,532

        Depreciation expense for the three months ended March 31, 2014 and 2013 was $6,748 and $4,366, respectively.

NOTE 6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts Payable

        Accounts payable were $1,841,961 and $1,682,226 as of March 31, 2014 and December 31, 2013, respectively. Such liabilities consisted of amounts due to vendors for legal expenses, mining expenditures, external audit and other expenses incurred by the Company.

Related Party Payable and Accrued Expenses

        Related party payable and accrued expenses as of March 31, 2014 and December 31, 2013 were as follows:

	March 31, 2014	December 31, 2013
Related party payable due to Lattimore Properties, Inc. for amounts paid on behalf of UREE	$167,135	$80,470
Related party payable due to CRE Cloud Solutions for services	1,082	—

	$168,217	$80,470

Accrued Employee Taxes

        During the years ended December 31, 2011 and 2012, the Company did not report stock based compensation on Form 1099 or W-2, which amounted to $7,632,456 and $526,200 respectively. During the

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES (Continued)

year ended December 31, 2013, the Company processed compensation to its chief executive officer as an independent contractor under Form 1099 instead of processing it as payroll under Form W-2. The Company recorded $250,000 as accounts payable as of December 31, 2013 for FICA costs for the years ended December 31, 2011-2013. The Company has not accrued any potential interest or penalties related to the taxes due to the IRS based on guidance in ASC 450-20-05-5 which requires a probability threshold for recognition of a loss contingency and that the amount of the loss be reasonably estimable. All stock-based compensation to officers, employees and independent contractors was recorded at their grant date fair market value in the financial statements for the years ended December 31, 2013, 2012 and 2011.

NOTE 7. OTHER CURRENT LIABILITIES

        Other current liabilities were $1,237,000 and $2,268,999 as of March 31, 2014 and December 31, 2013, respectively. Such liabilities for March 31, 2014 consisted of $313,000 in amounts payable pursuant to a legal settlement, and $924,000 in amounts payable pursuant to the terms of stock repurchase agreements. Such liabilities for December 31, 2013 consisted of amounts payable pursuant to the terms of stock repurchase agreements. The Company acquired 2,268,999 shares of its common stock at $1.00 per share during December 31, 2013 with payments of $1,344,999 made during the three months ended March 31, 2014, and the remaining amount of $924,000 included in "other current liabilities" being due and payable. The Company intends to satisfy this balance from proceeds of future financings of the Company from time to time.

NOTE 8. RELATED PARTY TRANSACTIONS

Properties

        The Company's principal executive offices were located at 5600 Tennyson Parkway, Suite 190, Plano, Texas 75024 during 2013. This office was shared with John Victor Lattimore, Jr., Chairman of the Company's board of directors, and entities affiliated with Mr. Lattimore on a rent-free basis. On January 20, 2014, the Company leased 5600 Tennyson Parkway, Suite 240, Plano, Texas 75024 and no longer shares offices with Mr. Lattimore or his affiliates.

        The Company maintained an office at 12 Gunnebo Drive, Lonoke, Arkansas 72086 for the media business, which consisted of 4,000 sq. ft. of office space. The office was leased for $916 per month, and the Company leased the office on a month-to-month basis. The facilities are owned by the J.S. Parnell Trust, of which Mr. Parnell, the former Chief Executive Officer, National Account Director and a Director of the Company, is trustee. The Company also maintained an office at 12 North Washington Street, Montoursville, Pennsylvania 17754 for the media business which consisted of 4,000 sq. ft. of office space. The office was leased from the Hoff Family Limited Partnership, which is controlled by the wife of Matthew Hoff, a stockholder and former employee of the Company. Lease payments were $2,000 per month, and the Company leased the office on a month-to-month basis. Both of these leases were assumed by an affiliate of Mr. Parnell in connection with the sale of the media business. See Note 11.

        Since January 1, 2013, the Company has rented office space from Logic at 711 Fifth Avenue, 16th Floor, New York, NY 10022, which since May 1, 2013 has been on a month-to-month basis. Between

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 8. RELATED PARTY TRANSACTIONS (Continued)

January 1, 2013 and May 30, 2013, the Company paid rent of $3,750 per month, and as of June 1, 2013 the Company's rent is $9,250 per month.

Notes with Affiliates of John Lattimore, Jr.

Unique Materials September 13, 2012 Note

        On September 13, 2012, the Company entered into a Secured Convertible Promissory Note (the "September Note") with Unique Materials LLC ("Unique Materials"), a Texas LLC affiliated with John Victor Lattimore, Jr., Chairman of the Company's board of directors, pursuant to which the Company borrowed $650,000 at 5% per annum interest from Unique Materials.

        Under the terms of the September Note, the principal and unpaid accrued interest was due the earlier of September 15, 2015 or conversion into Company common stock at the demand of the holder at $2.85 per share. The September Note included a demand payment if the Chairman, President or Vice President or 20% or more of the Company's board of directors was changed after September 13, 2012. The September Note was secured by all mineral claims, real properties, fixed assets, inventory and accounts receivable and the proceeds were primarily used to repay the September Note.

        On June 28, 2013, Unique Materials converted the outstanding principal due under the September Note together with interest of $25,644 into 675,644 shares of the Company's common stock at $1.00 per share. The fair value of the stock on the date of conversion was $1.65, and the Company recorded the difference between the conversion price and the fair value of $439,169 as loss on settlement of debt.

Unique Materials November 20, 2012 Note

        On November 20, 2012, the Company entered into an unsecured Promissory Note (the "November Note") with Unique Materials maturing on November 20, 2015 pursuant to which the Company borrowed $250,000 at 5% per annum interest from Unique Materials.

        On June 28, 2013, Unique Materials converted the outstanding principal due under the November Note together with interest of $7,534 into 257,534 shares of the Company's common stock at $1.00 per share. The fair value of the stock on the date of conversion was $1.65, and the Company recorded the difference between the conversion price and the fair value of $167,397 as loss on settlement of debt.

Unique Materials February 4, 2013 Note

        On February 4, 2013, the Company entered into an unsecured Promissory Note (the "February Note") with Unique Materials maturing on February 4, 2016 pursuant to which the Company borrowed $150,000 at 5% per annum interest from Unique Materials.

        On June 28, 2013, Unique Materials converted the outstanding principal due under the February Note together with interest of $2,950 into 152,950 shares of its common stock at $1.00 per share. The fair value of the stock on the date of conversion was $1.65, and the Company recorded the difference between the conversion price and the fair value of $99,418 as loss on settlement of debt.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 8. RELATED PARTY TRANSACTIONS (Continued)

John and Mark Family Limited Partnership Note

        On May 21, 2013, the Company entered into an unsecured Promissory Note (the "May Note") with the John and Mark Family Limited Partnership (the "Partnership"), a Texas limited partnership affiliated with John Victor Lattimore, Jr., Chairman of the Company's board of directors, pursuant to which the Company borrowed $100,000 at 5% per annum interest from the Partnership. The May Note originally matured on June 30, 2013, and on June 30, 2013 the maturity date was extended to December 31, 2013.

        In substitution of the May Note, on June 30, 2013, the Partnership entered into a secured Promissory Note in the principal amount of $100,000 bearing interest at 5% per annum and a maturity date of December 31, 2013 (the "June Note"). The June Note was secured by all mineral claims, real properties, fixed assets, inventory and accounts receivable and the proceeds.

        On August 22, 2013, the Partnership converted the June Note into 66,667 shares of the Company's common stock at $1.50 per share and waived the interest due on the May Note. The fair market value of the Company common stock on August 22, 2013 was $2.35 per share, and the Company recorded a loss on debt settlement of $56,667, which equals the difference between the fair market value of the shares on the date of conversion and the conversion price. In connection with the conversion, the Partnership executed a Release of Mortgage and cancelled all security related to the Company's real property and other assets.

Settlement Agreement

        Pursuant to a Written Consent of a Majority of Shareholders of the Company dated August 24, 2012, directors John Victor Lattimore, Jr., H. Deworth Williams, Edward F. Cowle, Michael D. Parnell, and Harvey Kaye were purportedly re-elected to its board of directors, and existing directors Daniel McGroarty, Greg Schifrin and Kevin Cassidy were purportedly removed, thereby reducing the size of its board to five members. On September 12, 2012, the Company filed an action in the Eighth Judicial District Court, Clark County, Nevada (the "Nevada Action") entitled U.S. Rare Earths, Inc. v. Williams et al., Case No. A668230-B, challenging the validity and effectiveness of the Written Consent. On September 17, 2012, the Court in the Nevada Action issued a Temporary Restraining Order, or TRO, prohibiting any meetings of the Company's board of directors from taking place and prohibiting any persons from holding themselves out as members of its board of directors. On October 22, 2012, the Court in the Nevada Action issued a Preliminary Injunction mirroring the prohibitions of the TRO and appointing a Special Master to assist in (a) identifying those persons who are entitled to be considered stockholders, and (b) bringing about a stockholders meeting to address the composition of its board of directors. The Court further decreed that no person was entitled to take any action on the Company's behalf other than in the ordinary course of business pending a meeting of stockholders to be effectuated by the Special Master to be appointed by the Court for purposes of establishing a board of directors and the composition thereof.

        On February 6, 2013, all of the parties in the Nevada Action entered into a Stipulation and Order to Modify the Preliminary Injunction, (the "Stipulation") to facilitate the interim operations of the Company. The Stipulation modified the Preliminary Injunction with respect to the Company's board of directors as follows: (a) the parties agreed that Kevin Cassidy, Daniel McGroarty, John Victor Lattimore, Jr., Winston Marshall, and Michael Parnell would comprise the members of its board of directors (the "Provisional Board"), pending the election of directors by the stockholders at a duly called and held stockholders'

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 8. RELATED PARTY TRANSACTIONS (Continued)

meeting; (b) Edward Cowle would be immediately reinstated as a member of the Provisional Board; (c) the Provisional Board would not ratify or approve any action of the purported board undertaken between August 23, 2012 and October 11, 2012; and (d) the Provisional Board would not issue any additional shares of its stock to any person without reasonable cash consideration unless all parties to the Nevada Action consented to such issuance.

        In addition to the Nevada Action, a parallel action was filed by H. Deworth Williams and Edward F. Cowle against the Company (the "Utah Action"), entitled Williams et al. v. U.S. Rare Earths, Inc. (Case No. 2:12-cv-00905). The Utah Action sought a writ of mandamus directing the Company to immediately recognize the Written Consent.

        On March 27, 2013, the parties in the Nevada Action and the Utah Action entered into a Settlement Agreement and General Release (the "Settlement Agreement") which was approved on June 5, 2013 by the Eighth Judicial District Court, Clark County, Nevada, pursuant to which the parties agreed: (a) to dismiss the pending Nevada Action and Utah Action and to release all claims against one another in those actions; (b) to release any claims pertaining to its sale of 2,045,450 shares of Company common stock sold to Lattimore Properties, Inc. on September 12, 2012 at a price of $0.27 per share for a total of $550,000; (c) to release any claims pertaining to the issuance of a convertible secured promissory note to Unique Materials, LLC on September 13, 2012 for $650,000 at 5% interest, convertible into Company common stock at not less than $1.00 per share; (d) to enter into a Stock Purchase Agreement pursuant to which H. Deworth Williams, Edward Cowle and Geoff Williams, or the Sellers, will sell 1,000,000 shares of Company common stock owned by the Sellers to John Victor Lattimore, Jr. or his affiliates for a total purchase price of $1,000,000; (e) to compensate Kevin Cassidy and his affiliated companies, including Logic International Consulting Group, LLC, known as Logic, with which the Company has an ongoing relationship, for their consulting services in connection wiht the settlement by issuing to them 3,000,000 shares of Company common stock plus a convertible unsecured promissory note for $650,000, convertible into common stock at a conversion price of $1.00 per share; (f) to grant to defendants H. Deworth Williams, Edward Cowle, Geoff Williams, Blue Cap Development Corp. and their affiliated entity, Thorium Energy, Inc., a right of first refusal—consistent with the terms and conditions put forth by a bona fide third-party commercial bidder to be determined by the parties—for a period of 10 years with respect to a contract for the disposition of thorium in connection with the Company's mining of rare earth elements on its Lemhi Pass claims; and (g) to issue to John Victor Lattimore, Jr. or one of his affiliated companies an option to purchase up to 3,000,000 shares of Company common stock at a price of $1.00 per share and upon such other terms as are determined by the Company's board of directors.

        The Settlement Agreement also contained certain contingent agreements, which were conditioned upon the Company's completion of a stock offering and/or PIPE transaction of more than $6,000,000 in the aggregate by the end of 2015. If the Company successfully completes such a stock offering and/or PIPE transaction, it has agreed to: (a) assume and maintain the lease of certain offices of the Company located in Salt Lake City, Utah; (b) reimburse H. Deworth Williams for certain business costs and expenses incurred for the benefit of the Company in an amount not to exceed $145,000; (c) reimburse defendants H. Deworth Williams, Edward Cowle, Geoff Williams and Blue Cap Development Corp. for their costs and fees incurred in the Nevada Action and the Utah Action in an amount not to exceed $150,000; (d) to retrieve or "claw back" not less than 2.1 million shares of Company common stock that were authorized

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 8. RELATED PARTY TRANSACTIONS (Continued)

for issuance to certain affiliated individuals on August 27, 2012 for non-cash consideration and future services; and (e) to employ Edward Cowle as a senior level executive with the company.

        As part of the Settlement Agreement, the parties also agreed to enter into a Voting Shareholder Agreement pursuant to which the parties will vote their respective shares to ensure that the size of its board of directors will remain at seven members (unless increased pursuant to the Company's bylaws or by applicable Nevada law), with (a) five members to be nominated by the Lattimore Shareholder Group (consisting of John Victor Lattimore Jr., Unique Materials LLC, Michael Parnell, Matthew Hoff, Kevin Cassidy, Daniel McGroarty and Winston Marshall), two of whom shall be independent directors; and (b) two members to be nominated by the Blue Cap Shareholder Group (consisting of Edward Cowle, H. Deworth Williams, Geoff Williams, Blue Cap Development Corp., and Children's International Obesity Fund, Inc.).

        Pursuant to the terms of the Settlement Agreement, the Company agreed to issue 3,000,000 shares of its common stock at a price of $1.00 per share to Kevin Cassidy, Logic, and James J. Cahill, the managing director and registered principal of Agincourt Capital, LLC, an affiliate of Logic, as compensation for the consulting services. On October 7, 2013, the Company issued 3,000,000 shares of common stock to Kevin Cassidy, controlling owner of Logic, as payment in full for the accrued liability associated with the consulting services. As a part of the audit of the Company's financial statements for the year ended December 31, 2013, management determined that the issuance of shares for payment of services should have been recorded June 5, 2013. As a result, the Company valued the 3,000,000 shares at the June 5, 2013 closing price for Company common stock of $1.94 per share and expensed an additional $2,820,000 for a total liability of $5,820,000 during the three months ended June 30, 2013. The Company also reclassified the original accrual of $3,000,000 related to the transaction by reducing the amount of loss on debt settlement (where the value of the transaction had been booked) by $3,000,000 (from $4,225,983 to $1,225,983) and recorded $5,820,000 to loss on legal settlement.

Conversion of Liability with Logic International Consulting Group, LLC and Kevin Cassidy

        On June 28, 2013, Logic converted liabilities of $800,000 into 800,000 shares of common stock at $1.00 per share. The fair value of the stock on the date of conversion was $1.65, and the Company recorded the difference between the conversion price and the fair value of $520,000 as loss on settlement of debt.

Lattimore Option

        On March 8, 2013, the Company entered into an Option Purchase Agreement with Lattimore Properties, Inc. ("Lattimore Properties"), pursuant to which it granted Lattimore Properties a three-year option to purchase up to 3,000,000 shares of its common stock, at $1.00 per share, for a purchase price of $75,000. The effectiveness of the option was conditioned on approval of the Settlement Agreement. Subsequent to the approval of the Settlement Agreement, the option had not been exercised as of March 31, 2014.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 8. RELATED PARTY TRANSACTIONS (Continued)

Repurchase Options

        The Company entered into repurchase option agreements with existing stockholders, including Harvey Kaye, Edward Cowle, H. Deworth Williams, Daniel McGroarty, and an affiliate of Michael Parnell, under which the Company (i) acquired 100,000 shares of its common stock at $1.00 per share during September 2013, (ii) acquired 952,001 shares at $1.00 per share during October 2013, and (iii) acquired 2,268,999 shares of common stock at $1.00 per share during December 31, 2013 with a portion of the payment in the amount of $1,344,999 made during the quarter ended March 31, 2014 and the balance of $924,000, which is currently due and owing, recorded in other current liabilities. The Company intends to satisfy this balance from proceeds of future financings of the Company from time to time. The Company also obtained the right to acquire up to 800,000 shares of its common stock at $1.00 per share until April 30, 2014, up to 800,000 shares of its common stock at $1.10 per share until December 31, 2014, and up to 800,000 shares of its common stock at $1.00 per share until December 31, 2014 from existing stockholders.

Warrants or Other Rights Issued to Affiliates

        On March 21, 2013, Diane Cassidy, sister of Kevin Cassidy, the Company's Chief Executive Officer, exercised a warrant on a cashless basis resulting in the issuance of 194,445 shares of the Company's common stock. The warrant was originally issued to Logic as compensation for services.

Forfeiture of Shares

        On June 28, 2013, Mr. Parnell and Mr. Hoff each forfeited 750,000 shares of the 1,250,000 issuance discussed above. This 1,500,000 forfeiture is part of the retrieval or "claw back" of not less than 2,100,000 shares of common stock that was authorized for issuance to certain individuals on August 27, 2012 for non-cash consideration and future services in connection with the Settlement Agreement.

        On September 26, 2013, McKim and Company LLC and James J. Cahill, an affiliate of Logic, forfeited 210,938 shares of the Company's common stock.

NOTE 9. COMMON STOCK

        The Company had the following equity transactions during the three months ended March 31, 2014:

        During January 2014, the Company issued 125,000 shares of its common stock to investors for $312,500.

        On March 10, 2014, a holder of a warrant exercised the warrant on a cashless basis resulting in the issuance of 16,016 shares of the Company's common stock. The warrant price was $0.50 per share.

        On March 17, 2014, the Company issued 50,000 shares of its common stock to a consultant in exchange for services. The shares were valued at $129,500 and were expensed as selling, general and administrative expenses during the three months ended March 31, 2014.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 9. COMMON STOCK (Continued)

        A summary of the warrants issued as of March 31, 2014 were as follows:

	March 31, 2014
	Shares	Weighted Average Exercise Price
Outstanding at 12/31/13	2,947,087	$2.50
Issued	—	$—
Exercised	(20,000)	$0.50
Forfeited	—	$—
Expired	—	$—

Outstanding at end of period	2,927,087	$2.49

Exerciseable at end of period	2,927,087

        A summary of the status of the warrants outstanding as of March 31, 2014 is presented below:

	March 31, 2014
Number of Warrants	Weighted Average Remaining Life	Weighted Average Exercise Price	Shares Exerciseable	Weighted Average Exercise Price
1,591,111	2.34	$0.50	1,591,111
1,335,976	2.18	$4.85	1,335,976

2,927,087		$2.49	2,927,087	$2.49

        Warrants convertible into 1,591,111 shares of Company common stock were "in the money" as the exercise price was less than the fair market value of a share of common stock on March 31, 2014. The intrinsic value of these warrants was $3,580,000 at March 31, 2014.

NOTE 10. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS

Legal Proceedings

        There are no pending legal proceedings against the Company that are expected to have a material adverse effect on cash flows, financial condition or results of operations.

Employment and Consulting Agreements

Logic International Consulting Group LLC

        On March 11, 2011, the Company signed an exclusive Services Agreement with Logic. Under the Services Agreement, Logic agreed to provide certain advisory services to the Company. On December 31, 2011, the Services Agreement was automatically extended to December 11, 2013 and can be renewed for additional 12-month periods unless either party gives the other 45 days written notice of termination. The

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 10. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

Services Agreement can be cancelled with 90 days written notice. The Services Agreement provides for a monthly payment of $50,000 to Logic. As of March 31, 2014, the Company owed Logic the amount of $0 for accrued but unpaid service fees.

        On March 10, 2011, the Company issued a warrant to Logic for the purchase of 1,300,000 shares of the Company's common stock. The warrant was exercisable at $0.50 per share for a period of five years expiring on March 10, 2016. The warrant contains certain dilutive provisions related to subsequent equity sales and the issuance of additional common stock. The warrant contains certain piggyback registration rights.

        On November 29, 2011, the Company issued a warrant to Logic for the purchase of 700,000 shares of the Company's common stock. The warrant was exercisable at $0.50 per share on a cash or cashless basis for a period of five years expiring on November 29, 2016. The warrant contained certain dilutive provisions related to subsequent equity sales and the issuance of additional common stock. The warrant contains certain piggyback registration rights.

        On December 31, 2011, Logic cancelled the warrant granted on March 10, 2011 for 1,300,000 shares and the warrant granted on November 29, 2011 warrant for 700,000 shares.

        On December 31, 2011, the Company issued a warrant to Logic for the purchase of 1,300,000 shares of the Company's common stock. The warrant is exercisable at $0.50 per share for a period of five years expiring on March 9, 2016. In addition, on December 31, 2011, the Company issued a warrant to Logic for the purchase of 700,000 shares of the Company's common stock. The warrant is exercisable at $0.50 per share for a period of five years expiring on November 28, 2016. The warrants may be called by the Company if it has registered the sale of the underlying shares with the SEC and a closing price of $7.00 or more for the Company's common stock has been sustained for five trading days. The warrants contain certain piggyback registration rights.

        On June 28, 2013, Logic converted liabilities of $800,000 into 800,000 of shares of the Company's common stock at $1.00 per share. The fair value of the stock on the date of conversion was $1.65 per share, and the Company recorded the difference between the conversion price and the fair value of $520,000 as loss on settlement of debt.

        Since June 2013, the Company has also agreed to reimburse Logic for a portion of the compensation due to Mr. Cassidy's administrative assistant in the amount of $2,500 per month.

Lattimore Properties

        As of July 1, 2012, Lattimore Properties, an affiliate of John Victor Lattimore, Jr., the Company's Chairman of the Board, entered into a Consulting Agreement with Logic pursuant to which Lattimore Properties is to provide executive management, strategic planning and general office administration to Logic for a fee of $25,000 per month. The agreement has a term of one year commencing on July 1, 2013, unless sooner terminated on 30 days' prior written notice. The term of the agreement may be extended upon the mutual written agreement of the parties.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 10. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

Mark Scott

        On December 19, 2011, the Company entered into a Consulting Agreement with Mark Scott in connection with his service as the Company's Chief Financial Officer. Under the agreement Mr. Scott was entitled to $4,000 per month plus $3,000 of shares of the Company's common stock per month based on a $2.85 per share price. On August 31, 2012, the Company's board of directors approved the issuance of 72,000 shares of common stock to Mr. Scott. The term of the Consulting Agreement expired on December 31, 2012, and the Company paid Mr. Scott $5,000 per month on a month-to-month basis during 2013 and $10,000 per month during 2014. On April 30, 2014, Mr. Scott was removed as Chief Financial Officer and Secretary of the Company.

Diane Cassidy

        Since June 2013, the Company retained Diane Cassidy, the sister of the Company's Chief Executive Officer and Director, Kevin Cassidy, as a consultant to perform certain management services. From June to October 2013, Ms. Cassidy was paid at the rate of $5,000 per month increasing to $10,000 per month in November and December 2013 and since February 2014, she is paid at the rate of $16,667 per month.

Michael Parnell

        On December 10, 2010, the Company entered into a Revised Employment Agreement with Michael Parnell, its former Chief Executive Officer, Chief Operating Officer and a Director. Under the terms of the employment agreement, Mr. Parnell's annual salary was $125,000 in year one, $137,500 in year two and $151,000 in year three. Mr. Parnell was awarded 300,000 shares of restricted common stock. In the event that the Company is sold or merged or there is a change in control, Mr. Parnell was entitled to receive at his discretion, severance of $500,000 in cash or restricted common stock at $0.50 per share. Mr. Parnell was eligible for vacation of six weeks, benefit programs and incentive bonuses as approved by the Company's board of directors. The employment agreement had a three-year term and was automatically renewable for additional one-year periods unless 90 days' notice is provided by either party.

        On July 26, 2011, the Company entered into an Addendum to the Revised Employment Agreement with Mr. Parnell. The addendum extended the term of employment until December 10, 2015, subject to additional one-year renewal periods unless 90 days' notice is provided by either party. The addendum provides, that Mr. Parnell's annual salary for year four was $166,100 and $182,710 for year five. The Company also agreed to issue to Mr. Parnell 125,000 restricted shares of its common stock in years four and five. In the event of a change in control by merger, acquisition, takeover or otherwise, the share amounts due in years four and five would become immediately due and payable.

        On June 26, 2013, Mr. Parnell resigned as the Chief Operating Officer and a Director of the Company and accepted the position of National Accounts Director for the media business.

        On January 28, 2014, the Company entered into a binding letter of intent to sell the common stock of Media Depot, Inc., the media subsidiary of the Company, and certain related media assets held by the Company to Mr. Parnell or a designated affiliate of Mr. Parnell. On May 12, 2014, the Company and an affiliate of Mr. Parnell entered into a Master Sale Agreement and related Share Purchase Agreement and

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 10. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

Asset Purchase Agreement and completed the sale of the media business to an affiliate of Mr. Parnell effective January 1, 2014. In connection with this transaction, Mr. Parnell resigned as National Accounts Director on May 12, 2014 and the Revised Employment Agreement and addendum thereto were terminated immediately. See Note 11.

Daniel McGroarty

        On November 29, 2011, Daniel McGroarty was appointed the Company's President. On January 1, 2012, the Company entered into an Executive Employment Agreement with Mr. McGroarty employing Mr. McGroarty as its President. Under the terms of the employment agreement, Mr. McGroarty's salary was $120,000 in year one and was to be negotiated in years two and three. The employment agreement also provided for the grant to Mr. McGroarty of 650,000 shares of restricted Company common stock and further provided that 100,000 shares of common stock that were previously granted to Mr. McGroarty were fully vested as of November 30, 2011. The employment agreement had a three-year term and was automatically renewable for additional one-year periods unless 90 days' notice is provided by either party.

        On August 14, 2013, the Company accepted the resignation of Daniel McGroarty effective July 31, 2013 as President of the Company and its subsidiaries. The parties entered into a Stock Repurchase Option and Severance Agreement whereby: (i) the parties agreed to settle all back pay and compensation claims with a payment of $60,000; (ii) the Company agreed to repurchase 100,000 of shares of its common stock from Mr. McGroarty on or before September 30, 2013 for $100,000 or $1.00 per share (paid); and (iii) the Company paid $40,000 for an option to acquire up to 800,000 shares of our common stock from Mr. McGroarty for $1.00 per share on or before April 30, 2014.

Leases

        The Company is obligated under various non-cancelable operating leases for their various facilities.

        The Company leases its principal executive offices at 5600 Tennyson Parkway, Suite 240, Plano, Texas 75024-3818. The lease of this 1,588 square foot space is for a term expiring on November 30, 2016, and provides for monthly rental payments of $3,441.

        The Company leases a corporate apartment at 5721 Henry Cook Boulevard, Plano, TX 75024. The lease of this 1,024 square foot space is for a term expiring on February 10, 2015, and provides for monthly rental payments of $1,730.

        The Company also leases 5,000 square feet of office and storage space at 120 Vandervoot Street, Salmon, Idaho. The Salmon facility is used by our employees and contractors when they are involved in exploration or other activities relating to our Idaho or Montana claims and is also used to store tools, materials used in our exploratory activities, and samples collected from the claim sites. This lease provides for monthly rentals of $1,200 and expires June 3, 2014, with an option to renew for two terms of two years at a rent to be negotiated.

        In addition, pursuant to the Settlement Agreement and General Release dated March 15, 2013, and approved by the District Court of Clark County, Nevada, on June 5, 2013, the Company is obligated, under

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AN EXPLORATION STAGE COMPANY

MARCH 31, 2014

NOTE 10. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

certain circumstances, to assume a lease of certain office space in Salt Lake City, Utah with a monthly rent of $6,000.

        The aggregate unaudited future minimum lease payments, to the extent the leases have early cancellation options and excluding escalation charges, are as follows:

Years Ended March 31,	Total
2015	$59,165
2016	41,288
2017	27,525
2018	—
2019	—
Beyond	—

Total	$127,978

NOTE 11. SUBSEQUENT EVENTS

        The Company evaluates subsequent events, for the purpose of adjustment or disclosure, up through the date the financial statements are available.

        During April 2014, the Company issued 52,000 shares of its common stock for $130,000.

        On April 30, 2014, the Board of Directors of the Company appointed F. Scott Chrimes as Chief Financial Officer and Secretary effective immediately. Mark E. Scott was removed as Chief Financial and Secretary on the same date.

        On May 12, 2014, the Company and Mach One Media Group, Inc. ("Mach One") entered into a Master Sale Agreement and related Share Purchase Agreement and Asset Purchase Agreement pursuant to which Mach One acquired all of the outstanding stock of Media Depot, Inc., a wholly-owned subsidiary of the Company, and acquired the assets and assumed the liabilities of the Company related to the media business effective January 1, 2014. Mach One is an affiliate of Michael D. Parnell, the Company's former Chief Executive Officer, National Accounts Director and Director. No cash consideration was paid for the media acquisition however, the net amount of all such media related assets and liabilities was $(1,230) as of January 1, 2014. In addition, the Company and the Michael D. Parnell Living Trust (the "Parnell Trust") entered into an amendment to the Repurchase Option Agreement dated January 28, 2014, whereby the Company has the option to repurchase up to 800,000 shares of its common stock from the trust at $1.00 per share. The amendment extends the date on which the Company may exercise the right to repurchase the first 200,000 shares from March 15, 2014 to June 15, 2014 such that the Company may, at its option, repurchase 400,000 shares on or before June 15, 2014 and a further 200,000 shares on each of September 15, 2014 and December 15, 2014. The Company and Mr. Parnell also entered into a Termination and Release Agreement whereby Mr. Parnell resigned as National Accounts Director of the Company effective immediately, his employment agreement was terminated, and all compensation due to Mr. Parnell was extinguished (including accrued compensation of approximately $190,000). The agreement also provides for a mutual release of claims by the parties, and an indemnification by the Company of Mr. Parnell in certain circumstances.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
U.S. Rare Earths, Inc.:

        We have audited the accompanying consolidated balance sheets of U.S. Rare Earths, Inc. (the "Company") as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2013 and 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Rare Earths, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2013 and 2012, in conformity with accounting principles generally accepted in the United States of America.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained a net loss from operations and has an accumulated deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/PMB Helin Donovan, LLP
 PMB Helin Donovan, LLP

April 15, 2014, except for Note 6 which is dated July 3, 2014.
Seattle, Washington

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash	$2,216,102	$166,939
Other current assets	50,100	—

Total current assets	2,266,202	166,939

EQUIPMENT, NET	113,532	88,390
OTHER ASSETS:
Mineral properties	—	326,000
ASSETS FROM DISCONTINUED OPERATIONS	111,519	214,537

TOTAL ASSETS	$2,491,253	$795,866

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,682,226	$1,078,903
Accounts payable and accrued expenses-related party	80,470	506,391
Accrued compensation-officers	267,597	367,466
Accrued interest	—	11,109
Other current liabilities	2,268,999	—

Total current liabilities	4,299,292	1,963,869

LONG-TERM DEBT:
Note payable-related party	—	250,000
Convertible debentures- related party	—	650,000

LIABILITIES FROM DISCONTINUED OPERATIONS	180,699	275,849

Total liabilities	4,479,991	3,139,718

COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS' DEFICIT:
Preferred stock; 10,000,000 shares authorized, outstanding, respectively	—	—
Common stock; 100,000,000 shares authorized, at $0.00001 par value, 30,847,918 and 27,630,116 shares issued and outstanding, respectively	308	276
Additional paid-in capital	64,645,686	46,453,342
Accumulated deficit	(66,634,732)	(48,797,470)

Total stockholders' deficit	(1,988,738)	(2,343,852)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,491,253	$795,866

The accompanying notes are an integral part of these consolidated financial statements.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended,
	December 31, 2013	December 31, 2012
REVENUES
Revenues	$—	$—
Cost of revenues	—	—

Gross margin	—	—

OPERATING EXPENSES
Selling, general and administrative expenses	3,428,718	6,012,089
Exploration expense	1,330,162	422,904
Impairment expense	326,000	—

Total operating expenses	5,084,880	6,434,993

(Loss) from operations	(5,084,880)	(6,434,993)

OTHER INCOME (EXPENSE)
Interest income	—	46
Interest expense	(19,190)	(138,806)
Loss on debt settlement	(1,282,650)	—
Loss on derivative liability option	(429,000)	—
Loss on legal settlement	(10,923,600)	—
Other income (expense)	(40,000)	—

Total other income (expense)	(12,694,440)	(138,760)

(LOSS) BEFORE INCOME TAXES	(17,779,320)	(6,573,753)
INCOME TAX EXPENSE	—	—

(LOSS) FROM CONTINUING OPERATIONS	(17,779,320)	(6,573,753)

(LOSS) FROM DISCONTINUED OPERATIONS	(57,942)	(186,788)

Net loss	$(17,837,262)	$(6,760,541)

PER SHARE DATA:
NET LOSS PER SHARE BEFORE DISCONTINUED OPERATIONS ATTRIBUTABLE TO UREE COMMON SHAREHOLDERS	$(0.61)	$(0.28)

DISCONTINUED OPERATIONS ATTRIBUTABLE TO UREE COMMON SHAREHOLDERS	$(0.00)	$(0.01)

NET LOSS PER SHARE ATTRIBUTABLE TO UREE COMMON SHAREHOLDERS	$(0.61)	$(0.29)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC AND DILUTED	29,154,812	23,441,689

The accompanying notes are an integral part of these consolidated financial statements.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT

	Common Stock
			Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Shares	Amount
Balance, December 31, 2011	20,505,988	205	39,247,893	(42,036,929)	(2,788,831)
Common stock issued for services	4,788,228	48	6,049,845	—	6,049,893
Common stock issued for cash	2,045,454	20	549,980	—	550,000
Common shares issued upon exercise of warrants	290,446	3	(3)		—
Stock based compensation amortization	—	—	605,627	—	605,627
Net loss for the year ended December 31, 2012	—	—	—	(6,760,541)	(6,760,541)

Balance, December 31, 2012	27,630,116	$276	$46,453,342	$(48,797,470)	$(2,343,852)
Common stock issued for services	300,000	3	861,997	—	862,000
Common stock issued for cash	2,787,500	28	5,904,972	—	5,905,000
Common shares issued upon exercise of warrants	234,445	2	(2)	—	—
Common shares issued for debt conversion and interest	1,952,795	19	3,268,758	—	3,268,777
Common shares issued for legal settlement	3,000,000	30	5,819,970	—	5,820,000
Cancellation of common stock	(1,735,938)	(17)	17	—	—
Repurchase of common stock	(3,321,000)	(33)	(3,320,968)		(3,321,001)
Stock option purchases	—	—	125,000		125,000
Loss on derivative liability option	—	—	429,000	—	429,000
Loss on option agreement	—	—	5,103,600	—	5,103,600
Net loss for the year ended December 31, 2013	—	—	—	(17,837,262)	(17,837,262)

Balance, December 31, 2013	30,847,918	$308	$64,645,686	$(66,634,732)	$(1,988,738)

The accompanying notes are an integral part of these consolidated financial statements.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended,
	December 31, 2013	December 31, 2012
OPERATING ACTIVITIES:
Net loss	$(17,837,262)	$(6,760,541)
Adjustments to Reconcile Net Loss to
Net Cash Used in Operating Activities:
Depreciation and amortization	20,721	163,240
Impairment of assets	326,000	—
Common stock and warrants issued for services	862,000	3,912,393
Common stock and warrants issued for liabilities	836,128	2,137,500
Stock based compensation amortization	—	605,627
Loss on debt settlement	1,282,650	—
Loss on derivative liability option	429,000	—
Loss on legal settlement	10,923,600	—
Changes in Operating Assets and Liabilities:
Prepaid expenses	(6,000)	—
Other current assets and receivables	(44,100)	—
Accounts payable and accrued expenses	177,400	1,401,534
Accrued compensation—officers	(99,869)	(2,770,034)
Accrued interest	(11,109)	11,109
Net cash provided by discontinued operations	7,868	375,762

Net cash used in operating activities	(3,132,973)	(923,410)

INVESTING ACTIVITIES:
Purchase of fixed assets	(45,863)	—

Net cash used in investing activities	(45,863)	—

FINANCING ACTIVITIES:
Proceeds from the sale of common stock and warrants	5,905,000	550,000
Proceeds from the sale of options	125,000	—
Proceeds from note payable- related party	250,000	250,000
Proceeds from convertible debenture	—	650,000
Proceeds from related party loan	—	—
Repurchase of common stock	(1,052,001)	—
Repayment note payable- related party	—	(881,204)

Net cash provided by financing activities	5,227,999	568,796

INCREASE/(DECREASE) IN CASH	2,049,163	(354,614)
CASH AT BEGINNING OF PERIOD	166,939	521,553

CASH AT END OF PERIOD	$2,216,102	$166,939

Supplemental Cash Flow Disclosures:
Cash paid for:
Interest expense	$—	$37,897
Income taxes	$—	$—
Non cash investing and financing activities:
Debt settlements	$1,150,000	$—
Share repurchase liability	$2,268,999	$—

The accompanying notes are an integral part of these consolidated financial statements.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 1. ORGANIZATION

The Company and Our Business

        U.S. Rare Earths, Inc. ("UREE" or the "Company") is a rare earth elements exploration and claims acquisition company based in Plano, Texas that seeks to create a completely independent American based rare earth supply chain solution within the continental United States.

        Formerly Colorado Rare Earths, Inc., the Company holds approximately 1,270 mining claims for rare earth elements that cover approximately 22,000 acres of land in Colorado, Idaho and Montana. These include the Powderhorn Project in Gunnison, Fremont and Saguache Counties, Colorado, the Lemhi Pass, Diamond Creek, and North Fork Projects in Lemhi County, Idaho, and the Last Chance and Sheep Creek Projects located in Beaverhead and Ravalli Counties, Montana, respectively.

        The Company's operations are exploratory in nature. The Company currently does not have any producing properties and further exploration will be required before a final evaluation as to the economic and practical feasibility of any of the Company's properties is determined.

        The Company is considered an exploration stage company under SEC criteria because it has not demonstrated the existence of proven or probable reserves at its claims. Accordingly, as required under SEC guidelines and U.S. GAAP for companies in the exploration stage, substantially all of the Company's investments in mining properties to date have been expensed as incurred and therefore do not appear as assets on its balance sheet. The Company expects construction expenditures will continue during 2014 and subsequent years. The Company expects to remain an exploration stage company for the foreseeable future. The Company does not exit the exploration stage until such time that the Company demonstrates the existence of proven or probable reserves that meet SEC guidelines. Likewise, unless mineralized material is classified as proven or probable reserves, substantially all expenditures for mine exploration and construction will continue to be expensed as incurred.

        The Company's principal source of liquidity for the next several years will need to be the continued raising of capital through the issuance of equity or debt and the exercise of warrants. The Company plans to raise funds for each step of the project and as each step is successfully completed, raise the capital for the next phase. The Company believes this will reduce the cost of capital as compared to trying to raise all the anticipated capital at once up front. However, since the Company's ability to raise additional capital will be affected by many factors, most of which are not within our control (see "Risk Factors"), no assurance can be given that the Company will in fact be able to raise the additional capital as is needed.

        On January 11, 2014, the Company entered into a binding letter of intent to sell the common stock of Media Depot, Inc. and certain related media assets of the Company to Michael D. Parnell, our former Chief Executive Officer and Director, or an affiliate of Mr. Parnell. Negotiations are proceeding to finalize definitive documents for the sale of the media business to an affiliate of Mr. Parnell effective January 1, 2014. The Company expects to close this transaction during the second quarter of 2014. As a result of this decision and the impending sale, the media business has been treated for accounting purposes as "discontinued operations."

        On July 18, 2011, the Company entered into an agreement to acquire U.S. Rare Earths, Inc., a Delaware corporation, and the acquisition closed on August 22, 2011. In connection with the acquisition, the Company changed its corporate name to U.S. Rare Earths.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 1. ORGANIZATION (Continued)

        On December 15, 2010, the Company entered into an agreement to acquire certain mining and/or mineral leases and/or claims located in Gunnison County, Colorado, Fremont County, and Colorado County, Colorado.

        The Company was incorporated in the State of Delaware on July 27, 1999 and changed its domicile to the State of Nevada in December 2007. The Company's principal executive offices are located at 5600 Tennyson Parkway, Suite 240, Plano, Texas 75024. The telephone number is 972-294-7116.

Liquidity and Going Concern

        During the fiscal years ended December 31, 2013 and 2012, the Company had no revenues from its rare-earth elements properties.

        As of December 31, 2013, the Company had cash of $2,216,102 and a working capital deficit of $2,033,090. At December 31, 2012, the Company had cash of $166,939 and a working capital deficit of $1,796,930. This increase in cash was due primarily to equity financing. During the year ended December 31, 2013, the Company raised $6,280,000 through the sale of the Company's securities, sale of options and the issuance of notes-payable- related party.

        The Company's business plan calls for significant expenses in connection with the exploration of the properties and it has budgeted expenditures for the next twelve months of approximately $4,415,000. To date, the Company has principally financed its operations through the sale of its common stock and the issuance of debt. The Company does not currently have sufficient funds to conduct continued exploration on its claims and requires additional financing in order to determine whether the claims contain economic mineralization. The Company will also require additional financing if the costs of the exploration of the claims are greater than anticipated. The Company will also require additional financing to sustain its business operations if it is not successful in earning revenues once exploration is complete. Obtaining additional financing would be subject to a number of factors, including the market prices for rare-earth elements, investor acceptance of its properties and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to the Company.

        Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However the Company cannot assure you that additional financing will be available when needed on favorable terms, or at all. Even if the Company is able to raise the funds required, it is possible that the Company could incur unexpected costs and expenses or experience unexpected cash requirements that would force the Company to seek alternative financing. Furthermore, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of its common stock. The inability to obtain additional capital may restrict the Company's ability to grow and may reduce its ability to continue to conduct business operations. If the Company is unable to obtain additional financing, it may have to curtail its plans and possibly cease its operations.

        If economic reserves of rare earth elements are proven, additional capital will be needed to actually develop and mine those reserves. Even if economic reserves are found, the Company will not be able to develop its mining operations should it be unable to obtain the necessary financing.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 1. ORGANIZATION (Continued)

        The Company's accountants have expressed doubt about its ability to continue as a going concern as a result of the Company's history of net losses. The Company's ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to successfully execute the above plans. The outcome of these matters cannot be predicted at this time. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue its business.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

        This summary of significant accounting policies of the Company is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the consolidated financial statements.

Accounting Method

        The Company's consolidated financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

        These consolidated financial statements include the Company's consolidated financial position, results of operations, and cash flows. All material intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

Cash and Cash Equivalents

        The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at U.S. banks are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit. As of December 31, 2013, the Company had $1,705,487 in uninsured cash amounts.

Property and Equipment

        Equipment consists of machinery, furniture and fixtures and software, which are stated at cost less accumulated depreciation and amortization. Depreciation is computed by the straight-line method over the estimated useful lives or lease period of the relevant asset, generally 5-7 years.

Mineral Properties

        Costs of acquiring mineral properties are capitalized by project area upon purchase of the associated claims. Costs to maintain the mineral rights and leases are expensed as incurred. When a property reaches

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (Continued)

the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves.

Long-Lived Assets

        The Company reviews its long-lived assets for impairment annually or when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values; an impairment loss is recognized in operating results.

Value Measurements and Financial Instruments

        ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy, which requires classification based on observable and unobservable inputs when measuring fair value. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity's own assumptions (unobservable inputs). The hierarchy consists of three levels:

          Level 1—Quoted prices in active markets for identical assets and liabilities;

          Level 2—Inputs other than level one inputs that are either directly or indirectly observable; and

          Level 3—Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

        The risk-free rate of return reflects the interest rate for the United States Treasury Note with similar time-to-maturity to that of the warrants.

        The recorded value of other financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, other current assets, and accounts payable and accrued expenses approximate the fair value of the respective assets and liabilities at December 31, 2013 and 2012 based upon the short-term nature of the assets and liabilities.

Mineral Exploration and Development Costs

        All exploration expenditures are expensed as incurred. Significant property acquisition payments for active exploration properties are capitalized. If no minable ore body is discovered, previously capitalized costs are expensed in the period the property is abandoned.

        Should a property be abandoned, its capitalized costs are charged to operations. The Company charges to operations the allocable portion of capitalized costs attributable to properties abandoned. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (Continued)

Stock Based Compensation

        The Company has share-based compensation plans under which employees, consultants, suppliers and directors may be granted restricted stock, as well as options to purchase shares of Company common stock at the fair market value at the time of grant. Stock-based compensation cost is measured by the Company at the grant date, based on the fair value of the award, over the requisite service period. For options issued to employees, the Company recognizes stock compensation costs utilizing the fair value methodology over the related period of benefit. Grants of stock options and stock to non-employees and other parties are accounted for in accordance with the ASC 505.

Provision for Income Taxes

        Income taxes are provided based upon the liability method of accounting. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

Net Loss Per Share

        Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. As of December 31, 2013, the Company had warrants for the purchase of 2,947,087 common shares and an option to purchase 3,000,000 shares that were not included in the computation of loss per share at December 31, 2013 because they would have been anti-dilutive. As of December 31, 2012, the Company had warrants for the purchase of 3,245,976 common shares and 228,070 shares related to convertible debentures that were not included in the computation of loss per share at December 31, 2012 because they would have been anti-dilutive.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (Continued)

Recent Accounting Pronouncements

        A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to its consolidated financial statements.

        In February 2013, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update ("ASU") 2013-04, Liabilities (Topic 405), which provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. ASU 2013-04 is effective for fiscal years beginning after December 15, 2013, which is effective for the Company's first quarter of fiscal year 2015. The Company does not believe the adoption of ASU 2013-04 will have a material effect on the Company's consolidated financial statements.

        In February 2013, the FASB issued ASU 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. ASU 2013-02 requires disclosure of the amounts reclassified out of each component of accumulated other comprehensive income and into net earnings during the reporting period and is effective for reporting periods beginning after December 15, 2012. The Company does not believe the adoption of ASU 2013-02 in the first quarter of fiscal year 2014 will have a material impact on the measurement of net earnings or other comprehensive income.

NOTE 3. ACQUISITIONS

Idaho and Montana Assets—Part of the UREE (Delaware) Merger

        On July 18, 2011, the Company entered into an Agreement of Plan and Merger to acquire U.S. Rare Earths, Inc., a Delaware corporation, and the acquisition closed on August 22, 2011. As part of the acquisition, the Company acquired rights to 583 unpatented lode mining claims located in Lemhi County, Idaho and 56 unpatented lode mining claims located in Beaverhead and Ravalli Counties, Montana. The mineral claims are on approximately 10,250 acres on, near, or adjacent to anomalous values of rare earth elements, including thorium, uranium, niobium and tantalum.

        Pursuant to the terms of the Merger Agreement, the Company's stockholders exchanged 100% of their outstanding common stock for 5,000,000 unregistered shares of the Company's common stock valued at $2.85 per share. As part of the acquisition price, the Company also assumed a note payable in the amount of $1,418,719 and certain other accounts payable totaling $16,817. At closing, the Company paid $500,000 related to the notes payable.

        The Company was not able to obtain a valuation of the properties, assigned a fair value to the claims of $0, and recorded an impairment expense of $15,678,000 for the year ended December 31, 2011.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 3. ACQUISITIONS (Continued)

Colorado Assets—Part of the Seaglass Holding Corp Merger

        On December 15, 2010, the Company entered into Agreement of Plan and Merger with Seaglass Holding Corp. As part of the acquisition of Seaglass, the Company acquired rights to 611 unpatented lode mining claims on approximately 12,418 acres located in Fremont, Gunnison and Saguache Counties of Colorado. The mineral claims are on, near, or adjacent to anomalous values of rare earth elements, including niobium thorium, and tantalum.

        Pursuant to the terms of the Seaglass Merger Agreement, the stockholders of Seaglass exchanged 100% of the outstanding common stock of Seaglass for 5,900,000 unregistered shares of its common stock valued at $.50 per share or $2,950,000. An independent evaluation was performed by a licensed professional engineer to estimate the fair market value of the claims on the date of acquisition. Based on this report, the Company assigned a fair value to the claims of $326,000 and recorded an impairment expense of $2,624,000 for the year ended December 31, 2010. An impairment expense of $326,000 was recorded for the year ended December 31, 2013.

        The Company has no reported mineral reserves and all activities are exploratory in nature. Any mineral reserves will only come from extensive additional exploration, engineering, and evaluation of existing or future mineral properties. All costs have been recorded as exploration expenses.

        Because of limited staff, the Company relies on outside parties, including geologists, surveyors, laboratories, etc. in its business operations. The Company has historical data on mining operations at the properties listed above. Properties are visited at least twice a year, with each visit being approximately one week. All properties are accessible by vehicles.

NOTE 4. DISCONTINUED OPERATIONS

        The Company's media business operated at a loss in each of the calendar years ended December 31, 2013 and 2012, before taxes. The amount of the pre-tax loss was $57,942 in 2013 and $186,788 in 2012 and. For that reason management has determined to exit the advertising business and focus on the more promising rare earths business. On January 11, 2014, the Company entered into a binding letter of intent to sell the common stock of Media Depot, Inc. and certain related media assets of the Company to Michael D. Parnell, the former Chief Executive Officer and Director of the Company. Negotiations are proceeding to finalize definitive documents for the sale of the media business to an affiliate of Mr. Parnell effective January 1, 2014. The Company expects to close this transaction during the second quarter of 2014. As a result of this decision and the impending sale, the media business has been treated for accounting purposes as "discontinued operations."

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 4. DISCONTINUED OPERATIONS (Continued)

        The Company has identified assets and liabilities attributed to the co-op advertising business and have been identified as such. Assets and liabilities as of December 31, 2013 and 2012 attributed to the co-op advertising business are as follows:

Assets from discontinued operations

	December 31,
	2013	2012
Cash	$—	$—
Accounts receivable, net	98,374	189,544
Equipment, net	13,145	24,993

Total assets from discontinued operations	$111,519	$214,537

Liabilities from discontinued operations

	December 31,
	2013	2012
Accounts payable and accrued expenses	$180,699	$275,849

Total liabilities from discontinued operations	$180,699	$275,849

        Income (loss) for attributed to the co-op advertising business for the years ended December 31, 2013 and 2012 was as follows:

Loss from discontinued operations

	Years Ended December 31,
	2013	2012
Revenues from discontinued operations	$1,907,903	$2,081,334
Cost of goods sold	(1,727,534)	(1,706,735)
Selling, general and administrative expenses	(237,298)	(562,263)
Interest income / (expense)	(727)	176
Other income (expense)	(286)	700

Loss from discontinued operations before taxes	(57,942)	(186,788)
Income tax expense	—	—

Loss from discontinued operations	$(57,942)	$(186,788)

        The Company does not believe there is an effect of income taxes on discontinued operations. Due to ongoing operating losses, the uncertainty of future profitability and limitations on the utilization of net operating loss carry-forwards under IRC Section 382 a valuation allowance has been recorded to fully offset the Company's deferred tax asset.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 5. EQUIPMENT, NET

        Equipment, net comprises of the following:

	Estimated Useful Lives	December 31, 2013	December 31, 2012
Office equipment	5 years	$26,354	$26,354
Mining and other equipment	5 - 7 years	131,218	85,355
Less: accumulated depreciation		(44,040)	(23,319)

		$113,532	$88,390

        Depreciation expense for the year ended December 31, 2013 and 2012 was $20,721 and $35,945, respectively.

NOTE 6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts Payable

        Accounts payable were $1,682,226 and $1,078,903 as of December 31, 2013 and 2012, respectively. Such liabilities consisted of amounts due to vendors for legal expenses, mining expenditures, external audit and other expenses incurred by the Company.

Related Party Payable and Accrued Expenses

        Related party payable and accrued expenses as of December 31, 2013 and 2012 reflected the following:

	December 31, 2013	December 31, 2012
Related party payable due to Lattimore Properties, Inc. for amounts paid on behalf of UREE- related party	$80,470	$—
Amounts due to Logic International Consulting Group, LLC under consulting agreement- related party	—	500,000
Other amounts due to related parties	—	6,391

	$80,470	$506,391

Accrued Employee Taxes

        During the years ended December 31, 2011 and 2012, the Company did not report stock based compensation on Form 1099 or W-2, which amounted to $7,632,456 and $526,200 respectively. During the year ended December 31, 2013, the Company processed compensation to its chief executive officer as an independent contractor under Form 1099 instead of processing it as payroll under Form W 2. The Company recorded $250,000 as accounts payable as of December 31, 2013 for FICA costs for the years ended December 31, 2011 2013. The Company has not accrued any potential interest or penalties related to the taxes due to the IRS based on guidance in ASC 450-20-05-5 which requires a probability threshold for recognition of a loss contingency and that the amount of the loss be reasonably estimable. All stock-

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES (Continued)

based compensation to officers, employees and independent contractors was recorded at their grant date fair market value in the financial statements for the years ended December 31, 2013, 2012 and 2011.

NOTE 7. OTHER CURRENT LIABILITIES

        Other current liabilities were $2,268,999 and $0 as of December 31, 2013 and 2012, respectively. Such liabilities for December 31, 2013 consisted of amounts due for stock repurchase agreements. The Company acquired 2,268,999 shares of common stock at $1.00 per share during December 31, 2013 with payment due during the three months ended March 31, 2014.

NOTE 8. RELATED PARTY TRANSACTIONS

Properties

        The Company's principal executive offices were located at 5600 Tennyson Parkway, Suite 190, Plano, Texas 75024 during 2013. This office is shared with John Victor Lattimore, Jr., Chairman of its board of directors, and entities affiliated with Mr. Lattimore. The Company leased 5600 Tennyson Parkway, Suite 240, Plano, Texas 75024 on January 20, 2014 and no longer shares offices with Mr. Lattimore.

        The Company maintained an office at 12 Gunnebo Drive, Lonoke, Arkansas 72086 for the advertising subsidiary which consists of 4,000 sq. ft. of office space. The office was leased for $916 per month and the Company leased the office on a month to month basis. The facilities are owned by the J.S. Parnell Trust, of which it's former National Accounts Director, Michael D. Parnell is trustee.

        The Company maintained an office at 12 North Washington Street, Montoursville, Pennsylvania 17754 for the advertising subsidiary which consists of 4,000 sq. ft. of office space. The office was leased from the Hoff Family Limited Partnership that is controlled by Rose Hoff, the wife of Matthew Hoff, a stockholder and former employee. Lease payments were $2,000 per month and the Company leased the office on a month to month basis.

Notes with Affiliates of John Lattimore, Jr.

Unique Materials September 13, 2012 Note

        On September 13, 2012, the Company entered into a Secured Convertible Promissory Note (the "September Note") with Unique Materials LLC, or Unique Materials, a Texas LLC affiliated with John Victor Lattimore, Jr., Chairman of its board of directors, pursuant to which the Company borrowed $650,000 at 5% per annum interest from Unique Materials.

        Under the terms of the September Note, the principal and unpaid accrued interest was due the earlier of September 15, 2015 or conversion into its common stock at the demand of the holder at $2.85 per share. The September Note included a demand payment if the Chairman, President or Vice President or 20% or more of its board of directors was changed after September 13, 2012. The September Note was secured by all mineral claims, real properties, fixed assets, inventory and accounts receivable and the proceeds were primarily used to repay the September Note.

        On June 28, 2013, Unique Materials converted the outstanding principal due under the September Note together with interest of $25,644 into 675,644 shares of its common stock at $1.00 per share. The fair

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 8. RELATED PARTY TRANSACTIONS (Continued)

value of the stock on the date of conversion was $1.65 and the Company recorded the difference between the conversion price and the fair value of $439,169 as loss on settlement of debt.

Unique Materials November 20, 2012 Note

        On November 20, 2012, the Company entered into an unsecured Promissory Note (the "November Note") with Unique Materials maturing on November 20, 2015 pursuant to which the Company borrowed $250,000 at 5% per annum interest from Unique Materials.

        On June 28, 2013, Unique Materials converted the outstanding principal due under the November Note together with interest of $7,534 into 257,534 shares of its common stock at $1.00 per share. The fair value of the stock on the date of conversion was $1.65 and the Company recorded the difference between the conversion price and the fair value of $167,397 as loss on settlement of debt.

Unique Materials February 4, 2013 Note

        On February 4, 2013, the Company entered into an unsecured Promissory Note (the "February Note") with Unique Materials maturing on February 4, 2016 pursuant to which the Company borrowed $150,000 at 5% per annum interest from Unique Materials.

        On June 28, 2013, Unique Materials converted the outstanding principal due under the February Note together with interest of $2,950 into 152,950 shares of its common stock at $1.00 per share. The fair value of the stock on the date of conversion was $1.65 and the Company recorded the difference between the conversion price and the fair value of $99,418 as loss on settlement of debt.

John and Mark Family Limited Partnership Note

        On May 21, 2013, the Company entered into an unsecured Promissory Note (the "May Note") with John and Mark Family Limited (the "Partnership"), a Texas limited partnership affiliated with John Victor Lattimore, Jr., Chairman of the Board, pursuant to which the Company borrowed $100,000 at 5% per annum interest from the Partnership. The May Note originally matured on June 30, 2013 and on June 30, 2013 the maturity date was extended to December 31, 2013.

        In substitution of the May 21, 2013, note, on June 30, 2013, Partnership entered into a secured Promissory Note in the principal amount of $100,000 bearing interest at 5% per annum and a maturity date of December 31, 2013. The note was secured by all mineral claims, real properties, fixed assets, inventory and accounts receivable and the proceeds.

        On August 22, 2013, the Partnership converted the May Note into 66,667 shares of the Company's common stock at $1.50 per share and waived the interest due on the May Note. The fair market value of the common stock on August 22, 2013 was $2.35 per share and the Company recorded a loss on debt settlement of $56,667, which equals the difference between the fair market value of the shares on the date of conversion and the conversion price as loss on debt settlement. In connection with the conversion, the Partnership executed a Release of Mortgage and cancelled all security related to the Company's real property and other assets.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 8. RELATED PARTY TRANSACTIONS (Continued)

Settlement Agreement

        Pursuant to a Written Consent of a Majority of Shareholders of the company dated August 24, 2012, directors John Victor Lattimore, Jr., H. Deworth Williams, Edward F. Cowle, Michael D. Parnell, and Harvey Kaye were purportedly re-elected to its board of directors, and existing directors Daniel McGroarty, Greg Schifrin and Kevin Cassidy were purportedly removed, thereby reducing the size of its board to five members. On September 12, 2012, the Company filed an action in the Eighth Judicial District Court, Clark County, Nevada, or the Nevada action, entitled U.S. Rare Earths, Inc. v. Williams et al., Case No. A668230-B, challenging the validity and effectiveness of the Written Consent. On September 17, 2012, the Court in the Nevada action issued a Temporary Restraining Order, or TRO, prohibiting any meetings of its board of directors from taking place and prohibiting any persons from holding themselves out as members of its board of directors. On October 22, 2012, the Court in the Nevada action issued a Preliminary Injunction mirroring the prohibitions of the TRO and appointing a Special Master to assist in (a) identifying those persons who are entitled to be considered stockholders, and (b) bringing about a stockholders meeting to address the composition of its board of directors. The Court further decreed that no person was entitled to take any action on its behalf other than in the ordinary course of business pending a meeting of stockholders to be effectuated by the Special Master to be appointed by the Court for purposes of establishing a board of directors and the composition thereof.

        On February 6, 2013, all of the parties in the Nevada action entered into a Stipulation and Order to Modify the Preliminary Injunction, or the Stipulation, to facilitate the interim operations of the company. The Stipulation modified the Preliminary Injunction with respect to its board of directors as follows: (a) the parties agreed that Kevin Cassidy, Daniel McGroarty, Victor Lattimore, Winston Marshall, and Michael Parnell would comprise the members of its board of directors, or the Provisional Board, pending the election of directors by the stockholders at a duly called and held stockholders' meeting; (b) Edward Cowle would be immediately reinstated as a member of the Provisional Board; (c) the Provisional Board shall not ratify or approve any action of the purported board undertaken between August 23, 2012 and October 11, 2012; and (d) the Provisional Board shall not issue any additional shares of its stock to any person without reasonable cash consideration unless all parties to the Nevada action consent to such issuance.

        In addition to the Nevada action, a parallel action was filed by H. Deworth Williams and Edward F. Cowle against the company(the "Utah action"), entitled Williams et al. v. U.S. Rare Earths, Inc. (Case No. 2:12-cv-00905). The Utah action sought a writ of mandamus directing us to immediately recognize the Written Consent.

        On March 27, 2013, the parties in the Nevada action and the Utah action entered into a Settlement Agreement and General Release, or the Settlement Agreement, which was approved on June 5, 2013 by the Eighth Judicial District Court, Clark County, Nevada, pursuant to which the parties agreed: (a) to dismiss the pending Nevada action and Utah action and to release all claims against one another in those actions; (b) to release any claims pertaining to its sale of 2,045,450 shares of its common stock sold to Lattimore Properties, Inc. on September 12, 2012 at a price of $0.27 per share for a total of $550,000; (c) to release any claims pertaining to its issuance of a convertible secured promissory note to Unique Materials, LLC on September 13, 2012 for $650,000 at 5% interest, convertible into the company's shares at not less than $1.00 per share; (d) to enter into a Stock Purchase Agreement pursuant to which H. Deworth Williams, Edward Cowle and Geoff Williams, or the Sellers, will sell 1,000,000 shares of its

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 8. RELATED PARTY TRANSACTIONS (Continued)

common stock owned by the Sellers to John Lattimore or his affiliates for a total purchase price of $1,000,000; (e) to compensate Kevin Cassidy and his affiliated companies for their consulting services by issuing to them 3,000,000 shares of common stock plus a convertible unsecured promissory note for $650,000, convertible into its common stock at a conversion price of $1.00 per share; (f) to grant to defendants H. Deworth Williams, Edward Cowle, Geoff Williams, Blue Cap Development Corp. and their affiliated entity, Thorium Energy, Inc., a right of first refusal—consistent with the terms and conditions put forth by a bona fide third-party commercial bidder to be determined by the parties—for a period of 10 years with respect to a contract for the disposition of thorium in connection with its mining of rare earths on its Lemhi Pass properties; and (g) to issue to John Lattimore, Jr. or one of his affiliated companies an option to purchase up to 3 million shares of its common stock at a price of $1.00 per share and upon such other terms as are determined by its board of directors.

        The Settlement Agreement also contains certain contingent agreements, which are conditioned upon its completion of a stock offering and/or PIPE transaction of more than $6 million in the aggregate by the end of 2015. If the Company successfully completes such a stock offering and/or PIPE transaction, it has agreed to: (a) assume and maintain the lease of certain offices of the company located in Salt Lake City, Utah; (b) reimburse H. Deworth Williams for certain business costs and expenses incurred for the benefit of the company in an amount not to exceed $145,000; (c) reimburse defendants H. Deworth Williams, Edward Cowle, Geoff Williams and Blue Cap Development Corp. for their costs and fees incurred in the Nevada action and the Utah action in an amount not to exceed $150,000; (d) to retrieve or "claw back" not less than 2.1 million shares of its common stock that were authorized for issuance to certain individuals on August 27, 2012 for non-cash consideration and future services; and (e) to employ Edward Cowle as a senior level executive with the company.

        As part of the Settlement Agreement, the parties also agreed to enter into a Voting Shareholder Agreement, or the Voting Agreement, pursuant to which the parties will vote their respective shares to ensure that the size of its board of directors will remain at seven members (unless increased pursuant to its bylaws or by applicable Nevada law), with (a) five members to be nominated by the Lattimore Shareholder Group (consisting of John Lattimore, Unique Materials LLC, Michael Parnell, Matthew Hoff, Kevin Cassidy, Daniel McGroarty and Winston Marshall), two of whom shall be independent directors; and (b) two members to be nominated by the Blue Cap Shareholder Group (consisting of Edward Cowle, H. Deworth Williams, Geoff Williams, Blue Cap Development Corp., and Children's International Obesity Fund, Inc.).

Conversion of Liability with Logic International Consulting Group, LLC and Kevin Cassidy

        Effective March 11, 2011, the Company entered into a Services Agreement with Logic International Consulting Group, LLC ("Logic"), a company controlled by Kevin Cassidy, who serves as Chief Executive Officer, to provide consulting services to the Company for executive management services, assistance with functional operation, corporate governance matters, treasury and cash management development, and capital management. As of June 30, 2013, the Company had accrued a liability of $3,000,000 for fees owed to Logic under the terms of this agreement. Pursuant to the terms of the Settlement Agreement, the Company agreed to issue 3,000,000 shares of its common stock at a price of $1.00 per share to Kevin Cassidy, Logic, and James J. Cahill, the managing director and registered principal of Agincourt Capital, LLC, an affiliate of Logic, as compensation for the consulting services. On October 7, 2013, the

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 8. RELATED PARTY TRANSACTIONS (Continued)

Company issued 3,000,000 shares of common stock to Kevin Cassidy, controlling owner of Logic, as payment in full for the accrued liability associated with the consulting services. As a part of the audit of the Company's financial statements for the year ended December 31, 2013, management determined that the issuance of shares for payment of services should have been recorded June 5, 2013. As a result, the Company valued the 3,000,000 shares at the June 5, 2013 closing price for Company common stock of $1.94 per share and expensed an additional $2,820,000 for a total liability of $5,820,000 during the three months ended June 30, 2013. The Company also reclassified the original accrual of $3,000,000 related to the Kevin Cassidy/Logic transaction by reducing the amount of "loss on debt settlement" (where the value of the transaction had been booked) by $3,000,000 (from $4,225,983 to $1,225,983) and recorded $5,820,000 to "loss on legal settlement."

        Separately, on June 28, 2013, Logic converted accrued liabilities $800,000 in connection with Logic's advisory role related to the Settlement Agreement into 800,000 shares of common stock at $1.00 per share. The fair value of the stock on the date of conversion was $1.65 and the Company recorded the difference between the conversion price and the fair value of $520,000 as loss on settlement of debt.

Private Placement with Lattimore Properties, Inc.

        On September 12, 2012, the Company closed a private placement with Lattimore Properties, Inc., a Texas company, or Lattimore Properties, affiliated with John Victor Lattimore, Jr., Chairman of the Board. The private placement consisted of the sale of an aggregate of 2,045,450 shares of the Company's common stock for $550,000, or $0.27 per share.

Lattimore Option

        On March 8, 2013, the Company entered into an Option Purchase Agreement with Lattimore Properties, Inc. ("LPI") pursuant to which the Company granted LPI a three-year option (the "Option") to purchase up to 3,000,000 shares of the Company's common stock, at $1.00 per share, for a purchase price of $75,000. The effectiveness of the Option was conditioned on approval of the Settlement Agreement. The Company failed to record timely in its financial statements the impact of the issuance of the option. During the audit of the Company's financial statements for the year ended December 31, 2013, the error was identified. The Company then valued the option at $1.73 per share using Black Scholes methodology and expensed $5,103,600, net of the $75,000 paid, during the three month period ended June 30, 2013 as "loss on legal settlement".

Repurchase Options

        The Company entered into repurchase option agreements with existing stockholders, including Harvey Kaye, Edward Cowle, H. Deworth Williams, Daniel McGroarty, and an affiliate of Michael Parnell, under which the Company (i) acquired 100,000 shares at $1.00 per share during September 2013, (ii) acquired 952,001 shares at $1.00 per share during October 2013, and (iii) acquired 2,268,999 shares of common stock at $1.00 per share during December 31, 2013 with payment during 2014, and (iv) have the right to acquire up to 800,000 shares of the Company's common stock at $1.00 per share until April 30, 2014, up to 800,000 shares of the Company's common stock at $1.10 per share until December 31, 2014 and up to 800,000 shares (200,000 shares expired March 15, 2014) of the Company's common stock at $1.00 per share until December 31, 2014.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 9. EQUITY TRANSACTIONS

        The Company had the following equity transactions during the year ended December 31, 2012:

        On November 29, 2011, Daniel McGroarty was appointed President of the Company. On January 1, 2012, Company entered into an Employment Agreement ("McGroarty Agreement") with Mr. McGroarty. Under the terms of the McGroarty Agreement, he was awarded 650,000 shares of the Company's common stock. The shares were valued at $2.85 per share and $1,852,500 was expensed as selling, general and administrative expense during the year ended December 31, 2012.

        On January 17, 2012, a consultant exercised a warrant on a cashless basis resulting in the issuance of 41,539 shares of our common stock. The warrant price was $0.50 per share. The warrant was valued at $2.85 per share using the Black-Scholes-Merton option valuation model.

        During the three months ended March 31, 2012, the Company issued 135,000 shares of common stock to five consultants and employees for services. The shares were valued at $2.85 per share and $172,952 of the vested shares were expensed as selling, general and administrative expense during the three months ended March 31, 2012.

        On June 12, 2012, a consultant exercised a warrant on a cashless basis resulting in the issuance of 37,969 shares of common stock. The warrant price was $0.50 per share. The warrant was valued at $2.85 per share using the Black-Scholes-Merton option valuation model.

        On June 12, 2012, a consultant exercised a warrant on a cashless basis resulting in the issuance of 210,938 shares of the Company's common stock. The warrant price was $0.50 per share. The warrant was valued at $2.85 per share using the Black-Scholes-Merton option valuation model.

        During the six months ended September 30, 2012, the Company granted 390,000 shares of its common stock to Gregory Schifrin, the Company's former President, pursuant to the terms of an employment agreement dated February 4, 2011. The shares were valued at $2.85 per share and this cost totaling $1,111,500 was expensed as selling, general and administrative expense during the year ended December 31, 2012.

        On August 31, 2012, the Company granted 750,000 shares to three directors which were previously granted but not issued. The shares were valued at the grant date price of $2.85 per share or $2,137,500 and recorded as a liability until the issuance was approved by the board of directors.

        On August 31, 2012, the Company agreed to issue 2,872,000 shares of common stock to directors, consultants and employees for services. The shares were valued at $0.27 per share, the market price of the shares or $775,440. The shares do not have registration rights.

        On September 12, 2012, the Company closed a private placement with Lattimore Properties, Inc. ("Lattimore Properties"), a Texas company affiliated with John Victor Lattimore, Jr., Chairman of its board of directors. The private placement consisted of the sale of an aggregate of 2,045,450 shares of the Company's common stock for $550,000 at the market price of $0.27 per share.

        During the year ended December 31, 2012 an additional $605,627 was recognized as selling, general and administrative expenses related to shares that had vested.

        The Company had the following equity transactions during the year ended December 31, 2013.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 9. EQUITY TRANSACTIONS (Continued)

        On March 8, 2013 and effective with the court approval of the Settlement Agreement on June 5, 2013, the Company entered into an option purchase agreement with Lattimore Properties pursuant to which the Company granted Lattimore Properties a three-year option to purchase up to 3,000,000 shares of the Company's commons stock at $1.00 per share in consideration for $75,000. The Company valued the option at $1.73 per share using Black Scholes Merton Model and expensed $5,103,600, less the $75,000 paid, during the year ended December 31, 2013.

        On March 21, 2013, Diane Cassidy, sister of Kevin Cassidy, Chief Executive Officer, exercised a warrant on a cashless basis resulting in the issuance of 194,445 shares of the Company's common stock. The warrant price was $0.50 per share. The warrant was valued at $0.27 per share.

        On June 28, 2013, Unique Materials converted the $650,000 of outstanding principal due under the September Note together with interest of $25,644 into 675,644 shares of the Company's common stock at $1.00 per share. The fair value of the stock on the date of conversion was $1.65 and the Company recorded the difference between the conversion price and the fair value of $439,169 as loss on settlement of debt.

        On June 28, 2013, Unique Materials converted the$ 250,000 of outstanding principal due under the November Note together with interest of $7,534 into 257,534 shares of the Company's common stock at $1.00 per share. The fair value of the stock on the date of conversion was $1.65 and the Company recorded the difference between the conversion price and the fair value of $167,397 as loss on settlement of debt.

        On June 28, 2013, Unique Materials converted the $150,000 of outstanding principal due under the February Note together with interest of $2,950 into 152,950 shares of the Company's common stock at $1.00 per share. The fair value of the stock on the date of conversion was $1.65 and the Company recorded the difference between the conversion price and the fair value of $99,418 as loss on settlement of debt.

        On June 28, 2013, Logic converted liabilities of $800,000 into 800,000 of shares of the Company's common stock at $1.00 per share. The fair value of the stock on the date of conversion was $1.65 and the Company recorded the difference between the conversion price and the fair value of $520,000 as loss on settlement of debt.

        On June 28, 2013, Michael Parnell and Matt Hoff each forfeited 750,000 shares of common stock. This 1,500,000 forfeiture is part of the retrieval or "claw back" not less than 2.1 million shares of the Company's common stock that were authorized for issuance to certain individuals on August 27, 2012 for non-cash consideration and future services that was included in the Settlement Agreement and General Release approved on June 5, 2013.

        On August 22, 2013, the John and Mark Family Limited May Note with an outstanding principal of $100,000 due, was converted into 66,667 shares of the Company's common stock at $1.50 per share. The fair market value of the common stock on August 22, 2013 was $2.35 per share and the Company recorded a loss on debt settlement of $56,667, which equals the difference between the fair market value of the shares on the date of conversion and the conversion price as loss on debt settlement.

        On September 5, 2013, former employees forfeited 25,000 shares of the Company's common stock.

        On September 26, 2013, Company consultants forfeited 210,938 shares of the Company's common stock.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 9. EQUITY TRANSACTIONS (Continued)

        During the year ended December 31, 2013, the Company issued 2,787,500 shares of common stock to investors for $5,905,000.

        On October 7, 2013, Mr. Cassidy converted $3,000,000 of accrued compensation-officers into 3,000,000 shares of its common stock at $1.00 per share. The Company valued the 3,000,000 shares at the June 5, 2013 fair market value of $1.94 and expensed $5,820,000 during the year ended December 31, 2013.

        On November 19, 2013, a holder of a warrant exercised a warrant on a cashless basis resulting in the issuance of 40,000 shares of the Company's common stock. The warrant was valued at $0.50 per share.

        On November 26, 2013, the Company issued 50,000 shares of common stock to a consultant for investor relations services. The shares were valued at the fair market price of $3.14 per share and the Company expensed $157,000 during the three months ended December 31, 2013. The Company agreed to issue an additional 50,000 shares on March 6, 2014.

        On December 5, 2013, the Company issued 250,000 shares of common stock to a consultant for investor marketing services. The shares were valued at the fair market price of $2.82 per share. The Company recorded consulting expense in the amount of $705,000 during the three months ended December 31, 2013.

        On December 30, 2013, the Company granted an aggregate of 2,400,000 shares of common stock to certain directors for their service as directors. The shares of common stock vest annually over four years. The first 25% of the shares vest January 1, 2015. The fair value of the Company's stock on the date of grant was $2.92.

        The Company entered into repurchase option agreements with existing stockholders, under which the Company (i) acquired 100,000 shares at $1.00 per share during September 2013, (ii) acquired 952,001 shares at $1.00 per share during October 2013, and (iii) committed to acquire 2,268,999 shares of common stock at $1.00 per share during December 31, 2013 with payment during 2014, and (iv) have the right to acquire up to 800,000 shares of the Company's common stock at $1.00 per share until April 30, 2014, up to 800,000 shares of the Company's common stock at $1.10 per share until December 31, 2014 and up to 800,000 shares (200,000 shares expired March 15, 2014) of the Company's common stock at $1.00 per share until December 31, 2014.

Derivative Instruments—Option

        On May 20, 2013, the Company entered into an Option Agreement with Poststrictum Ventures whereby Poststrictum paid $50,000 for the option to purchase 650,000 shares of common stock at the higher of 75% of the ten-day closing average or $2.00 per share through December 30, 2013. The Company valued the option at $1.24 using Black Scholes Merton Model. This option was not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation. Therefore, the fair value of these warrants were recorded as a liability in the consolidated balance sheet and are marked to market each reporting period until they are exercised or expire or otherwise extinguished. The Option was not exercised by December 30, 2013 and the Company reclassified the fair value of the derivative liability of $429,000 as additional paid in capital on December 30, 2013.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 9. EQUITY TRANSACTIONS (Continued)

        A summary of the warrants issued as of December 31, 2013 were as follows:

	December 31, 2013
	Shares	Weighted Average Exercise Price
Outstanding at 12/31/12	3,245,976	$2.29
Issued	—	$—
Exercised	(298,889)	$(0.50)
Forfeited	—	$—
Expired	—	$—

Outstanding at end of period	2,947,087	$2.47

Exerciseable at end of period	2,947,087

        A summary of the status of the warrants outstanding as of December 31, 2013 is presented below:

	December 31, 2013
Number of Warrants	Weighted Average Remaining Life	Weighted Average Exercise Price	Shares Exerciseable	Weighted Average Exercise Price
1,611,111	3.95	$0.50	1,611,111
1,335,976	2.43	$4.85	1,335,976

2,947,087		$2.47	2,947,087	$2.47

        The significant weighted average assumptions relating to the valuation of the Company's warrants for the year ended December 31, 2013 were as follows:

Dividend yield	0%
Expected life	5
Expected volatility	369%
Risk free interest rate	2%

        Warrants convertible into 1,611,111 shares of Company common stock were "in the money" as the exercise price was less than the fair market value of a share of common stock on December 31, 2013.

NOTE 10. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS

        There are no pending legal proceedings against the Company that are expected to have a material adverse effect on cash flows, financial condition or results of operations.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 10. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

Employment and Consulting Agreements

Logic International Consulting Group LLC

        On March 11, 2011, the Company signed an exclusive Services Agreement with Logic. Under the Services Agreement, Logic agreed to provide certain advisory services to us. On December 31, 2011, the Services Agreement was automatically extended to December 11, 2013 and can be renewed for additional terms of 12 month periods unless either party gives the other 45 days written notice of termination. The Services Agreement can be cancelled with ninety days written notice. The Services Agreement provides for a monthly payment of $50,000 to Logic.

        On March 10, 2011, the Company issued a warrant to Logic for the purchase of 1,300,000 shares of the Company's common stock. The warrant was exercisable at $0.50 per share for a period of five years expiring on March 10, 2016. The warrant contains certain dilutive provisions related to subsequent equity sales and the issuance of additional common stock. The warrant contains certain piggyback registration rights.

        On November 29, 2011, the Company issued a warrant to Logic for the purchase of 800,000 shares of the Company's common stock. The warrant was exercisable at $0.50 per share on a cash or cashless basis for a period of five years expiring on November 29, 2016. The warrant contained certain dilutive provisions related to subsequent equity sales and the issuance of additional common stock. The warrant contains certain piggyback registration rights.

        On December 31, 2011, Logic cancelled the warrant granted on March 10, 2011 for 1,300,000 shares and the warrant granted on November 29, 2011 warrant for 800,000 shares.

        On December 31, 2011, the Company issued a warrant to Logic for the purchase of 1,300,000 shares of the Company's common stock. The warrant is exercisable at $0.50 per share for a period of five years expiring on March 9, 2016. In addition, on December 31, 2011, the Company issued a warrant to Logic for the purchase of 800,000 shares of the Company's common stock. The warrant is exercisable at $0.50 per share for a period of five years expiring on November 28, 2016. The warrants may be called by the Company if it has registered the sale of the underlying shares with the SEC and a closing price of $7.00 or more for the Company's common stock has been sustained for five trading days. The warrants contain certain piggyback registration rights.

        On June 28, 2013, Logic converted liabilities of $800,000 into 800,000 of shares of the Company's common stock at $1.00 per share. The fair value of the stock on the date of conversion was $1.65 and the Company recorded the difference between the conversion price and the fair value of $520,000 as loss on settlement of debt.

Mark Scott

        On December 19, 2011, the Company entered into a Consulting Agreement with Mark Scott in connection with his service as the Company's Chief Financial Officer. Under the agreement Mr. Scott was entitled to $4,000 per month plus $3,000 of shares of the Company's common stock per month based on a $2.85 share price. On August 31, 2012, the Company's board of directors approved the issuance of 72,000 shares of common stock. The term of the Consulting Agreement expired on December 31, 2012 and the Company paid Mr. Scott $5,000 per month on a month to month basis during 2013.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 10. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

Michael Parnell

        On December 10, 2010, the Company entered into a Revised Employment Agreement with Michael Parnell, its Company's former Chief Executive Officer, Chief Operating Officer and director. On June 26, 2013, Mr. Parnell accepted the position of National Accounts Director.

        Under the terms of the employment agreement, Mr. Parnell's annual salary was $125,000 in year one, $137,500 in year two and $151,000 in year three. Mr. Parnell was awarded 300,000 shares of common stock. In the event that the Company was sold or merged or there was a change in control, Mr. Parnell is entitled to receive at his discretion, severance of $500,000 in cash or common stock at $0.50 per share. Mr. Parnell is eligible for vacation of six weeks, benefit programs and incentive bonuses as approved by the Company's board of directors. The employment agreement had a three year term and was automatically renewable for additional one year periods unless ninety days' notice is provided by either party.

        On July 26, 2011, the Company entered into an Addendum to a Revised Employment Agreement with Mr. Parnell. The addendum extended the term of employment by two years until December 10, 2015 subject to additional one year renewal periods unless ninety days' notice is provided by either party. The addendum provides that Mr. Parnell's annual salary for year four is $166,100 and $182,710 for year five. The Company also agreed to issue to Mr. Parnell 125,000 shares of the Company's common stock in years four and five. In the event of a change in control by merger, acquisition, takeover or otherwise, the share amounts due in years four and five would become immediately due and payable.

        On January 11, 2014, the Company entered into a binding letter of intent to sell the common stock of Media Depot, Inc. and certain related media assets of the Company to Michael D. Parnell, or an affiliate of Mr. Parnell. Negotiations are proceeding to finalize definitive documents for the sale of the media business to an affiliate of Mr. Parnell effective January 1, 2014. The Company expects to close this transaction during the second quarter of 2014.

Daniel McGroarty

        On November 29, 2011, Daniel McGroarty was appointed the Company's President. On January 1, 2012, the Company entered into an Executive Employment Agreement with Mr. McGroarty employing Mr. McGroarty as the Company's President. Under the terms of the employment agreement, Mr. McGroarty's salary was $120,000 in year one and was to be negotiated in years 2 and 3. The employment agreement also provided for the grant to Mr. McGroarty of 650,000 shares of common stock and further provided that 100,000 shares of common stock that were previously granted to Mr. McGroarty were fully vested as of November 30, 2011. The employment agreement had a three year term and was automatically renewable for additional one year periods unless ninety days' notice is provided by either party.

        On August 14, 2013, the Company accepted the resignation of Daniel McGroarty effective July 31, 2013 as President of U.S. Rare Earths and its subsidiaries. The parties entered into a Stock Repurchase Option and Severance Agreement whereby (i) the parties agreed to settle all back pay and compensation claims with a payment of $60,000; (ii) the Company agreed to repurchase 100,000 of shares of the Company's common stock from Mr. McGroarty on or before September 30, 2013 for $100,000 or $1.00 per share (paid); and (iii) the Company paid $40,000 for an option to acquire 800,000 shares of the Company's common stock from Mr. McGroarty for $800,000 or $1.00 per share or on or before April 30, 2014.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 10. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

McKim and Company LLC

        On May 24, 2011, the Company signed a Financial Advisory Agreement with McKim and Company LLC. Under the McKim Agreement, McKim agreed to provide certain advisory services to the Company. The McKim Agreement expires May 23, 2014 and can be renewed for additional terms of six month periods unless either party gives the other 90 days written notice of termination. The Company issued a cashless warrant to McKim dated May 24, 2011 for the purchase of 250,000 shares of the Company's common stock. The warrant price is $0.50 per share and it expires May 24, 2016. The warrant was valued at $2.85 per share or $712,500 using the Black-Scholes-Merton option valuation model. The warrant contains certain piggyback registration rights.

        On June 12, 2012, McKim exercised a warrant granted by the Company on May 24, 2011 for the purchase of 210,938 shares of the Company's common stock. The warrant price was $0.50 per share. The warrant was valued at $2.85 per share using the Black-Scholes-Merton option valuation model. The warrant was exercised during the three months ended June 30, 2012 on a cashless basis. A notice filing under Regulation D was filed with the SEC on July 20, 2012 with regard to this stock issuance.

        On December 5, 2013, the Company issued 250,000 shares of common stock P-Con Consulting, Inc. under an Amended and Restated Agreement for Service for investor marketing dated November 27, 2013. The shares were valued at the fair market price of $2.75 per share and the Company expensed $687,500 during the three months ended December 31, 2013.

Leases

        The Company was not obligated under various non-cancelable operating leases for their various facilities as of December 31, 2013.

NOTE 11—INCOME TAXES

        The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

        ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

        The income tax provision differs from the amount of income tax benefit determined by applying the U.S. federal and state income tax rates to pretax income (loss) from continuing operations for the years

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 11—INCOME TAXES (Continued)

ended December 31, 2013 and 2012. The components of income tax expense (benefit) from continuing operations are as follows:

        The Company has incurred losses since inception, which have generated net operating loss carryforwards. The net operating loss carryforwards arise from United States sources.

	2013		2012
U.S. operations loss carry forward at statutory rate of 34%:	$		$
Less valuation allowance

Net deferred tax assets		—		—

Change in valuation allowance		$—		$—

	2013	2012
Current
Federal	$—	$—
State	—	—
Deferred
Federal	—	—

State	—	—

	$—	$—

Deferred tax assets:
Net operating losses	$9,309,598	$6,196,362
Net operating losses from discontinued operations	136,172	105,141
Stock based compensation	3,956,819	2,362,406
Impairment expense	6,985,532	6,863,282
Accrued liabilities	250,000	—
Other	19,075	28,379
Valuation allowance	(20,657,196)	(15,555,570)

	$—	$—

        Pretax losses from continuing operations were $17,779,320 for the year ended December 31, 2013.

        The Company has net operating loss carryforwards of approximately $24,825,595 from continuing operations and $363,124 from discontinued operations, which expire in 2017-2033. Because it is not more likely than not that sufficient tax earnings will be generated to utilize the net operating loss carryforwards and other deferred tax assets, a corresponding valuation allowance of approximately $20,657,196 and $15,555,570 was established as of December 31, 2013 and 2012 respectively. Additionally, under the Tax Reform Act of 1986, the amounts of, and benefits from, net operating losses may be limited in certain circumstances, including a change in control.

U.S. RARE EARTHS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

NOTE 11—INCOME TAXES (Continued)

        Section 382 of the Internal Revenue Code generally imposes an annual limitation on the amount of net operating loss carryforwards that may be used to offset taxable income when a corporation has undergone significant changes in its stock ownership. There can be no assurance that the Company will be able to utilize any net operating loss carryforwards in the future.

        For the year ended December 31, 2013, the Company's effective tax rate differs from the federal statutory rate principally due to net operating losses, common stock and warrants issued for services and accrued compensation.

	2013	2012
Federal statutory rate	34.0%	34.0%
State Income Taxes net of federal impact	3.5%	3.5%
Increase in income taxes resulting from:
Change in valuation allowance	-37.5%	-37.5%

Effective tax rate	0.0%	0.0%

NOTE 12—SUBSEQUENT EVENTS

        The Company had the following equity transactions subsequent to the year ended December 31, 2013:

        During January 2014, the Company issued 125,000 shares of its common stock to investors for $312,500.

        On March 10, 2014, a holder of a warrant exercised a warrant on a cashless basis resulting in the issuance of 16,000 shares of the Company's common stock. The warrant price was $0.50 per share.

            Shares

Common Stock

PROSPECTUS

Aegis Capital Corp

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and The NYSE MKT listing fee.

Amount
Securities and Exchange Commission registration fee		$2,962.40
FINRA filing fee		$3,950.00
NYSE MKT listing fee			*
Accountants' fees and expenses			*
Legal fees and expenses			*
Blue Sky fees and expenses			*
Transfer Agent's fees and expenses			*
Printing and engraving expenses			*
Miscellaneous			*
Total expenses	$		*

*
To be provided by amendment.

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Nevada Revised Statutes, or NRS, Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

        Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

        Our articles of incorporation include an indemnification provision under which we have the power to indemnify our directors, officers, employees and other agents of the company to the fullest extent permitted by applicable law.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

        The underwriting agreement we will enter into in connection with the offering of common stock being registered hereby provides that the underwriters will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES.

        Set forth below is information regarding shares of common stock and convertible promissory notes issued, options and warrants granted, by us within the past three years that were not registered under the Securities Act of 1933, as amended, or the Securities Act. Also included is the consideration, if any, received by us for such shares, notes, options and warrants and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

        Set forth below is information regarding securities granted, by us within the past three years that were not registered under the Securities Act of 1933, as amended, or the Securities Act. Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

2011 (June 30, 2011 onwards)

        On August 15, 2011, a consultant exercised its warrant for the purchase of 70,000 shares of our common stock at $0.50 per share result in total proceeds to us of $35,000. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        On August 22, 2011, we issued 5,000,000 shares of our common stock to stockholders of U.S. Rare Earths, Inc., a Delaware corporation, or USRE-Delaware, in connection with the acquisition by us of USRE-Delaware. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        During the three months ended September 30, 2011, we issued 25,000 shares of our common stock to consultants, employees and directors for services. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        During the three months ended September 30, 2011, we sold 434,214 shares of our common stock and issued five-year warrants for 434,214 shares exercisable at $4.85 per share for aggregate proceeds of $1,237,506. The securities above were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

        On November 29, 2011, we issued a five-year warrant to Logic for the purchase of 700,000 shares of our common stock at $0.50 per share. The warrant contains a cashless exercise provision, full-ratchet anti-dilution protection and piggyback registration rights. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        In connection with services rendered by a consultant, on November 29, 2011, we issued to a consultant 140,000 shares of our common stock. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        During the three months ended December 31, 2011, we issued 610,000 shares of our common stock to consultants, employees and directors for services. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        On December 31, 2011, Logic's March 10, 2011 and November 29, 2011 warrants to purchase 1,300,000 and 700,000 shares of our common stock, respectively, were cancelled. On the same day, we issued a warrant to Logic for the purchase of 1,300,000 exercisable at $0.50 per share and expiring on March 9, 2016 and issued a further warrant for the purchase of 700,000 shares of our common stock exercisable at $0.50 per share and expiring on November 28, 2016. The warrants contain piggyback registration rights. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

2012

        On January 1, 2012, we entered into an employment agreement with Daniel McGroarty, our former President. Under the terms of the agreement, Mr. McGroarty was awarded 650,000 shares of our common stock. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        On January 17, 2012, Dicturel LLC, or Dicturel, exercised a warrant on a cashless basis resulting in the issuance of 41,539 shares of our common stock. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        During the three months ended March 31, 2012, we issued 135,000 shares of our common stock to consultants and employees for services. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        On June 12, 2012, a consultant exercised a warrant on a cashless basis resulting in the issuance of 37,969 shares of our common stock. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        On June 12, 2012, a consultant exercised a warrant on a cashless basis resulting in the issuance of 210, 938 shares of our common stock. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        On August 31, 2012, we authorized the issuance of 500,000 shares of our common stock to Gregory Schifrin, our former President, pursuant to the terms of his employment agreement dated February 4, 2011. These shares remain unissued.

        On August 31, 2012, we authorized the issuance of 750,000 shares to five former directors. These shares remain unissued.

        On August 31, 2012, the Company authorized the issuance of 2,572,000 shares of common stock to consultants and employees for services, of which 1,072,000 shares were issued during 2013 and 1,500,000 shares were cancelled. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        On September 12, 2012, we closed a private placement with Lattimore Properties, Inc., a Texas company, or Lattimore Properties, affiliated with John Victor Lattimore, Jr., Chairman of our board of directors. The private placement consisted of the sale of an aggregate of 2,045,450 shares of our common stock for $550,000. The securities above were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

        On September 13, 2012, we entered into a secured convertible promissory note with Unique Materials LLC, or Unique Materials, a Texas LLC affiliated with John Victor Lattimore, Jr., pursuant to which we borrowed $650,000 at 5% per annum interest from Unique Materials. Under the terms of the Note, the principal and unpaid accrued interest was due the earlier of September 15, 2015 or conversion into our common stock at the demand of the holder at $2.85 per share. The note included a demand payment if the Chairman, President or Vice President or 20% or more of our board of directors was changed after September 13, 2012. The note was secured by all mineral claims, real properties, fixed assets, inventory and accounts receivable. The securities above were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

        On November 20, 2012, we entered into an unsecured promissory note with Unique Materials maturing on November 20, 2015 pursuant to which we borrowed $250,000 at 5% per annum interest from Unique Materials. The securities above were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

2013

        On February 4, 2013, we entered into an unsecured promissory note with Unique Materials maturing on February 4, 2016 pursuant to which we borrowed $150,000 at 5% per annum interest from Unique Materials. The securities above were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

        On March 8, 2013, we entered into an option purchase agreement with Lattimore Properties pursuant to which we granted Lattimore Properties a three-year option to purchase up to 3,000,000 shares of our commons stock at $1.00 per share in consideration for $75,000. The securities above were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

        On March 21, 2013, Diane Cassidy, sister of Kevin Cassidy, our Chief Executive Officer, exercised a warrant on a cashless basis resulting in the issuance of 194,445 shares of our common stock. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        On May 20, 2013, we entered into an option agreement granting the right to purchase up to $650,000 of shares of our common stock at the greater of $2.00 per share or 75% of the average closing price of our common stock during the 10 consecutive trading days prior to exercise of the option. The option expired on December 30, 2013. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        On May 21, 2013, we entered into a unsecured promissory note with John and Mark Family Limited Partnership, or Limited Partnership, a Texas Limited Partnership affiliated with John Victor Lattimore, Jr., Chairman of our board of directors pursuant to which we borrowed $100,000 at 5% per annum interest from the Limited Partnership The note matured on June 30, 2013. In substitution of the May 21, 2013 note, on June 30, 2013, the Limited Partnership entered into a secured promissory note in the principal amount of $100,000 bearing interest at 5% per annum and a maturity date of December 31, 2013. The note was secured by all mineral claims, real properties, fixed assets, inventory and accounts receivable and the proceeds. On August 22, 2013, the Limited Partnership converted this note into 66,667 shares of our common stock at $1.50 per share. The interest was forfeited by the Limited Partnership. In addition, the Limited Partnership and other entities of John Victor Lattimore, Jr. signed a Release of Mortgage and cancelled all security related to mineral claims, real properties, fixed assets, inventory and accounts receivable of the Company. The securities above were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

        On June 28, 2013, Unique Materials converted an aggregate amount of $1,086,128 in principal and interest of the September 13, 2012, November 20, 2012 and February 4, 2013 notes into 1,086,128 shares of our common stock. The securities above were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

        On June 28, 2013, Logic converted liabilities of $800,000 into 800,000 of our common stock at $1.00 per share. The securities above were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

        On October 7, 2013, Mr. Cassidy converted $3,000,000 of accrued compensation-officers into 3,000,000 shares of our common stock at $1.00 per share. The securities above were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

        On November 19, 2013, a holder of a warrant exercised a warrant on a cashless basis resulting in the issuance of 40,000 shares of our common stock. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        On November 26, 2013, we issued 50,000 shares of our common stock to a consultant for investor relations services. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        On December 6, 2013, we issued 250,000 shares of our common stock to a consultant for investor marketing services. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        On December 30, 2013, we awarded an aggregate of 2,400,000 shares of our common stock to certain directors. The shares of common stock vest annually over four years. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        During 2013, we entered into repurchase option agreements with existing stockholders, including Harvey Kaye, Edward Cowle, H. Deworth Williams, Daniel McGroarty, and an affiliate of Michael Parnell, under which we (i) acquired 100,000 shares of our common stock at $1.00 per share during September

2013, (ii) acquired 952,001 shares of our common stock at $1.00 per share during October 2013, and (iii) committed to acquire 2,268,999 shares of our common stock at $1.00 per share during December 31, 2013 with payment during the three months ended March 31, 2014. We also obtained the right to acquire up to 800,000 shares of our common stock at $1.00 per share until April 30, 2014, up to 800,000 shares of our common stock at $1.10 per share until December 31, 2014, and up to 800,000 (200,000 shares of which expired March 15, 2014) shares of our common stock at $1.00 per share until December 31, 2014 from existing stockholders.

        During the year ended December 31, 2013, we issued 2,787,500 shares of common stock to 18 accredited investors for $5,905,000. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investors represented that they were accredited investors, were acquiring the securities for their own account for investment purposes only and not with a view to resale or distribution to others and that they could bear the risks of the investment. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

2014

        During January 2014, we issued 125,000 shares of our common stock for $312,500 to two accredited investors. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investors represented that they were accredited investors, were acquiring the securities for their own account for investment purposes only and not with a view to resale or distribution to others and that they could bear the risks of the investment. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

        On March 10, 2014, a holder of a warrant exercised a warrant on a cashless basis resulting in the issuance of 16,016 shares of our common stock. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        On March 17, 2014, we issued 50,000 shares of our common stock to a consultant for investor relations services. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

        During April 2014, we issued 52,000 shares of our common stock for $130,000 to two accredited investors. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investors represented that they were accredited investors, were acquiring the securities for their own account for investment purposes only and not with a view to resale or distribution to others and that they could bear the risks of the investment. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

        During June 2014, we issued 300,000 shares of our common stock and a warrant to purchase 335,000 shares of our common stock exercisable at $1.50 per share expiring December 31, 2015, for $750,000 to an accredited investor. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transaction did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investor represented that it was an accredited investor, was acquiring the securities for its own account for investment purposes only and not with a view to resale or distribution to others and that it could bear the risks of the investment. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

        No "participating members" (as such term is defined in FINRA Rule 5110(a)(4)) provided any services to us or acquired any of our securities in connection with the foregoing transactions.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

ITEM 17.    UNDERTAKINGS.

        The undersigned registrant hereby undertakes to provide to the underwriter, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (4)
  In a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of July, 2014.

U.S. RARE EARTHS, INC.
By:	/s/ KEVIN CASSIDY Kevin Cassidy Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ KEVIN CASSIDY Kevin Cassidy	Chief Executive Officer and Director (principal executive officer)	July 3, 2014
/s/ SCOTT CHRIMES F. Scott Chrimes	Chief Financial Officer, (principal financial and accounting officer)	July 3, 2014
/s/ JOHN VICTOR LATTIMORE, JR. John Victor Lattimore, Jr.	Chairman of the Board of Directors	July 3, 2014
* Mark Crandall	Director	July 3, 2014
* J. Robert Kerrey	Director	July 3, 2014
* Tommy Franks	Director	July 3, 2014

Signature		Title	Date

* Carol Kondos		Director	July 3, 2014
* Reagan Horton		Director	July 3, 2014
*By:	/s/ KEVIN CASSIDY
Kevin Cassidy
Attorney-in-Fact

Exhibit Index

Exhibit No.		Description
1.1	*	Underwriting Agreement.

3.1		Amended and Restated Articles of Incorporation of U.S. Rare Earths, Inc. approved November 14, 2013 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 20, 2013).

3.2		Amended and Restated Bylaws of U.S. Rare Earths, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on September 10, 2013).

4.1		U.S. Rare Earths, Inc. 2013 Stock Incentive Plan (incorporated by reference to Annex 1 to our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 30, 2013).

5.1	*	Opinion of Sichenzia Ross Friedman Ference LLP.

10.1		Services Agreement dated March 11, 2011 by and between Colorado Rare Earths, Inc. and Logic International Consulting Group, LLC (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to our Quarterly Report on Form 10-Q filed with the SEC on April 24, 2012).

10.2		Agreement and Plan of Merger dated July 18, 2011 by and between Colorado Rare Earths, Inc., U.S. Rare Earths, Inc. (Delaware) and Seaglass Holding Corp. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on July 22, 2011).

10.3		Addendum to Revised Employment Agreement dated July 26, 2011 by and between Colorado Rare Earths, Inc. and Michael Parnell (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to our Quarterly Report on Form 10-Q filed with the SEC on April 25, 2012).

10.4		Executive Employment Agreement dated January 1, 2012 by and between U.S. Rare Earths, Inc. and Daniel McGroarty (incorporated by reference to Exhibit 10.17 to our Annual Report on Form 10-K filed with the SEC on April 16, 2012).

10.5	+	Secured Convertible Promissory Note dated September 13, 2012 by and between U.S. Rare Earths, Inc. and Unique Materials, LLC.

10.6		Unsecured Promissory Note by and between U.S. Rare Earths, Inc. and Unique Materials, LLC (incorporated by reference to Exhibit 10.9 to our Annual Report on Form 10-K filed with the SEC on April 8, 2013).

10.7	+	Unsecured Promissory Note dated February 4, 2013 by and between U.S. Rare Earths, Inc. and Unique Materials, LLC.

10.8		Form of Notice of Conversion by and between U.S. Rare Earths, Inc. and Unique Materials, LLC dated June 28, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on July 2, 2013).

10.9		Notice of Conversion by and between U.S. Rare Earths, Inc. and Logic International Consulting Group, LLC dated June 28, 2013 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on July 2, 2013).

10.10		Option Agreement dated May 20, 2013 by and between U.S. Rare Earths, Inc. and Postscriptum Ventures (incorporated by reference to Exhibit 10.4 to our Quarterly Report on Form 10-Q filed with the SEC on August 19, 2013).

Exhibit No.	Description
10.11	Notice of Conversion of Secured Promissory Note by and between U.S. Rare Earths, Inc. and John & Mark Family Limited Partnership dated August 22, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 28, 2013).

10.12	Stock Repurchase Option and Severance Agreement dated August 14, 2013 by and between U.S. Rare Earths, Inc. and Daniel McGroarty (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 4, 2013).

10.13	Form of Amendment No. 1 to Repurchase Option Agreement (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q filed with the SEC on November 15, 2013).

10.14	Form of Amendment No. 1 to Escrow Agreement (incorporated by reference to Exhibit 10.4 to our Quarterly Report on Form 10-Q filed with the SEC on November 15, 2013).

10.15	Repurchase Option Agreement dated August 13, 2013 between U.S. Rare Earths, Inc. and Daniel McGroarty (incorporated by reference to Exhibit 10.6 to our Quarterly Report on Form 10-Q filed with the SEC on November 15, 2013).

10.16	Option Purchase Agreement dated March 8, 2013 by and between U.S. Rare Earths, Inc. and Lattimore Properties, Inc. (incorporated by reference to Exhibit 10.7 to our Quarterly Report on Form 10-Q filed with the SEC on November 15, 2013).

10.17	Exhibit A to Option Agreement dated March 8, 2013 by and between U.S. Rare Earths, Inc. and Lattimore Properties, Inc. (incorporated by reference to Exhibit 10.8 to our Quarterly Report on Form 10-Q filed with the SEC on November 15, 2013).

10.18	Amended and Restated Agreement for Service dated November 27, 2013 by and between U.S. Rare Earths, Inc. and P-Con Consulting, Inc. (incorporated by reference to Exhibit 10.19 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.19	Settlement Agreement and General Release dated March 15, 2013 by and among U.S. Rare Earths, Inc., on the one hand, and H. Deworth Williams, Edward Cowle, Geoff Williams and Blue Cap Development Corp., on the other hand (incorporated by reference to Exhibit 10.20 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.20	Stock Purchase Agreement dated March 14, 2013 between H. Deworth Williams, Edward F. Cowle and Geoff Williams, as Sellers, and John Victor Lattimore, Jr. or one of his affiliated companies, as Purchaser (incorporated by reference to Exhibit 10.21 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.21	Voting Shareholder Agreement dated as of March 14, 2013 between John Victor Lattimore, Jr., Unique Materials, LLC, Michael Parnell, Matthew Hoff, Kevin Cassidy, Daniel McGroarty, Winston Marshall, H. Deworth Williams, Edward Cowle, Geoff Williams, Children's International Obesity Fund, Inc. and Blue Cap Developmental Corp (incorporated by reference to Exhibit 10.22 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.22	Restricted Stock Award Agreement dated as of December 30, 2013 between U.S. Rare Earths, Inc. and John Victor Lattimore, Jr (incorporated by reference to Exhibit 10.23 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

Exhibit No.	Description
10.23	Restricted Stock Award Agreement dated as of December 30, 2013 between U.S. Rare Earths, Inc. and Kevin Cassidy (incorporated by reference to Exhibit 10.24 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.24	Restricted Stock Award Agreement dated as of December 30, 2013 between U.S. Rare Earths, Inc. and Senator Robert Kerrey (incorporated by reference as an Exhibit 10.25 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.25	Restricted Stock Award Agreement dated as of December 30, 2013 between U.S. Rare Earths, Inc. and General (ret.) Tommy Franks (incorporated by reference to Exhibit 10.26 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.26	Restricted Stock Award Agreement dated as of December 30, 2013 between U.S. Rare Earths, Inc. and Carol Kondos (incorporated by reference to Exhibit 10.27 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.27	Restricted Stock Award Agreement dated as of December 30, 2013 between U.S. Rare Earths, Inc. and Reagan Horton (incorporated by reference to Exhibit 10.28 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.28	Office Lease Agreement by and between U.S. Rare Earths, Inc. and Primera Tennyson Partners LLC dated February 1, 2014 (incorporated by reference to Exhibit 10.29 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.29	Consulting Agreement dated July 1, 2013 by and between Logic International Consulting Group, LLC and Lattimore Properties, Inc. (incorporated by reference to Exhibit 10.30 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.30	Repurchase Option Agreement made as of May 29, 2013, by and between U.S. Rare Earths, Inc. and Michael D. Parnell Living Trust (incorporated by reference to Exhibit 10.31 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.31	Repurchase Option Agreement made as of May 29, 2013, by and between U.S. Rare Earths, Inc. and Edward Cowle (incorporated by reference to Exhibit 10.32 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.32	Repurchase Option Agreement made as of May 31, 2013, by and between U.S. Rare Earths, Inc. and Geoff Williams (incorporated by reference to Exhibit 10.33 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.33	Repurchase Option Agreement made as of May 31, 2013, by and between U.S. Rare Earths, Inc. and H. D. Williams (incorporated by reference to Exhibit 10.34 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.34	Repurchase Option Agreement made as of June 7, 2013, by and between U.S. Rare Earths, Inc. and Matthew J. Hoff (incorporated by reference to Exhibit 10.35 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.35	Repurchase Option Agreement made as of December 18, 2013, by and between U.S. Rare Earths, Inc. and Matthew J. Hoff (incorporated by reference to Exhibit 10.36 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

10.36	Repurchase Option Agreement made as of January 28, 2014, by and between U.S. Rare Earths, Inc. and Michael D. Parnell Living Trust (incorporated by reference to Exhibit 10.37 to our Annual Report on Form 10-K filed with the SEC on April 15, 2014).

Exhibit No.		Description
10.37	+	Lease Agreement between U.S. Rare Earths, Inc. and Logic International Consulting Group dated January 1, 2013.

10.38	+	Lease Agreement between U.S. Rare Earths, Inc. and Logic International Consulting Group dated June 1, 2013.

10.39	+	Amendment No. 1 to Lease Agreement between U.S. Rare Earths, Inc. and Logic International Consulting Group dated as of September 30, 2013.

10.40		Master Sale Agreement made as of May 12, 2014, by and between U. S. Rare Earths, Inc. and Mach One Media Group, Inc. (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2014).

10.41		Share Purchase Agreement made as of May 12, 2014, by and between U.S. Rare Earths, Inc. and Mach One Media Group, Inc. (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2014).

10.42		Asset Purchase Agreement made as of May 12, 2014, by and between U.S. Rare Earths, Inc. and Mach One Media Group, Inc. (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2014).

10.43		Amendment No. 1 to Repurchase Option Agreement made as of May 12, 2014, by and between U.S. Rare Earths, Inc. and the Michael D. Parnell Living Trust. (incorporated by reference to Exhibit 10.4 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2014).

10.44		Termination and Release Agreement made as of May 12, 2014, by and between U.S. Rare Earths, Inc. and Michael D. Parnell. (incorporated by reference to Exhibit 10.5 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2014).

21.1		Subsidiaries of the Registrant.

23.1		Consent of PMB Helin Donovan LLP, independent registered public accounting firm.

23.2	*	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1).

24.1	+	Power of Attorney.

*
To be filed by amendment

+
Previously filed